UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Peoples Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

138 Putnam Street P.O. Box 738
Marietta, OH 45750-0738
Telephone: (740) 374-6136
www.peoplesbancorp.com

Notice of Annual Meeting of Shareholders
Peoples Bancorp Inc.

Date Thursday, April 28, 2022	Time 10:00 a.m. (Eastern Daylight Saving Time)	Place Via Live Webcast at www.proxydocs.com/pebo	Record Date February 28, 2022
The Annual Meeting of Shareholders (the “Annual Meeting”) of Peoples Bancorp Inc. (“Peoples”) will be held for the following purposes:

1.	To elect twelve directors nominated by the Peoples Board of Directors, each to serve for a term of one year expiring at the 2023 Annual Meeting of Shareholders.

2.
To consider and vote upon a proposal to approve a non-binding advisory resolution to approve the compensation of Peoples’ named executive officers as disclosed in the accompanying Proxy Statement for the Annual Meeting.

3.	To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2022.

4.	To transact any other business that properly comes before the Annual Meeting. Peoples’ Board of Directors is not aware of any other business to come before the Annual Meeting.
If you were a holder of record of common shares of Peoples at the close of business on February 28, 2022, you will be entitled to vote at the Annual Meeting.
We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain shareholders over the Internet. On or about the date of this Notice of Annual Meeting of Shareholders, we began mailing a notice of internet availability of proxy materials (the “Notice of Internet Availability”) to shareholders of record at the close of business on February 28, 2022. The Notice of Internet Availability contains information on how to access the Proxy Statement (which describes in detail each of the matters to be considered at the Annual Meeting), Peoples’ 2021 Annual Report to Shareholders and the form of proxy over the Internet, as well as instructions on how to request a paper copy of the proxy materials. At the same time, we provided shareholders of record with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our shareholders over the Internet allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such proxy materials contained in the Notice of Internet Availability and summarized on the following page.
It is important that your common shares be represented at the Annual Meeting whether or not you are personally able to participate. Accordingly, after reading the accompanying Proxy Statement, please promptly submit your proxy by telephone, over the Internet or by mail as described in the Proxy Statement.
YOUR VOTE IS IMPORTANT
Your common shares may be voted by one of the following methods:
Submitting your proxy by telephone, over the Internet or by mail does not deprive you of the right to participate in the Annual Meeting live via the Internet and to vote your common shares online in the manner described in the accompanying Proxy Statement.
To obtain instructions as to how to participate in the Annual Meeting virtually, please call Investor Relations at 740-374-6136.

By Order of the Board of Directors,

M. Ryan Kirkham
Corporate Secretary March 18, 2022

YOUR VOTE IS IMPORTANT

Before you vote, access the proxy materials in one of the following ways prior to the Annual Meeting:

To view Online: Visit www.proxydocs.com/pebo 24 hours a day, seven days a week, until the polls close during the Annual Meeting. With your Notice of Internet Availability handy, follow the instructions to log in, and view copies.

To request and receive a PAPER or E-MAIL copy:

You MUST REQUEST a paper or e-mail copy of the proxy materials. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

(1) Over the Internet:	www.proxydocs.com/pebo
(2) By Telephone:	1-866-870-3684
(3) By E-Mail*:	paper@investorelections.com

*If you request proxy materials by e-mail, please send a blank e-mail with “PEBO Materials Request” included in the subject line. The e-mail must include: (i) the 11-digit control # located in the box in the upper right hand corner on the front of your Notice of Internet Availability; (ii) your preference to receive printed proxy materials via mail -or- to receive an e-mail with links to the electronic proxy materials; (iii) if you choose e-mail delivery, the e-mail address to which the links to the electronic proxy materials is to be sent; and (iv) if you would like this election to apply to the delivery of materials for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the e-mail. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 11, 2022 to facilitate timely delivery of the proxy materials.

Peoples Bancorp Inc.
Proxy Statement for the Annual Meeting of Shareholders
To Be Held April 28, 2022

Peoples Bancorp Inc.

PEOPLES BANCORP INC.
138 Putnam Street
P.O. Box 738
Marietta, Ohio 45750-0738
(740) 374-6136
www.peoplesbancorp.com

Proxy Statement for the Annual Meeting of Shareholders
To Be Held on April 28, 2022
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Peoples Bancorp Inc. (“Peoples”) for use at the Annual Meeting of Shareholders, to be held on Thursday, April 28, 2022, at 10:00 a.m., Eastern Daylight Saving Time (the “2022 Annual Meeting” or the “Annual Meeting”). This Proxy Statement summarizes the information that you will need in order to vote. Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our shareholders, employees, partners and communities, the Annual Meeting will be held solely over the Internet in a virtual-only format, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.proxydocs.com/pebo. Because the Annual Meeting will be held in a virtual-only format, you will not be able to attend the Annual Meeting in person at a physical location.
Peoples has three wholly-owned operating subsidiaries: Peoples Bank, Peoples Investment Company, and Peoples Risk Management, Inc., and Peoples holds all of the common securities of NB&T Statutory Trust III and FNB Capital Trust One. Peoples Bank’s operating subsidiaries include an insurance agency, Peoples Insurance Agency, LLC; an asset management company, Peoples Tax Credit Equity, LLC; and an equipment leasing company, Vantage Financial, LLC. In 2003, Peoples established Peoples Bank Foundation, Inc. as an independent charitable foundation to provide financial assistance and grants to local organizations within Peoples’ market area.
Mailing
On or about March 18, 2022, we began mailing a notice of internet availability of proxy materials (the “Notice of Internet Availability”) to all registered shareholders entitled to vote their common shares at the Annual Meeting. The Notice of Internet Availability contains instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement, the form of proxy and Peoples’ 2021 Annual Report to Shareholders, which includes the Annual Report of Peoples on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), over the Internet.
Copies of the 2021 Annual Report may be obtained, without charge, by sending a written request to: M. Ryan Kirkham, Corporate Secretary, Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738. A copy of the 2021 Annual Report can be obtained through the “SEC Filings – Annual Reports” section of the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com and is also on file with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov.
SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING
Proposals by shareholders intended to be presented at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) must be received by the Corporate Secretary of Peoples no later than November 18, 2022 to be eligible for inclusion in Peoples’ form of proxy, Notice of Annual Meeting of Shareholders, Proxy Statement and Notice of Internet

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Availability, as applicable, relating to the 2023 Annual Meeting. Peoples will not be required to include in its form of proxy, Notice of Annual Meeting of Shareholders, Proxy Statement or Notice of Internet Availability, as applicable, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable SEC rules.
The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2023 Annual Meeting without inclusion of that proposal in Peoples’ proxy materials, and does not notify the Corporate Secretary of Peoples of the proposal by February 1, 2023, or if Peoples meets other requirements of the applicable SEC rules, the proxies solicited by the Board for use at the 2023 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2023 Annual Meeting.
In each case, written notice must be given to Peoples’ Corporate Secretary, at the following address: Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, Attention: Corporate Secretary.
Shareholders desiring to nominate candidates for election as directors at the 2023 Annual Meeting must follow the procedures described in the section captioned “CORPORATE GOVERNANCE AND BOARD MATTERS - Nominating Procedures.”
VOTING INFORMATION
Who can vote at the Annual Meeting?
Only holders of common shares of record at the close of business on February 28, 2022, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on February 28, 2022, there were 28,426,456 common shares outstanding and entitled to vote. Other than the common shares, there are no voting securities of Peoples outstanding. All voting at the Annual Meeting will be governed by our Amended Articles of Incorporation, our Code of Regulations and the General Corporation Law of the State of Ohio.
Each common share entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. There is no cumulative voting with respect to the election of directors.
How do I attend and participate in the Annual Meeting?
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any shareholder can listen to and participate in the Annual Meeting live via the Internet at www.proxydocs.com/pebo. The webcast will start at 10:00 a.m., Eastern Daylight Saving Time, on April 28, 2022. Shareholders of record (also known as registered shareholders) may vote and submit questions while connected to the Annual Meeting on the Internet.
Instructions on how to register for and participate in the Annual Meeting, including how to demonstrate proof of ownership of Peoples common shares, are posted at www.proxydocs.com/pebo.
We recommend that you register at least one hour before the Annual Meeting to ensure ample time to complete the registration procedures and receive your unique link to the virtual meeting via confirmation email. A replay of the Annual Meeting audio webcast will be available on our website for approximately one year following the Annual Meeting.
You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed in this Proxy Statement.
What is a Notice of Internet Availability?
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement, the form of proxy and our 2021 Annual Report, by providing access to such documents over the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

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A Notice of Internet Availability that provides instructions for accessing our proxy materials over the Internet was mailed directly to registered shareholders. The Notice of Internet Availability also provides instructions regarding how registered shareholders may vote their common shares over the Internet. Registered shareholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability for requesting such materials.
The Notice of Internet Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instructions on how to cast your vote.
A notice that directs beneficial owners of our common shares to the website where they can access our proxy materials will be forwarded to each beneficial shareholder by the brokerage firm, bank or other holder of record that is considered the registered shareholder with respect to the common shares of the beneficial shareholder. Such brokerage firm, bank or other shareholder of record will also provide each beneficial owner of our common shares with instructions on how the beneficial shareholder may request a paper or e-mail copy of our proxy materials.
What is the difference between holding common shares as a registered shareholder and as a beneficial owner?
If, at the close of business on February 28, 2022, your common shares were registered directly in your name with our transfer agent, Shareowner Services, you are considered a registered shareholder with respect to those common shares, and the Notice of Internet Availability or proxy materials were sent directly to you. As a registered shareholder, you may vote your common shares electronically at the Annual Meeting or by proxy.
If, at the close of business on February 28, 2022, your common shares were held in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of common shares held in “street name” and a notice directing you to the website where you can access our proxy materials is being forwarded to you by that organization. The organization holding your account is considered the registered shareholder for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the common shares in your account. If that organization is not given specific direction, common shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of Peoples’ independent registered public accounting firm. Please direct your broker how to vote your common shares following the instructions provided by your broker.
How do I vote my common shares?
If you are a registered shareholder (i.e., you hold your common shares of record), you may vote your common shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold common shares beneficially through a brokerage firm, bank or other nominee, instead of as the registered shareholder ‒ beneficial holders should follow the voting instructions provided by their respective nominees):
•Vote over the Internet.
◦Before the Date of the Annual Meeting: Go to www.proxypush.com/pebo.
◦You can use the Internet 24 hours a day, seven days a week, to transmit your voting instructions and for electronic delivery of information until the polls close during the Annual Meeting. Have your Notice of Internet Availability or your Proxy Card (if you requested a printed copy of our proxy materials) in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.
•During the Annual Meeting: Go to www.proxydocs.com/pebo.
◦You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information printed in the designated box at the top of your Notice of Internet Availability or your Proxy Card (if you requested a printed copy of our proxy materials) available and follow the instructions.
•Vote by Telephone. Call 1-866-883-3382.

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◦You can use any touch-tone telephone to transmit your voting instructions until the polls close during the Annual Meeting. Have your Notice of Internet Availability or your Proxy Card (if you requested a printed copy of our proxy materials) available when you call and follow the instructions.
•By mail. If you received a printed copy of our proxy materials, you may submit your vote by completing, signing and dating your Proxy Card and returning it in the postage-paid envelope to Shareowner Services, P.O. Box 64945, St. Paul, MN 55164-0945. Sign your name exactly as it appears on the Proxy Card. Proxy Cards submitted by mail must be received no later than April 27, 2022 to be voted at the Annual Meeting.
If, prior to the Annual Meeting, you vote via the Internet or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned a Proxy Card. If, prior to the Annual Meeting, you vote via the Internet or by telephone, do not return a Proxy Card unless you intend to revoke your previously submitted proxy.
If I am a shareholder holding common shares in “street name,” how do I vote?
If you hold your common shares in “street name,” you should have received a notice of internet availability of proxy materials or voting instructions from the brokerage firm, bank or other nominee holding your common shares. You should follow the instructions in the notice of internet availability of proxy materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your common shares. The availability of telephone and Internet voting will depend on the voting process of your broker or other nominee.
How do I vote if my common shares are held through the Peoples Bancorp Inc. Retirement Savings Plan?
If you participate in the Peoples Bancorp Inc. Retirement Savings Plan (the “Retirement Savings Plan”), you will be entitled to instruct the trustee of the Retirement Savings Plan how to vote common shares that have been allocated to your account. If you are such a participant, you will receive a Notice of Internet Availability that provides instructions for accessing our proxy materials over the Internet for the common shares allocated to your account in the Retirement Savings Plan. The Notice of Internet Availability also provides instructions on how you may request a paper or e-mail copy of our proxy materials. You may vote the common shares allocated to your account by following the instructions stated on your Notice of Internet Availability or on your Proxy Card (if you requested a paper copy of our proxy materials). If you do not provide voting instructions to the trustee of the Retirement Savings Plan by 11:59 p.m., Central Daylight Saving Time, on April 24, 2022, the trustee will not vote the common shares allocated to your account.
How will my common shares be voted?
Those common shares represented by properly-authenticated Internet or telephone voting instructions that are submitted prior to the deadline for doing so or a properly-executed Proxy Card (if you requested a paper copy of our proxy materials) that is received no later than April 27, 2022, and not subsequently revoked, will be voted in accordance with your instructions by your “proxies” (the individuals named in the voting instructions or on your Proxy Card). If you timely submit a valid Proxy Card prior to the Annual Meeting, or timely submit your voting instructions via the Internet or by telephone, but do not complete the Proxy Card or voting instructions, your proxies will vote your common shares as recommended by the Board, except in the case of broker non-votes, where applicable, as follows:
•“FOR” the election as Peoples directors of the nominees listed on pages 22 through 26 under “PROPOSAL NUMBER 1: ELECTION OF DIRECTORS”;
•“FOR” the approval of the non-binding advisory resolution to approve the compensation of Peoples’ named executive officers as disclosed in this Proxy Statement; and
•“FOR” the ratification of the appointment of Ernst & Young LLP as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2022.
No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the individuals appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

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How do I revoke or change my vote after submitting my proxy?
Registered shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting. If you are a registered shareholder, you may revoke or change your vote at any time before the closing of the polls during the Annual Meeting by:
•filing a written notice of revocation with the Corporate Secretary of Peoples at 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, which must be received no later than April 27, 2022;
•executing and returning a new Proxy Card (if you requested a paper copy of our proxy materials) with a later date – only your latest completed, signed and dated Proxy Card received prior to April 27, 2022, will be counted;
•submitting a later-dated vote by telephone or via the Internet ‒ only your latest telephone or Internet voting instructions received prior to the closing of the polls during the Annual Meeting, will be counted; or
•participating in the Annual Meeting live via the Internet and voting again.

Participation in the virtual Annual Meeting will not, by itself, revoke your proxy. The last-dated form of proxy or proxy card or voting instructions you submit (by any means) will supersede all previously-submitted proxies and voting instructions. If you hold your common shares in “street name” and instructed your brokerage firm, bank or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions received from your nominee to revoke or change your vote.
If I vote in advance, can I still participate in the Annual Meeting?
Yes. You are encouraged to vote promptly, by submitting your voting instructions via the Internet before or during the Annual Meeting, or by telephone, or by returning your Proxy Card (if you requested a paper copy of our proxy materials), so that your common shares will be represented at the Annual Meeting. However, appointing a proxy or submitting voting instructions does not affect your right to participate in the Annual Meeting and vote your common shares if you are a shareholder of record.
What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?
Under Peoples’ Code of Regulations, a quorum is a majority of the voting shares of Peoples then outstanding and entitled to vote at the Annual Meeting. Other than the common shares, there are no voting shares outstanding. Common shares may be voted online during the Annual Meeting or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 28,426,456 common shares outstanding and entitled to vote on February 28, 2022, the record date for the Annual Meeting. A majority of the outstanding common shares, or 14,213,228 common shares, voted online before or during the Annual Meeting or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.
If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, a broker may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when a broker holding common shares for a beneficial owner is unable to vote on a proposal because the proposal is non-routine and the beneficial owner has not provided any voting instructions.
The ratification of the appointment of Peoples’ independent registered public accounting firm is the only routine proposal. Each of the other proposals is a non-routine proposal on which a broker may vote only if the beneficial owner has provided voting instructions.

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The following table sets forth the votes required, and the impact of abstentions and broker non-votes, if any, on the three proposals:

Item	Vote Required	Impact of Abstentions and Broker Non-Votes, if any

Election of Directors
Under Ohio law and Peoples’ Code of
Regulations, the twelve nominees for
election as directors of Peoples receiving the greatest number of votes “FOR” their election will be elected as directors of Peoples.

•Common shares as to which the
authority to vote is withheld will be
counted for quorum purposes, but will not affect whether a nominee has received sufficient votes to be elected as a director. However, common shares to which the authority to vote is withheld will be treated as a vote against the nominee for the purpose of the majority vote standard provisions in our Corporate Governance Guidelines.

•Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.

Approval of Non-Binding Advisory Resolution to Approve Compensation of Peoples’ Named Executive Officers	The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve the non-binding advisory resolution to approve the compensation of Peoples’ named executive officers as disclosed in this Proxy Statement.	•Abstentions have the same effect as a vote “AGAINST” the proposal. •Broker non-votes will not be counted in determining whether the proposal has been approved.

Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Ernst & Young LLP as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2022.	•Abstentions have the same effect as a vote “AGAINST” the proposal.
Peoples’ policy is to maintain confidentiality with respect to Proxy Cards, ballots, voting instructions submitted electronically and telephonically and voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with applicable legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing Proxy Cards or ballots, reviewing voting instructions submitted electronically and telephonically and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.
Who pays the costs of proxy solicitation?
This solicitation of proxies is being made on behalf of the Board. Peoples will pay the costs of soliciting proxies on behalf of the Board, other than the Internet access or telephone usage fees, which may be charged to shareholders when voting electronically or by telephone. In addition to mailing the Notice of Internet Availability (or, if applicable, paper copies of the proxy materials) to registered shareholders as of the close of business on February 28, 2022, the brokerage firms, banks and other nominees holding our common shares for beneficial owners of such common shares must provide a notice as to where the beneficial owners can access our proxy materials in order that such common shares may be voted. Solicitation may also be made by directors, officers and employees of Peoples and

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our subsidiaries by further mailings, telephone, electronic mail, facsimile, or personal contact. Directors, officers and employees who help us in the solicitation will not be specifically compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Peoples will reimburse its transfer agent, as well as brokerage firms, banks and other nominees, for their reasonable out-of-pocket expenses in forwarding the proxy materials to the beneficial owners.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of February 28, 2022 (except as otherwise noted), information concerning the beneficial ownership of common shares by the only persons known by Peoples to be the beneficial owners of more than 5% of Peoples’ outstanding common shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	2,059,640	(2)	7.25%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,945,979	(3)	6.85%
(1)The “Percent of Class” computation is based on 28,426,456 common shares outstanding and entitled to vote on February 28, 2022.
(2)Based on information contained in a Schedule 13G/A, filed with the SEC on February 8, 2022, on behalf of Dimensional Fund Advisors LP, a registered investment adviser, to report its beneficial ownership of common shares of Peoples as of December 31, 2021, and consequently, the beneficial ownership of Dimensional Fund Advisors LP may have changed prior to the printing of this Proxy Statement. The Schedule 13G/A reported that Dimensional Fund Advisors LP had sole voting power as to 2,012,473 common shares and sole investment power as to 2,059,640 common shares, all of which common shares were held in portfolios of four registered investment companies to which Dimensional Fund Advisors LP or one of its subsidiaries furnishes investment advice and of certain other commingled funds, group trusts and separate accounts for which Dimensional Fund Advisors LP or one of its subsidiaries serves as investment manager or sub-adviser. The common shares reported were owned by the investment companies, commingled funds, group trusts and separate accounts. Dimensional Fund Advisors LP disclaimed beneficial ownership of the reported common shares.
(3)Based on information contained in a Schedule 13G/A, dated January 31, 2022 and filed with the SEC with a filing date of February 1, 2022, on behalf of BlackRock, Inc., to report the beneficial ownership by its subsidiaries (BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Fund Managers Ltd; BlackRock Asset Management Schweiz AG; and BlackRock Investment Management, LLC) of common shares of Peoples as of December 31, 2021, and, consequently, the beneficial ownership of BlackRock, Inc. may have changed prior to the printing of this Proxy Statement. The Schedule 13G/A reported that BlackRock, Inc., through its subsidiaries, had sole voting power as to 1,854,112 common shares and sole investment power as to 1,945,979 common shares.

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The table below sets forth, as of February 28, 2022, certain information with respect to the common shares beneficially owned by each current director of Peoples (each of whom is also a nominee for election as a director at the Annual Meeting), by each individual named in the “SUMMARY COMPENSATION TABLE FOR 2021” on page 64 and by all current executive officers and directors of Peoples as a group. The table also sets forth additional share interests not reportable as beneficially owned.

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Common Shares Presently Held		Percent of Class (2)	Additional Share Interests (3)	Total Share Interests
Tara M. Abraham	6,791	(4)	(5)	17,666	24,457
Kathryn M. Bailey (6)	25,010	(7)	(5)	—	25,010
S. Craig Beam	23,209	(8)	(5)	—	23,209
George W. Broughton	121,422	(9)	(5)	2,146	123,568
David F. Dierker	15,263	(10)	(5)	17,976	33,239
Jason M. Eakle (6)	12,296	(11)	(5)	—	12,296
James S. Huggins	10,359	(12)	(5)	7,651	18,010
Brooke W. James	230,775	(13)	(5)	—	230,775
Susan D. Rector	18,280	(14)	(5)	5,458	23,738
Kevin R. Reeves	2,000	(15)	(5)	—	2,000
Douglas V. Reynolds	88,893	(16)	(5)	345	89,238
Frances A. Skinner	1,944	(17)	(5)	680	2,624
Charles W. Sulerzyski (6)	72,292	(18)	(5)	—	72,292
Michael N. Vittorio	3,239	(19)	(5)	—	3,239
Tyler J. Wilcox (6)	19,376	(20)	(5)	—	19,376
Douglas V. Wyatt (6)	14,597	(21)	(5)	—	14,597
All current directors and executive officers as a group (numbering 18)	686,934	(22)	2.42%	51,922	738,856
(1)Unless otherwise indicated in the footnotes to this table, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded down to the nearest whole common share. The mailing address of each of the current executive officers and directors of Peoples is 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738.
(2)The “Percent of Class” computation is based on 28,426,456 common shares outstanding and entitled to vote on February 28, 2022.
(3)Represents common shares accrued to the bookkeeping accounts of directors participating in the Third Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the “Deferred Compensation Plan for Directors”), as to which the directors have vested ownership interests but do not have voting power or investment power with respect to such common shares, or the right to acquire such common shares within 60 days of February 28, 2022.
(4)Includes 51 common shares held jointly by Tara M. Abraham and her husband, as to which Ms. Abraham exercises shared voting and investment power. Also includes 550 common shares held jointly in an investment account by Ms. Abraham and her husband, as to which Ms. Abraham exercises shared voting and investment power. Does not include 17,666 common shares accrued to Ms. Abraham’s bookkeeping account under the Deferred Compensation Plan for Directors, as to which Ms. Abraham has no voting or investment power, or the right to acquire such common shares within 60 days of February 28, 2022.
(5)Reflects beneficial ownership of less than 1% of the outstanding common shares.
(6)Executive officer of Peoples during the 2021 fiscal year and named in the “SUMMARY COMPENSATION TABLE FOR 2021” on page 64.
(7)Includes 2,848 common shares held by Kathryn M. Bailey in the Peoples Bancorp Inc. Employee Stock Purchase Plan (the “ESPP”), as to which Ms. Bailey exercises sole voting and investment power. Also includes (i) 1,215 unvested restricted common shares which were granted to Ms. Bailey on February 10, 2020 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” (ii) 10,000 unvested restricted common shares which were granted to Ms. Bailey on October 1, 2020 and will vest as described in footnote (3) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” (iii) 952 unvested restricted common shares which were

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granted to Ms. Bailey on February 9, 2021 and will vest as described in footnote (4) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” and (iv) 3,104 unvested restricted common shares which were granted to Ms. Bailey on February 9, 2022 and will vest as described in footnote (5) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021." Ms. Bailey has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as dividends paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Ms. Bailey at the same time as the underlying restricted common shares vest, if at all.
(8)Includes 7,391 common shares held in an investment account by S. Craig Beam, as to which Mr. Beam exercises sole voting and investment power. Also includes 8,709 common shares held jointly by Mr. Beam and his wife, as to which Mr. Beam exercises shared voting and investment power. Does not include 1,997 common shares held of record and beneficially owned by Mr. Beam’s wife, as to which Mr. Beam has no voting or investment power and disclaims beneficial ownership.
(9)Includes 13,388 common shares held in an investment account by Peoples Bank as custodian, as to which George W. Broughton exercises sole voting and investment power. Does not include 13,553 common shares held of record and beneficially owned by Mr. Broughton’s wife, as to which Mr. Broughton has no voting or investment power and disclaims beneficial ownership. Does not include 2,146 common shares accrued to Mr. Broughton’s bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Broughton has no voting or investment power, or the right to acquire such common shares within 60 days of February 28, 2022.
(10)Includes 5,000 common shares held in an investment account by David F. Dierker, as to which Mr. Dierker exercises sole voting and investment power. Does not include 17,976 common shares accrued to Mr. Dierker’s bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Dierker has no voting or investment power, or the right to acquire such common shares within 60 days of February 28, 2022.
(11)Includes 102 common shares held by Jason M. Eakle in the ESPP, as to which Mr. Eakle exercises sole voting and investment power. Also includes (i) 911 unvested restricted common shares which were granted to Mr. Eakle on February 10, 2020 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” (ii) 5,000 unvested restricted common shares which were granted to Mr. Eakle on October 1, 2020 and will vest as described in footnote (3) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” (iii) 952 unvested restricted common shares which were granted to Mr. Eakle on February 9, 2021 and will vest as described in footnote (4) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” and (iv) 2,281 unvested restricted common shares which were granted to Mr. Eakle on February 9, 2022 and will vest as described in footnote (5) to the table under "OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021.” Mr. Eakle has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as dividends paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Eakle at the same time as the underlying restricted common shares vest, if at all.
(12)Includes 135 common shares held jointly by James S. Huggins and his wife, as to which Mr. Huggins exercises shared voting and investment power. Also includes 1,241 common shares held jointly in an investment account by Mr. Huggins and his wife, as to which Mr. Huggins exercises shared voting and investment power. Does not include 7,651 common shares accrued to Mr. Huggins’ bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Huggins has no voting or investment power, or the right to acquire such common shares within 60 days of February 28, 2022.
(13)Includes 16,886 common shares held by Brooke W. James as custodian, as to which Ms. James exercises sole voting and investment power.
(14)Includes 3,981 common shares held in an investment account by Susan D. Rector, as to which Ms. Rector exercises sole voting and investment power. Does not include 5,458 common shares accrued to Ms. Rector’s bookkeeping account under the Deferred Compensation Plan for Directors, as to which Ms. Rector has no voting or investment power, or the right to acquire such common shares within 60 days of February 28, 2022.
(15)Includes 2,000 common shares held in an investment account by Kevin R. Reeves, as to which Mr. Reeves exercises sole voting and investment power.
(16)Includes 74,421 common shares held in investment accounts by Douglas V. Reynolds, as to which Mr. Reynolds exercises sole voting and investment power. Includes 16,878 common shares for which Mr. Reynolds is custodian for Mr. Reynolds’ minor children, as to which Mr. Reynolds has voting and investment power but disclaims beneficial ownership. Does not include 345 common shares accrued to Mr. Reynold's bookkeeping account under the Deferred Compensation Plan for Directors, as to which Mr. Reynolds has no voting or investment power, or the right to acquire such common shares within 60 days of February 28, 2022. Does not include 129,402 common shares beneficially owned by a family limited partnership, as to which Mr. Reynolds has no voting or investment power and disclaims beneficial ownership. Also does not include 52,547 common shares, which Mr. Reynolds has the right to receive upon the exchange of 90,601 shares of Premier Financial Bancorp Inc. ("Premier") in connection with the merger of Premier into Peoples. Mr. Reynolds has no voting or investment power with respect to the Peoples common shares to be received in the exchange until the exchange is complete.

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(17)Includes 1,876 shares held in an investment account by Frances A. Skinner, as to which Ms. Skinner exercises sole voting and investment power. Does not include 680 common shares accrued to Ms. Skinner's bookkeeping account under the Deferred Compensation Plan for Directors, as to which Ms. Skinner has no voting or investment power, or the right to acquire such common shares within 60 days of February 28, 2022.
(18)Includes 30,089 common shares held in an investment account by Charles W. Sulerzyski, as to which Mr. Sulerzyski exercises sole voting and investment power. Includes 6,908 common shares held by Mr. Sulerzyski in the ESPP. Also includes (i) 7,256 unvested restricted common shares which were granted to Mr. Sulerzyski on February 10, 2020 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021,” (ii) 7,210 unvested restricted common shares which were granted to Mr. Sulerzyski on February 9, 2021 and will vest as described in footnote (4) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” and (iii) 14,576 unvested restricted common shares which were granted to Mr. Sulerzyski on February 9, 2022 and will vest as described in footnote (5) to the table under "OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021.” Mr. Sulerzyski has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as dividends paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Sulerzyski at the same time as the underlying restricted common shares vest, if at all.
(19)Includes 2,010 common shares held in an investment account by Michael J. Vittorio, as to which Mr. Vittorio exercises sole voting and investment power.
(20)Includes 541 common shares held by Tyler J. Wilcox in the ESPP as to which Mr. Wilcox exercises sole voting and investment power. Also includes (i) 1,215 unvested restricted common shares which were granted to Mr. Wilcox on February 10, 2020 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” (ii) 5,000 unvested restricted common shares which were granted to Mr. Wilcox on October 1, 2020 and will vest as described in footnote (3) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” (iii) 1,270 unvested restricted common shares which were granted to Mr. Wilcox on February 9, 2021 and will vest as described in footnote (4) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” and (iv) 3,104 unvested restricted common shares which were granted to Mr. Wilcox on February 9, 2022 and will vest as described in footnote (5) to the table under "OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021.” Mr. Wilcox has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as dividends paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Wilcox at the same time as the underlying restricted common shares vest, if at all.
(21)Includes (i) 1,519 unvested restricted common shares which were granted to Mr. Wyatt on February 10, 2020 and will vest as described in footnote (2) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” (ii) 1,588 unvested restricted common shares which were granted to Mr. Wyatt on February 9, 2021 and will vest as described in footnote (4) to the table under “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021;” and (ii) 2,949 unvested restricted common shares which were granted to Mr. Wyatt on February 9, 2022 and will vest as described in footnote (5) to the table under "OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021.” Mr. Wyatt has voting power with respect to all of the reported restricted common shares and the right to receive dividends paid with respect to the underlying common shares at the same level as dividends paid to other shareholders of Peoples; however, the dividends will be accrued and paid to Mr. Wyatt at the same time as the underlying restricted common shares vest, if at all.
(22)Includes common shares held jointly by current directors and executive officers with other persons. See notes (4) and (7) through (21) above.

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DELINQUENT SECTION 16(a) REPORTS
(Section 16(a) Beneficial Ownership Reporting Compliance)
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that Peoples’ directors and executive officers, and any persons beneficially owning more than 10 percent of Peoples’ outstanding common shares, file statements with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Peoples is required to disclose in this Proxy Statement any late statements, if any statements were not filed within the time periods mandated by the SEC. Based solely on Peoples’ review of (i) Section 16(a) reports filed electronically with the SEC on behalf of these persons for their transactions during Peoples’ 2021 fiscal year and (ii) written representations received from these persons that no other Section 16(a) reports were required to be filed by them for transactions during Peoples’ 2021 fiscal year (including no Form 5), Peoples believes that all Section 16(a) filing requirements applicable to Peoples’ executive officers and directors, and persons holding more than 10 percent of Peoples’ outstanding common shares, were complied with, except:
•Michael N. Vittorio, director, filed late the Form 3 reporting his initial ownership of common shares, following his election as a director of Peoples on January 26, 2021, which Form 3 was filed on February 12, 2021; and
•Frances A. Skinner, director, filed late the Form 3 reporting her initial ownership of common shares, following her election as a director of Peoples on July 19, 2021, which Form 3 was filed on August 3, 2021.
TRANSACTIONS WITH RELATED PERSONS
During the 2021 fiscal year, Peoples Bank entered into banking transactions (including deposit, trust or other banking services and/or loans and loan commitments) with certain executive officers and directors of Peoples, with members of their respective immediate families and with corporations or organizations as to which directors of Peoples serve as executive officers or beneficially own more than 10% of the equity securities. These transactions were in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Any loans to these persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates charged and collateral required, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features to Peoples or Peoples Bank. As of the date of this Proxy Statement, none of the loans described in this paragraph is or would be disclosed as past due, nonaccrual or a troubled debt restructuring in Peoples’ consolidated financial statements and each was performing in accordance with its original terms.
The loans described in the immediately preceding paragraph were subject to Peoples Bank’s written policies, procedures and standard underwriting criteria applicable to loans generally, and were made in accordance with the Federal Reserve Board’s Regulation O (“Regulation O”) requiring loans to executive officers and directors of Peoples Bank in excess of $500,000 to be approved by the full Board of Directors of Peoples Bank.
The Board has adopted the Peoples Bancorp Inc. Related Person Transaction Policy (the “Related Person Transaction Policy”), a copy of which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. The purpose of the Related Person Transaction Policy is to set forth the guidelines and procedures under which certain related person transactions must be reviewed and approved or ratified by the Audit Committee.
A “related person transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which: (1) Peoples or one of our subsidiaries was, is or will be a party or participant, or had, has or will have a direct or indirect interest; (2) the amount involved exceeds or is expected to exceed $120,000, or if the limitations prescribed by Regulation O apply, such lesser amount, if any, as may be prescribed by Regulation O; and (3) a related person had, has or will have a direct or indirect interest. A “related person” is a person who is or was a director, an executive officer, or a nominee for election as a director at any time since the beginning of Peoples’ last fiscal year or a five percent shareholder of Peoples at the time of the occurrence or at any time during the existence of the transaction, and their respective immediate family members. Related person transactions deemed pre-approved or ratified, as appropriate, include: (1) any transaction where the related person’s interest arises solely from the ownership of common shares if all shareholders receive the same benefit; (2) any transaction involving compensation to an executive officer of Peoples if the executive officer is not an immediate family member of another executive officer or of a director of Peoples and the compensation has been approved by the

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Compensation Committee or the Board; (3) any transaction involving compensation to Peoples’ directors if the compensation is required to be reported pursuant to Item 402(k) of SEC Regulation S-K; (4) any extension of credit by Peoples Bank to an immediate family member of a related person, or extension of credit in respect of which an immediate family member of a related person has an interest, if the extension of credit is not subject to Regulation O and meets certain terms specified in the Related Person Transaction Policy; (5) any transaction where the related person’s interest derives solely from the related person’s position as a director of another corporation or organization that is a party to the transaction; (6) any transaction where the related person’s interest derives solely from the related person’s direct or indirect ownership of less than 10% of the equity interest in another person (other than a partnership) which is a party to the transaction or ownership of a limited partner interest of less than 10% of the partnership and the related person is not a general partner and does not hold another position in the partnership, with the determination of whether the ownership threshold is exceeded made in accordance with the terms of the Related Person Transaction Policy; (7) any transaction involving a related person where the rates or charges involved in the transaction are determined by competitive bids; and (8) any transaction with a related person involving services by Peoples Bank as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services provided in the ordinary course of the business of Peoples Bank and on substantially the same terms as then prevailing for comparable services provided to persons not related to Peoples Bank.
Under the Related Person Transaction Policy, all related person transactions not otherwise pre-approved are referred to the Audit Committee for review and approval or disapproval. The Audit Committee may approve or ratify a related person transaction only if the Audit Committee determines that the related person transaction is in the best interest of Peoples and our subsidiaries. In making this determination, the Audit Committee will review and consider all information available to it, which it deems relevant, including:
•the related person’s interest in the transaction;
•the approximate dollar value of the amount involved in the transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction computed without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of business of Peoples or the applicable subsidiary of Peoples;
•whether the transaction is on terms no less favorable to Peoples or the applicable subsidiary of Peoples than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to Peoples or the applicable subsidiary of Peoples of, the transaction;
•the impact of the transaction on the related person’s independence; and
•any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
CORPORATE GOVERNANCE AND BOARD MATTERS
Independence of Directors
The rules (the “Nasdaq Rules”) of The Nasdaq Stock Market (“Nasdaq”) require that a majority of the members of the Board be independent directors. The definition of an independent director for purposes of the Nasdaq Rules includes a series of objective criteria, which the Board has used in determining whether its members are independent.
Peoples is led by Charles W. Sulerzyski, who serves as President and Chief Executive Officer and as a director, and Susan D. Rector, an independent director who serves as non-executive Chairman of the Board, a position she has held since October 2020. George W. Broughton, an independent director, serves as non-executive Vice Chairman of the Board, a position he has held since July 2013. The Board is comprised of Mr. Sulerzyski and eleven non-management directors, all of whom are independent as of the date of this Proxy Statement. Peoples believes that the independent directors provide objective oversight of management performance as a key component of efficient corporate governance and overall risk management. The Board has determined that the most effective leadership

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structure for Peoples is for a different person to serve as each of the Chief Executive Officer and the Chairman of the Board, coupled with independent chairs of each of the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Risk Committee. The Board regularly deliberates and discusses what it believes is the appropriate leadership structure based upon the needs of Peoples in order to provide effective oversight of management.
In addition to considering the objective criteria, as required by the Nasdaq Rules, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out the responsibilities of a director. In making these independence determinations, the Board has reviewed, considered and discussed each director’s business and personal relationships, both direct and indirect, if any, with Peoples and our subsidiaries, and the compensation and other payments each director and such director’s immediate family members have, both directly and indirectly, received from or made to Peoples and our subsidiaries and presently expect to receive from or make to Peoples and our subsidiaries. Based on that review, consideration and discussion, the Board has determined that at least a majority of its members qualify as independent directors.
The Board has further determined that each of the following current directors has, and that David L. Mead, who served as a director during the 2021 fiscal year from January 1, 2021 to March 31, 2021, had during his period of service, no financial or personal ties, either directly or indirectly, with Peoples or our subsidiaries (other than compensation received in the individual’s capacity as a director of Peoples and our subsidiaries, non-preferential banking relationships in the ordinary course of business with Peoples Bank and ownership of common shares of Peoples as described in this Proxy Statement) and thus qualifies as independent: Tara M. Abraham; S. Craig Beam; George W. Broughton; David F. Dierker; James S. Huggins; Brooke W. James; Susan D. Rector; Kevin R. Reeves; Douglas V. Reynolds; Frances A. Skinner; and Michael N. Vittorio.
Charles W. Sulerzyski does not qualify as an independent director, because he serves as an executive officer of Peoples and Peoples Bank.
Executive Sessions
In accordance with applicable Nasdaq Rules, the independent directors were given the opportunity to meet in executive session during each meeting of the Board and at such other times as the independent directors deemed necessary. Each executive session is presided over by the Chairman of the Board.
Meetings of the Board and Attendance at Annual Meetings of Shareholders
The Board held 11 meetings during the 2021 fiscal year. Each incumbent director attended 97% or more of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he or she served, in each case during his or her period of service.
Peoples encourages all director nominees to attend each annual meeting of shareholders. All of the then incumbent directors participated in Peoples’ last annual meeting of shareholders held virtually on April 22, 2021.
Environmental, Social and Governance Matters to Sustainability
Our vision at Peoples is to be the Best Community Bank in America. As we celebrate our 120th anniversary, we are committed to conducting our business in a way that ensures that Peoples will be around for many more years. Our actions are guided by our core values represented by the Promise Circle, which embodies how we do business and our never-ending pursuit of creating value for our associates, our communities, our clients, and our shareholders. Being true to these core values in the decisions we make and in our business practices is essential to driving sustainable long-term growth.

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The Board’s Governance and Nominating Committee provides oversight of Peoples’ practices and reporting with respect to environmental, social and governance (“ESG”) matters, and the Board’s Risk Committee is responsible for oversight of ESG-related risks. In 2021, we continued to build upon and improve our ESG oversight framework and to further evolve our sustainability strategy. Our executive leadership team and the Board recognize the importance of these responsibilities, and we have established an internal cross-functional working group tasked with driving additional progress in the initiatives to promote sustainability and further transparency. We believe in focusing our efforts where we can have the most impact. Our ESG areas of focus are organized around our associates, our communities, our clients and our shareholders.

✓ American Banker “Best Banks to Work For”
✓ Cleveland.com “Top Workplace” (third year in a row) and Cincinnati.com “Top Workplace”
✓ Commitment to culture of diversity and inclusion
✓ Comprehensive and competitive compensation and benefits package, including $15/hour minimum wage
✓ Contributed over $1 million in 2021 in donations and sponsorships to charitable causes
✓ Provide each associate 8 hours of paid time off to be used for community service
✓ CRA rating of “Outstanding” for meeting the credit needs of our communities
✓ Associates gave over $230,000 out of their own pockets to local area food banks since April 2020
✓ Recognized by Forbes as one of only 16 banks nationwide as a “Best-In-State Bank” in more than one state
✓ Culture of only selling clients what they want and need – we are not product pushers
✓ Effective Risk Committee and risk management framework
✓ Strong dedication to information security and data privacy
✓ Pay-for-performance alignment
✓ Executive Incentive Compensation Clawback Policy
✓ Commitment to a fair, ethical and responsible corporate governance program
✓ 92% of Board comprised of independent directors
✓ 43% of Board is diverse in terms of gender or race/ethnicity
✓ Directors elected annually to be more responsive to shareholders
Furthermore, at Peoples, our culture places a very high importance on our operating model and investment rationale:
•Unique community banking model
•Strong, diverse businesses earning non-interest income
•Capacity to grow our franchise

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•Commitment to disciplined execution
•Attractive dividend opportunity
In 2022 and beyond, we are committed to conducting our business in a manner that aligns with our values, our ESG areas of focus, and our investment rationale.
Associates
Colleagues
We are devoted to fostering the physical and mental well-being of our workforce and are proud to have been recognized by American Banker as one of the top 90 banks to work for in the United States in 2021. We provide a comprehensive and competitive benefits package that supports the health and financial wellness of our people. Some common features offered to our employees include the following:
•Medical, dental and vision benefits for employee, spouse and dependents
•Flexible spending and health savings accounts for both healthcare and dependent care
•Wellness program with incentives for participants who meet certain criteria
•Company-paid life insurance for associates
•Short- and long-term disability insurance
•Paid time off for full-time and part-time associates
•Paid maternity and parental leave
•401(k) retirement savings program with company matching contributions of up to 6%
•Employee stock purchase program allowing for the purchase of Peoples common shares at a 15% discount
•Student loan pay down program that pays up to $200 per month towards the associate’s student loan
•Tuition assistance program
•Employee family scholarship program for children of our associates
•Employee hardship and disaster relief fund to provide financial support to associates in need
•Employee Assistance Program providing free counseling services
We are also committed to pay equity, and we regularly review our compensation model to ensure fair and inclusive pay practices across our businesses. Some of our recent workforce investment highlights include establishing a company-wide minimum wage of $15 per hour and increasing the company match percentage in our 401(k) plan from 5% to 6% in 2021. We provide educational offerings to colleagues suited for leadership roles within Peoples. In addition, the Peoples Professional Development Associate Program provides a unique opportunity for recent college graduates to immerse themselves in the financial industry and gain valuable real-world experience.
Diversity & Inclusion
We are committed to providing equal employment opportunities for training, compensation, transfer, promotion and other aspects of employment for all qualified applicants and employees without regard to sex, race, color, religion, national origin, age, disability, sexual orientation or veteran status. A diverse and inclusive workplace begins with our core value of “Respect for All” – treating all associates and clients with respect. Our goal is to attract, retain and develop a workforce that is diverse in background, knowledge, skill and experience. As of December, 2021, women represented 73% of Peoples’ workforce. We have adopted anti-discrimination, anti-harassment, whistleblower and anti-retaliation policies and annually provide training to our associates in these areas. We also make available to our associates an ethics/whistleblower hotline administered by an independent third party where associates can make confidential and anonymous reports. During 2021, we conducted unconscious bias and diversity training to our hiring managers and supervisors, and we encouraged every one of our team members to engage in collaborative efforts to

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facilitate the formation of deeper relationships with those around them based on mutual respect and understanding. We regularly conduct associate surveys to stay in tune with the concerns of our associates and to discover what we are doing well and what we need to improve.
Continued COVID-19 Response
In 2021, Peoples continued to respond to the unprecedented challenges faced by our colleagues and clients due to the COVID-19 pandemic. Peoples advanced key priorities while implementing a range of measures including:
•Restricting non-essential travel;
•Providing communications to colleagues regarding the importance of following the guidance of health authorities;
•Enabling “work from home” for colleagues whose responsibilities could be performed remotely;
•Implementing safety measures at all of our locations and providing personal protective equipment to our colleagues; and
•Providing cash incentives for associates to become vaccinated and boosted and providing paid time off for certain COVID-19 related absences.
Communities
At Peoples, we continually strive to use our knowledge, talents and resources to improve the quality of life in our communities. We are committed to making a positive and meaningful difference in the neighborhoods where we work and live. Therefore, we measure success not only in financial terms, but also in our ongoing support such as fundraising efforts, educational sponsorship, community development, food drives, and partnerships with local universities. Our charitable giving efforts are separated into two areas: financial contributions and volunteerism, both of equal importance and emphasis within our organization.
Financial Contributions
Peoples and our foundation, Peoples Bank Foundation, Inc., collectively contributed over $1 million in 2021 in sponsorships and donations to charitable causes and organizations within the communities we serve in the areas of economic development, youth and education, human services for low to moderate income individuals, arts and culture and environmental stewardship. Specifically, Peoples and Peoples Bank Foundation contributed over $350,000 and raised $80,000 in matching donations from various business partners to help fight food insecurity in 2021. Since the pandemic began, we are extremely proud that our associates have donated over $230,000 out of their own pockets to local area food banks. And, late in the fourth quarter of 2021, Peoples, Peoples Bank Foundation, our associates and various business partners collectively raised nearly $53,000 to help tornado victims in Kentucky.
Volunteerism
Peoples associates are encouraged to volunteer in their communities. We provide every associate with eight hours of paid time off to use for community service each year. Peoples Bank is proud to be able to support many events and organizations across our footprint including youth sports and education programs, as well as community development organizations. There are Peoples associates with backgrounds in residential lending on affordable housing non-profit boards of directors in Cincinnati and Columbus. And there are Peoples associates serving as treasurers on local food banks and pantries that serve multiple states. Our associates regularly volunteer their time with local United Way organizations and serve on boards of other local non-profit institutions. Supporting our communities is core to our mission, and we will continue to partner with and strengthen our relationships with organizations that share our values.
Environmentally Friendly and Sustainable Business Practices
We strive to operate our business in a sustainable manner and to be good stewards of the environment. With a view to increasing efficiency and reducing waste, we are continuing to digitize manual back office and financial center

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functions. We also offer digital delivery of banking services and electronic bank statements to reduce the amount of paper used in our business. In addition, we employ recycling collection bins for aluminum, plastic and paper, and we recycle toner cartridges and electronic equipment. We are also in the process of converting the lighting in our facilities to energy efficient LED light bulbs. Going forward, we will continue to focus on reducing paper usage through digitization, waste reduction and energy and resource efficiency in our facilities.
Clients
One of our core values is Clients First. This means doing what is in the best interest and meets the needs of the client, not pushing products. We are committed to meeting the financial needs of those in the communities we serve, including all low and moderate income and minority areas within our communities. We have consumer lending products such as our Dreams2Keys program, which helps borrowers in a low to moderate-income census tract or located in a majority-minority census tract gain homeownership. We offer many ways to avoid the maintenance fee on our checking and savings products. We are also proud to have been able to assist over 5,000 small businesses in 2020 and 2021 with their Small Business Association (“SBA”) Paycheck Protection Program loans, resulting in over $648 million in loans authorized. As a Preferred SBA Lender, Peoples Bank assisted 77 small businesses in 2021 with SBA 7(a) loans totaling $37 million. Most importantly, we are proud that Peoples Bank received a Community Reinvestment Act (“CRA”) rating of “Outstanding” on its most recent performance evaluation by the Federal Reserve Bank of Cleveland. This rating is reflective of our record of meeting the credit needs of the communities we serve, including low-income and moderate-income neighborhoods.
In 2021, Peoples Bank received the following accolades:
•Recognized as one of only 16 banks nationwide by Forbes as a Best-In-State Bank in more than one state (Ohio and West Virginia). This was the second year in a row Peoples Bank was recognized by Forbes
•Finished in the top 15% in the United States in terms of SBA 7(a) approved loans
•Best Bank award by both Marietta Times (Ohio) and ClutchMOV (Ohio & West Virginia)
•Best Bank, Best Mortgage Company and Best Loan Company award by Floyd County Chronicle (Kentucky) readers
•Recognized by The Herald-Dispatch Readers as the Best Bank in Boyd County, Kentucky for the third year in a row and Lawrence County, Ohio for the second year in a row.
•Best Loan and Best Mortgage Company award by Paintsville Herald (Kentucky) readers
•Best Insurance Agency by Appalachian News-Express readers in Pikeville, Kentucky and Herald-Dispatch Readers in Boyd County, Kentucky
Security of client information is also a top priority for Peoples, and we have established strong governance measures to protect the privacy and security of client information to ensure compliance with all privacy and cybersecurity laws and regulations through physical, electronic and procedural safeguards. We evaluate our cybersecurity readiness through internal reviews, external audits, as well as through regulatory oversight by the Federal Reserve Bank of Cleveland and the Ohio Department of Commerce Division of Financial Institutions.
Shareholders
We believe that strong governance and sustainability oversight is essential to providing long-term value for our shareholders. Our corporate governance program provides a foundation for operating our business in a manner that is fair, ethical and responsible. Our Corporate Governance Guidelines reflect our Board’s commitment to sound and effective governance and serve as a framework for the governance of our company. Our Code of Ethics outlines our principles that help each of us make the right decisions when conducting business.
Eleven of our twelve directors are independent, which allows for our Board to provide objective oversight of management performance and overall risk management. Our Board is also diverse, with 43% of directors being diverse in terms of gender or race/ethnicity. Our leadership structure consists of a different person serving as each of the Chief Executive Officer and non-executive Chairman of the Board, with the Chairman of the Board being an

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independent director. We believe this leadership structure allows the Board to provide effective oversight of management.
Peoples utilizes a comprehensive enterprise risk management framework to identify, assess, measure, monitor, report and control risks throughout the company, including ESG risks. The Risk Committee is comprised of all of the independent directors of the Board and is responsible for oversight of our risk management processes. Our management level risk committee, which consists of senior leaders at Peoples and reports directly to the Risk Committee, develops our risk appetite, monitors key risk indicators and assesses and monitors current and emerging risks. Peoples’ Chief Risk Officer oversees our enterprise risk management framework and reports directly to the Risk Committee and reports administratively to our CEO.
We believe our compensation programs and philosophy are appropriately designed to reward performance, protect the interests of our shareholders, and provide appropriate incentives to executive management, while not incurring excessive risk taking. We believe that tying compensation to the results achieved is vital to the long-term sustainability of Peoples. For more on our executive compensation practices, see "EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS" beginning on page 40 of this Proxy Statement.
While we are pleased to share our ESG story, we do, however, remain conscious of the need to continuously improve on our ability to create value for our associates, our communities, our clients and our shareholders. Doing so is essential to achieving our goal of being the Best Community Bank in America. In 2022 and beyond, we will remain vigilant to maintain rigorous ESG standards, enhance our sustainability efforts and focus on implementing a best-in-class program.
For more information, please visit our corporate website: https://www.peoplesbancorp.com/about-us/about-peoples.
Majority Vote Standard
We have adopted provisions in our Corporate Governance Guidelines providing that, in an election where the only nominees are those recommended by the Board, any nominee for election as a director who receives a greater number of votes “against” his or her election than votes “for” his or her election (a “Majority Withheld Vote”) is to promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Governance and Nominating Committee will promptly consider the tendered resignation and will recommend to the full Board whether to accept or reject the tendered resignation no later than 60 days following the date of the shareholders’ meeting at which the election occurred (the “Shareholder Meeting Date”). In considering whether to accept or reject the tendered resignation, the Governance and Nominating Committee will consider factors deemed relevant by the Governance and Nominating Committee members, including, without limitation, the director’s length of service, the director’s particular qualifications and contributions to Peoples, the reasons underlying the Majority Withheld Vote (if known) and whether these reasons can be cured, and compliance with stock exchange listing standards and our Corporate Governance Guidelines.
The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days following the Shareholder Meeting Date. In considering the Governance and Nominating Committee’s recommendation, the Board will consider the factors considered by the Governance and Nominating Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the Governance and Nominating Committee’s recommendation, Peoples will promptly publicly disclose the Board’s decision whether to accept the resignation as tendered (providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Current Report on Form 8-K filed with the SEC.
If one or more directors’ resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Any director who tenders his or her resignation pursuant to the Majority Withheld Vote provision is not to participate in the Governance and Nominating Committee recommendation, or the Board consideration, regarding whether to accept or reject the tendered resignation. If a majority of the members of the Governance and Nominating Committee were to receive a Majority Withheld Vote at the same election, then the independent directors who are then members of the Board and did not receive a Majority Withheld Vote will automatically be appointed to a special Board committee solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject the tendered resignations.

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Shareholder Communications with the Board
Any communication to the Board or to individual directors may be sent to the Board or one or more individual directors in one of two ways. It may be mailed, in care of Peoples’ Corporate Secretary, to Peoples’ headquarters in Marietta, Ohio, and the mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder-Board Communication” or a “Shareholder-Director Communication” as appropriate. In addition, shareholders may communicate with the Board or individual directors by utilizing the “Feedback” function on the “Investor Relations” page of Peoples’ website that is monitored by the Corporate Secretary. All such communications, whether via mail or Peoples’ website, must identify the author as a shareholder of Peoples and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors without any screening. Any correspondence marked “personal and confidential” will be delivered by the Corporate Secretary to the intended recipient(s) without opening.
Nominating Procedures
As described above, Peoples has a standing Governance and Nominating Committee that has the responsibility to identify and recommend to the full Board individuals qualified to become directors. Each candidate must satisfy the eligibility requirements set forth in Peoples’ Code of Regulations. To be eligible for election as a director, an individual must be a shareholder of Peoples. Peoples’ Corporate Governance Guidelines require that each director establish a financial stake in Peoples by developing a meaningful ownership position in Peoples over time as is appropriate given the director’s personal financial circumstances. However, within five years after the date of his or her initial election to the Board, each director must own at least 10,000 common shares of Peoples or common shares of Peoples having a market value of $200,000, whichever is less.
Beyond the above qualifications, the Governance and Nominating Committee will consider such factors as it deems appropriate in evaluating potential individuals for Board membership, including a consideration of the individual’s contribution to the diversity of the Board. When considering potential candidates for the Board, the Governance and Nominating Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of Peoples’ shareholders.
In considering candidates for the Board, the Governance and Nominating Committee evaluates the entirety of each candidate’s credentials. The Governance and Nominating Committee believes that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director. When identifying nominees to serve as directors, the Governance and Nominating Committee will consider candidates in light of Peoples’ strategic plan and the current composition and needs of the Board. Factors that will be given weight in the consideration may include diversity in business and professional experience, skills, gender, ethnic background, as well as experience and/or residence in Peoples’ diverse market areas. Each of these factors will be considered in order to provide the greatest benefit to the shareholders of Peoples by selecting directors with the most exemplary credentials relative to Peoples’ business and markets.
As shown in the director biographical information included in the section captioned “PROPOSAL NUMBER 1: ELECTION OF DIRECTORS – Nominees,” our directors represent a well-rounded variety of experience, background, knowledge and skills. The Board also gains from directors having a range of tenures as this provides continuity and experience as well as fresh perspective. The average tenure of our directors is eight years. The directors range in age from 46 to 70 years.

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Because of the importance placed on the directors’ business and professional experience and skills, a director who changes his or her principal occupation from that held when elected to the Board is expected to volunteer to resign from the Board. Although Peoples does not believe that it will be necessary in every instance that a director who makes such a change should leave the Board, the Governance and Nominating Committee is afforded the opportunity to review the appropriateness of continued Board service under the new circumstances and make a recommendation to the full Board.
If a loan from Peoples Bank to a director or to an entity controlled by a director becomes categorized as special mention, substandard or doubtful, such director must promptly resign from the Board.
Peoples’ Corporate Governance Guidelines also provide that a director must submit his or her resignation effective as of the next annual meeting of shareholders following his or her 72nd birthday.
A director must advise the Chairman of the Board and the Chair of the Governance and Nominating Committee in advance of accepting an invitation to serve as a director of another public company. The Governance and Nominating Committee will then review whether such other board membership may unduly impact the ability of the director to fulfill his or her responsibilities as a director of Peoples and, if so, must make a recommendation to the full Board. Generally, the Board believes that a director of Peoples should not serve on more than three public company boards of directors (including Peoples’ Board).
The Governance and Nominating Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. The Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates.
Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Corporate Secretary of Peoples at Peoples’ executive offices in Marietta, Ohio. Such recommendation must provide the candidate’s name, age, business address, residence address, principal occupation or employment, and number of common shares beneficially owned. The recommendation must also describe the qualifications, attributes, skills or other qualities of the recommended director candidate. A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director must accompany any such recommendation.
Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders of Peoples must comply with the provisions of Peoples’ Code of Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary of Peoples not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Corporate Secretary no later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the Annual Meeting must be received by April 14, 2022. Each nomination must contain the following information to the extent known by the nominating shareholder:
•the name, age, business address and residence address of each proposed nominee;
•the principal occupation or employment of each proposed nominee;
•the number of shares of capital stock of Peoples beneficially owned by each proposed nominee and by the nominating shareholder; and
•any other information required to be disclosed with respect to a nominee for election as a director under the SEC’s proxy rules.
Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director of Peoples if elected. Nominations not made in accordance with the above requirements and Peoples’ Code of Regulations will not be considered.

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PROPOSAL NUMBER 1: ELECTION OF DIRECTORS
As of the date of this Proxy Statement, there were twelve members of the Board.
One former member of the Board, David L. Mead, served the Board during the 2021 fiscal year until March 31, 2021. Three members have been added to the Board since the 2021 Annual Meeting of Shareholders. Upon the recommendation of the Governance and Nominating Committee, at the July 19, 2021 Board meeting, the Board increased the number of directors to 10; at the October 25, 2021 Board meeting, the Board increased the number of directors to 11; and at the January 24, 2022 Board meeting, the Board increased the number of directors to 12. At the July 19, 2021 Board meeting, Frances A. Skinner was elected to fill the then newly-created vacancy; at the October 25, 2021 Board meeting, Douglas V. Reynolds was elected to fill the then newly created vacancy; and on January 24, 2022, Kevin R. Reeves was elected to fill the then newly created vacancy. Each of Ms. Skinner, Mr. Reynolds and Mr. Reeves was elected as a director for a term expiring at the 2022 Annual Meeting. Ms. Skinner and Mr. Reeves were identified by the Governance and Nominating Committee through search processes led by the Chair of the Governance and Nominating Committee. Mr. Reynolds was identified by the Board from among the former directors of Premier Financial Bancorp, Inc. ("Premier") following Peoples merger with Premier on September 17, 2021. Under the terms of the agreement to merge, Peoples was obligated to select one Premier director to serve on the Board for a one-year term.
Each of the twelve directors is standing for re-election at the Annual Meeting for a one-year term expiring at the 2023 Annual Meeting.
Recommendation and Vote Required
The Board proposes that each of the nominees identified below be re-elected for a new one-year term and until the nominee’s successor is duly elected and qualified, or until the nominee’s earlier resignation, removal from office or death. The Governance and Nominating Committee recommended each nominee for re-election.
Peoples' Regulations provide that the nominees for election as directors receiving the greatest number of votes “FOR” election as a director of Peoples will be elected. Except in the case of broker non-votes, common shares represented by properly-authenticated Internet or telephone voting instructions, that are submitted prior to the deadline for doing so, or by properly-executed and returned Proxy Cards, that are received prior to the deadline for such receipt, will be voted as specified or, if no instructions are given, “FOR” the election of the Board’s nominees. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors, or toward the election of the individual nominees specified on the Proxy Card and in the voting instructions. However, common shares as to which the authority to vote is withheld will be treated as a vote against the nominee for the purpose of the majority vote standard provisions in our Corporate Governance Guidelines. Broker non-votes will not be counted toward the election of directors, toward the election of the individual nominees specified on the Proxy Card and in the voting instructions, or for purposes of the majority vote standards.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED BELOW.

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Nominees
The following table gives certain information, as of the date of this Proxy Statement, concerning each nominee for re-election as a director of Peoples. Unless otherwise indicated, each individual has had the same principal occupation for more than five years. Each individual also serves as a director of Peoples Bank.

Tara M. Abraham

Age: 55 Director Continuously Since: 2012	Chairwoman and Co-CEO of Accel Inc., a contract manufacturing and assembly company. Co-owner of TaDa Holdings LLC, a holding company for eight businesses in the areas of real estate and business investment, product development and temporary staffing. Co-owner of Accel Business Solutions LLC, a company that sells and distributes technology. Co-owner of TMA Licensing LLC, a company that licenses retail products and consumer packaged goods. Co-owner of TMA Consulting LLC, a business consulting firm. All of these entities are based in New Albany, Ohio. Board Member of the Women’s Business Enterprise National Council since 2007 and a former Board member of the National Women's Business Council (2011-2014).
Ms. Abraham brings to the Board the perspective of an accomplished entrepreneur, business investor and strategist, with an in-depth knowledge of the retail industry. Ms. Abraham is a successful business operator in a market served by Peoples. She is also a dedicated supporter and advocate of women-owned businesses and is actively involved with a variety of philanthropic boards and organizations serving central Ohio. In 2018, she earned a CERT Certification in Cyber Security Oversight from Carnegie Mellon University.

S. Craig Beam

Age: 70 Director Continuously Since: 2015	Co-Owner of Thorobeam Farm, LLC, a thoroughbred horse business headquartered in Sabina, Ohio, since 2006, and private investor since his retirement in 1999. He sold his sand, gravel and stone production business in 1999 after 28 years of ownership and operation. He was a member of the Board of Directors of NB&T Financial Group, Inc., a bank holding company headquartered in Wilmington, Ohio (“NB&T”), from 1990 until March 6, 2015, when NB&T merged into Peoples. During that time, he served on and chaired both NB&T’s Compensation Committee, and NB&T's Nominating and Corporate Governance Committee. Mr. Beam was one of the two former NB&T directors selected by Peoples to join the Board as required by the merger agreement between Peoples and NB&T.
Mr. Beam brings to the Board many years of experience as a board member of a publicly-traded bank holding company and an in-depth knowledge of the southwest Ohio markets served by Peoples.

George W. Broughton

Age: 64 Director Continuously Since: 1994	Owner and President of Broughton Commercial Properties, LLC, a commercial properties rental company and coffee service distributor. Chairman of Broughton Foundation, a nonprofit charitable foundation, and Broughton Park, a park facility owned by the Broughton Foundation and made available to the public. President and Controller of George Broughton Family LP, an asset management company. Owner and President of GWB Oil & Gas LLC, an independent oil and gas producing company. All of these entities are based in Marietta, Ohio. Director of Peoples Bank Foundation, Inc. since December 2003. Mr. Broughton has served as Vice Chairman of the Boards of Peoples and Peoples Bank since July 2013.
Mr. Broughton brings substantial experience in various small business ventures representing a number of different industries to the Board. His extensive experience and proven general business and leadership skills are valuable to the Board and enhance its overall capabilities. Mr. Broughton’s service as a director of Peoples since 1994 allows him to provide valuable perspective to the Board about issues affecting local and regional businesses in Peoples’ market area.

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David F. Dierker

Age: 64 Director Continuously Since: 2014	Retired banking executive with SunTrust Banks, Inc., a financial services company headquartered in Atlanta, Georgia. Mr. Dierker held various senior level positions with SunTrust Banks, Inc. from 1996 until his retirement in 2013, including serving as Chief Administrative Officer from 2006 to 2013.
Mr. Dierker brings to the Board more than 36 years of experience working with financial institutions, including roles in finance and administration. In his role as Chief Administrative Officer of SunTrust Banks, Inc., he directed a variety of corporate functions, including human resources, internal audit, business strategy, supplier management, corporate real estate, regulatory reform and corporate communications. His extensive industry experience and financial expertise make him a valuable asset to the Board and, in particular, the Audit Committee and the Risk Committee.

James S. Huggins

Age: 65 Director Continuously Since: 2012	Attorney-At-Law. Of Counsel, Theisen Brock, a Legal Professional Association, a law firm located in Marietta, Ohio (“Theisen Brock”) where he has practiced law since 1981. The status of Mr. Huggins with Theisen Brock changed from “partner” to “of counsel” on January 1, 2017, at which time he no longer owned a partnership interest in the firm. Director of Peoples Bank Foundation, Inc. since June 2016.
Mr. Huggins has over 39 years of experience as a practicing attorney in the areas of commercial law, creditor’s rights, and oil and gas law. In addition to his expertise in these areas, he brings to the Board a wealth of knowledge of the Marietta, Ohio and Parkersburg, West Virginia market areas, having lived and worked in Marietta, Ohio since 1981.

Brooke W. James

Age: 49 Director Continuously Since: 2015	Partner and co-business administrator for WMSALL Farms, her family’s farming operation in Wilmington, Ohio, since 1999. Teacher at the Columbus School for Girls in Columbus, Ohio, from 2001 to 2005. She was a member of the Board of Directors of NB&T from 2005 until March 6, 2015, when NB&T merged into Peoples. During that time, she served on NB&T’s Audit Committee. Ms. James was one of the two former NB&T directors selected by Peoples to join the Board as required by the merger agreement between Peoples and NB&T.
Ms. James brings to the Board many years of experience as a board member of a publicly-traded bank holding company and knowledge of the southwest Ohio markets served by Peoples. As a significant shareholder of Peoples, she also provides the Board with insight into the expectations of Peoples’ shareholders.

Susan D. Rector

Age: 63 Director Continuously Since: 2011	Attorney-At-Law. Partner in the law firm of Peterson Connors LLP in Columbus, Ohio since April 2017. Partner in the law firm of Ice Miller LLP (formerly Schottenstein, Zox & Dunn Co., LPA) in Columbus, Ohio from 1987 until April 2017. Ms. Rector has served as Chairman of the Board of Peoples and Peoples Bank since October 2020.
Ms. Rector brings to the Board valuable experience as an attorney, practicing primarily in the areas of intellectual property law, information technology law and business transactions, including business formations, restructurings, and mergers and acquisitions. Her extensive experience in assisting both start-up and established businesses with complex technology, information technology and e-commerce issues provides significant value to the Board as the Internet and mobile operations of Peoples Bank continue to grow. Her practice with regulated entities provides experience with compliance issues and governmental oversight. She also has over 30 years of experience serving on nonprofit boards where she has focused on trustee nominations, board governance and oversight.

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Kevin R. Reeves

Age: 55 Director Continuously Since: 2022
Head of US Markets in Zero Carbon Energy for BP’s Gas & Low Carbon Energy Group. Mr. Reeves has worked for BP PLC, one of the world’s leading integrated oil and gas companies, from 2014 to present. Prior to assuming his current responsibilities, Mr. Reeves led BP’s energy marketing efforts in the Midwest and Northeast United States as Vice President, Natural Gas & Power Origination. Mr. Reeves previously worked for American Electric Power Service Corporation from 2002-2014 in energy marketing roles; for Reliant Energy’s Wholesale Group from 1999-2002 as director of wholesale energy sales in the southwestern United States; and Enron North America from 1995-1999 as manager for industrial and energy marketing. Prior to embarking on his career in the private sector, Mr. Reeves served as a PATRIOT missile battery launcher platoon leader in Germany and Saudi Arabia during the First Gulf War.

Mr. Reeves brings to the Board more than 25 years of experience in commodity risk management within the highly regulated energy industry. Mr. Reeves also has experience serving on nonprofit boards, where he has held leadership positions and served as a member of audit and finance committees.

Douglas V. Reynolds

Age: 46 Director Continuously Since: 2021
President and Chief Executive Officer since December 2012 and a director since 2008 of Energy Services of America Corporation, a contractor and service company that operates primarily in the Mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical and power industries; and Managing Partner of HD Media, which operates several newspapers in West Virginia. Mr. Reynolds is also the President of The Transylvania Corporation and a director of The Harrah and Reynolds Corporation. He was a director of Premier Financial Bancorp, Inc., a bank holding company headquartered in Huntington, West Virginia ("Premier"), from August 2020 to September 17, 2021, when Premier merged into Peoples. Mr. Reynolds was the former Premier director selected to join the Board as required by the merger agreement between Peoples and Premier. While serving on the Premier board, Mr. Reynolds served on the Nominating and Compensation Committees. Mr. Reynolds is also an attorney for Reynolds & Brown, PLLC, having practiced from 2008-2013 as an assistant prosecuting attorney; in private practice from 2003-2008; and from 2002-2003 as a public defender. Mr. Reynolds also served from 2007-2016 in the West Virginia House of Delegates, rising to the position of Vice Chairman on the leadership team of the Speaker of the House of Delegates.

Mr. Reynolds brings to the Board more than 20 years of varied experience as a practicing attorney, public servant and businessman in senior management roles. Mr. Reynolds also has experience serving on nonprofit boards.

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Frances A. Skinner

Age: 57 Director Continuously Since: 2021
Partner and co-founder of AUM Partners, LLC, a consulting firm specializing in leadership development at financial services firms, where she worked from its founding in 2009 to April 2018 and then since 2019. Ms. Skinner also currently serves as an independent corporate director for Fenimore Asset Management, a privately-held investment advisory firm, a position she has held since 2019. She is also the Vice-President of Women Investment Professionals, a non-profit supporting women in the financial services industry. A Certified Public Accountant (“CPA”) and Chartered Financial Analyst (“CFA”), Ms. Skinner served as Chief Administrative Officer – Investments, for Diamond Hill Investment Group, Inc., a publicly traded independent active asset manager, from April 2018 to 2019 after serving as an independent member of the Board of Directors of Diamond Hill Investment Group, Inc. from 2010 to May 2018. While serving on the Diamond Hill Investment Group, Inc. board, Ms. Skinner was chair of the Compensation Committee from 2011-2018, a financial expert on the Audit Committee from 2010-2018, and a member of the Nominating/Governance Committee.

Ms. Skinner has over 35 years of experience in the areas of investment management, finance, leadership and consulting. Ms. Skinner’s work on past and current boards as well as her work as an executive and consultant with AUM Partners, LLC allow her to contribute to the Board not only her strong quantitative perspective, but also her equally strong non-quantitative experience working with leaders and their teams.

Charles W. Sulerzyski

Age: 64 Director Continuously Since: 2011	President and Chief Executive Officer of Peoples and Peoples Bank since April 2011. Member of the Board of Managers of Peoples Insurance Agency, LLC since 2011, serving as President from April 2011 to April 2012, and from June 2015 until October 2015. Formerly Regional President of the Great Lakes Region for KeyBank, National Association., a national bank located in Cleveland, Ohio, from 2005 to 2010; Managing Director at Marsh & McClennan, Inc., a company located in New York, New York, which provides risk and insurance services and solutions, from 2000 to 2005; and Executive Vice President, Community Banking Group, at The Provident Bank, Cincinnati, Ohio, from 1996 to 2000. Director of Peoples Bank Foundation, Inc. since May 2011.
Mr. Sulerzyski’s role as President and Chief Executive Officer of Peoples and Peoples Bank provides him with intimate knowledge of the organization and its operations through his day-to-day management responsibilities. In addition, Mr. Sulerzyski’s service as a director allows him to share this valuable day-to-day perspective with the full Board. Mr. Sulerzyski’s many years of experience as a financial services executive also allow him to bring extensive industry knowledge in banking, insurance and investment organizations to the Board.

Michael N. Vittorio

Age: 69 Director Continuously Since: 2021	Former President and Chief Executive Officer of The First of Long Island Corporation and its national bank subsidiary, The First National Bank of Long Island, a full-service commercial bank headquartered in Long Island, New York. Mr. Vittorio was appointed President of both entities in 2002 and was appointed Chief Executive Officer of both entities in 2003. He retired from those positions on December 31, 2019. He also served on the boards of directors of both entities from February 2003 until April 2020.
Mr. Vittorio brings to the Board more than 45 years of experience in banking, including 17 years as the Chief Executive Officer of a successful community bank whose holding company was publicly-traded. Mr. Vittorio has extensive experience in commercial and real estate credit, strategic planning and execution, profitability, branch distribution, marketing, branding, corporate finance, mergers and acquisitions, relationship building, risk management, and team building. His industry experience and financial expertise are of tremendous value to the Board.

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While it is contemplated that all nominees will stand for re-election at the Annual Meeting, if one or more nominees at the time of the Annual Meeting should be unable to serve or for good cause will not serve as a candidate for re-election as a director, the individuals designated as proxies on the Proxy Card or in the voting instructions will have full discretion to vote the common shares represented by the proxies they hold for the re-election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board following recommendation by the Governance and Nominating Committee, unless the Board reduces the number of directors to be elected. If any substitute nominees are designated, Peoples will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC. The Board knows of no reason why any of the nominees named above would be unavailable or unable to serve if re-elected to the Board.
There are no family relationships among any of the directors, nominees for election as a director and executive officers of Peoples.
None of the directors of Peoples is or has been involved in legal proceedings required to be reported or disclosed in this Proxy Statement.
Board Highlights
If all of the Board’s nominees are re-elected at the Annual Meeting, the Board would have the following characteristics:
Board Diversity
The matrix below summarizes the self-identified gender and ethnic diverse attributes on the Board, effective as of February 28, 2022:

Board Diversity Matrix

Board Size:
Total Number of Directors	12
Gender:	Male	Female	Non-Binary	Did Not Disclose Gender
Number of directors based on gender identity	8	4	—	—
Number of directors who self- identify in any of the categories below:
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	7	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Undisclosed	None

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THE BOARD AND COMMITTEES OF THE BOARD
The Board has adopted the Peoples Bancorp Inc. Corporate Governance Guidelines, a copy of which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. The Board has also adopted the Code of Ethics for Directors, Officers and Employees of Peoples Bancorp Inc. and our Subsidiaries (“Code of Ethics”), a copy of which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com.
Committees of the Board
The Board has five standing committees: Audit, Compensation, Executive, Governance and Nominating, and Risk. Each of the standing committees is chaired by a separate independent director. The Audit Committee and the Risk Committee are charged with the majority of the risk oversight responsibilities of the Board. The Compensation Committee evaluates, with Peoples’ senior risk officer, all risks posed by Peoples’ executive compensation programs and makes all reasonable efforts required to limit any unnecessary risks these programs may pose to Peoples and to ensure that the programs do not encourage participants to take unnecessary or excessive risks that threaten the value of Peoples. These evaluations are conducted in accordance with guidance from applicable federal regulators. The Audit Committee, the Compensation Committee and the Risk Committee are focused on maintaining our key risks within acceptable tolerances and work in concert to provide enterprise-wide oversight. Each committee’s role and its interaction with the full Board regarding the committee’s oversight responsibilities are described more fully below. Through these committees and effective working relationships with management, the Board is able to effectively monitor and maintain an active role in the oversight of the key aspects of the risks to which Peoples is exposed. Peoples believes that this risk oversight structure, coupled with Peoples’ leadership structure of having an independent director serve as Chairman of the Board, maximizes the independence and objectivity of the Board in carrying out its functions.
Audit Committee
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Audit Committee is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. Among other duties set forth in its charter, the Audit Committee is responsible for:
•appointing, terminating, compensating and overseeing the work of Peoples’ independent registered public accounting firm, including resolving any disagreements between Peoples’ management and Peoples’ independent registered public accounting firm regarding financial reporting;
•pre-approving all audit and non-audit services provided by Peoples’ independent registered public accounting firm;
•discussing with Peoples’ independent registered public accounting firm the matters required to be communicated to the Audit Committee under applicable auditing standards and reviewing all relationships between Peoples’ independent registered public accounting firm and Peoples and our subsidiaries;
•reviewing and discussing with Peoples’ management, the auditors performing Peoples’ internal audit function (the “Internal Auditors”) and Peoples’ independent registered public accounting firm the adequacy and effectiveness of Peoples’ internal control over financial reporting and related accounting and financial controls;
•reviewing with the Internal Auditors and Peoples’ independent registered accounting firm annually, before each audit begins, the overall scope and plans for their respective audits, including the adequacy of staffing and compensation;
•reviewing and approving an internal audit contingency plan addressing how internal audits will be completed if the Internal Auditors cannot complete their audit plan;

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•appointing, terminating, compensating, and overseeing the Internal Auditors, including approving the scope of the internal audit, and overseeing the operation and performance of the Internal Auditors;
•naming, defining the overall roles and responsibilities of and assessing the effectiveness of, an individual within management to act as a liaison between the Internal Auditors, the Board and Peoples’ management;
•reviewing all transactions with related persons required to be reported to the Audit Committee under the Related Person Transaction Policy for potential conflict of interest situations, and approving or ratifying such transactions as appropriate;
•reviewing Peoples’ earnings press releases, earnings conference call scripts, and financial statements and related disclosures in Peoples’ periodic reports, and any other public disclosures containing material non-public financial information;
•setting hiring policies for employees or former employees of Peoples’ independent registered public accounting firm;
•establishing and reviewing the procedures for the receipt, retention and treatment of complaints received by Peoples regarding accounting, internal controls or auditing matters;
•receiving from Peoples’ General Counsel reports of evidence of a material violation of securities laws, breaches of fiduciary duty, a material violation of similar laws and asserted and unasserted claims and liabilities that may have a material impact on Peoples’ consolidated financial statements;
•reviewing with the Internal Auditors and Peoples’ counsel, legal and regulatory matters that may have a material impact on Peoples’ consolidated financial statements, related compliance policies of Peoples and compliance with Peoples’ Code of Ethics and programs and reports received from regulatory agencies;
•assisting the Board in the oversight of the performance of Peoples’ independent registered public accounting firm, and the independent registered public accounting firm’s qualifications and independence;
•preparing the report of the Audit Committee required to be included in Peoples’ annual Proxy Statement;
•performing the duties required by applicable laws and regulations to be performed by the audit committee for Peoples Bank, in its capacity as an Ohio state-chartered bank;
•performing the duties required by applicable laws and regulations to be performed by the fiduciary audit committee for Peoples Bank, in its capacity as a bank exercising fiduciary powers;
•performing an evaluation of the Audit Committee’s performance at least annually to determine whether it is functioning effectively; and
•other duties and responsibilities as may be delegated to the Audit Committee by the full Board.
The Audit Committee held 16 meetings during the 2021 fiscal year. The “AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021” appears beginning on page 76.
The Audit Committee is currently comprised of six directors: S. Craig Beam; George W. Broughton; David F. Dierker (Chair); James S. Huggins; Frances A. Skinner; and Michael N. Vittorio. Each of these directors, with the exception of Ms. Skinner and Mr. Vittorio, served as a member of the Audit Committee throughout the entire 2021 fiscal year. Mr. Vittorio was appointed as a member of the Audit Committee on April 22, 2021. Ms. Skinner was appointed as a member of the Audit Committee on September 23, 2021. Former director David L. Mead served as a member of the Audit Committee in 2021 until his resignation effective March 31, 2021. The Board has determined that each of the current members of the Audit Committee qualifies, and that during his period of service in the 2021 fiscal year, Mr. Mead qualified, as an independent director for purposes of Rule 10A-3 under the Exchange Act and under the applicable Nasdaq Rules.
The Board has concluded that each member of the Audit Committee is able to read and understand fundamental financial statements, including Peoples’ balance sheet, income statement and cash flow statement. Based upon their

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background, knowledge, qualifications, experience and profession, the Board has determined that David F. Dierker Frances A. Skinner and Michael N. Vittorio qualify as “audit committee financial experts” under the SEC’s rules, and as “financially sophisticated” for purposes of the applicable Nasdaq Rules.
Compensation Committee
The Compensation Committee is currently comprised of six directors: Tara M. Abraham; S. Craig Beam (Chair); Brooke W. James; Susan D. Rector; Frances A. Skinner; and Michael N. Vittorio. Each of these directors, with the exception of Ms. Skinner and Mr. Vittorio, served as a member of the Compensation Committee throughout the entire 2021 fiscal year. Mr. Vittorio was appointed as a member of the Compensation Committee on April 22, 2021. Ms. Skinner was appointed as a member of the Compensation Committee on September 23, 2021. Former director David L. Mead served as a member of the Compensation Committee in 2021 until his resignation effective March 31, 2021. George W. Broughton served as a member of the Compensation Committee until April 22, 2021. The Board has determined that each of the current members of the Compensation Committee qualifies, and during their period of respective service in the 2021 fiscal year, Mr. Mead and Mr. Broughton qualified, as (i) an “independent director” under the applicable Nasdaq Rules, including those specifically applicable to members of a compensation committee, and (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Compensation Committee is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. At least annually, the Compensation Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval as necessary.
The Compensation Committee is primarily responsible for:
•developing and implementing the compensation philosophy for the Chief Executive Officer, the other executive officers, and such other designated officers and employees of Peoples and our subsidiaries as directed by the Board that strengthens the relationship between pay levels and corporate performance and returns to shareholders;
•reviewing and approving corporate and individual goals and objectives relevant to evaluating the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives and determining the compensation of the Chief Executive Officer based on this evaluation;
•reviewing and approving corporate and individual goals and objectives relevant to evaluating the performance of the executive officers other than the Chief Executive Officer and other designated officers and employees as may be determined from time to time by the Compensation Committee and determining the compensation of the executive officers and such other designated officers and employees, with input from the Chief Executive Officer;
•reviewing with Peoples’ management and approving all forms of compensation to be provided to Peoples’ Chief Executive Officer, the executive officers and other designated officers and employees, as determined from time to time by the Compensation Committee;
•approving amendments to any of Peoples’ incentive-based compensation, equity-based compensation, bonus compensation, perquisites, employee benefit plans and salary programs;
•acting as the administrator of each of Peoples’ equity-based compensation plans and each of Peoples’ incentive compensation plans;
•reviewing and making recommendations to the full Board with respect to amendments to Peoples’ equity-based compensation plans and incentive compensation plans;
•recommending changes in the number of common shares reserved for issuance under any equity-based compensation plan;
•approving any award as may be required to comply with applicable provisions of the Internal Revenue Code and Treasury regulations promulgated thereunder;

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•evaluating the need for, and provisions of, employment contracts, including severance arrangements and change in control agreements, for the Chief Executive Officer and other executive officers, as well as for other designated officers and employees;
•reviewing with Peoples’ management and approving recommendations with regard to an aggregate salary budget for employees of Peoples and our subsidiaries;
•reviewing and approving the plan design and structure of insurance benefits coverage for officers, directors and employees of Peoples and our subsidiaries;
•reviewing and monitoring incentive compensation arrangements to confirm that incentive pay policies and practices do not encourage unnecessary risk-taking, and reviewing and discussing, at least annually, the relationship among Peoples’ risk management policies and practices, corporate strategy and executive compensation;
•reviewing Peoples’ management succession and development activities at least annually;
•performing an evaluation of the Compensation Committee’s performance at least annually to determine whether it is functioning effectively;
•recommending to the full Board the compensation and benefits for directors of Peoples and our subsidiaries;
•acting as the administrator of Peoples’ Deferred Compensation Plan for Directors and reviewing and making recommendations to the full Board with respect to amendments to the same;
•reviewing and discussing the Compensation Discussion and Analysis with Peoples’ management and recommending to the full Board that the same be included in Peoples’ annual proxy statement;
•producing the annual report of the Compensation Committee on executive compensation to be included in Peoples’ annual proxy statement;
•reviewing and discussing with Peoples’ management any disclosures required by applicable SEC Rules related to Peoples’ compensation risk management;
•monitoring summary data on the employee population of Peoples and our subsidiaries;
•approving material changes to Peoples’ human resources policies; and
•providing recommendations to the full Board on Peoples-sponsored compensation-related proposals to be considered at Peoples’ annual meeting of shareholders, including “Say-on-Pay” and “Say-on-Frequency” proposals; and reviewing and considering with Peoples management the results of such votes.
The Compensation Committee administers Peoples’ Third Amended and Restated 2006 Equity Plan (the “2006 Plan”), Peoples’ Employee Stock Purchase Plan (“ESPP”) and Peoples’ incentive programs, and approves grants of awards under the 2006 Plan and the incentive programs in compliance with applicable securities and tax laws. The Compensation Committee also undertakes such other responsibilities as the full Board may from time to time prescribe.
The Compensation Committee held ten meetings during the 2021 fiscal year. Its Chair determines the agenda for the meetings with the assistance of Peoples’ Chief Human Resources Officer, who serves as Secretary to the Compensation Committee.
The Compensation Committee has the authority to retain one or more compensation consultants or advisors to assist in the evaluation of director and executive officer compensation. The Compensation Committee has sole authority to retain and terminate any such compensation consultant or advisor, including sole authority to approve the fees and other retention terms of any consultant or advisor. The Compensation Committee engaged Pay Governance, LLC (“Pay Governance”) as the Compensation Committee’s compensation and benefits consultant for 2021. The Compensation Committee has direct access to its compensation and benefits consultant and may engage the consultant on an as needed basis for advice with respect to the amount and form of executive and director compensation. Pay Governance does not provide services to Peoples or our subsidiaries other than those provided to

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or at the request of the Compensation Committee. Please see the discussion of the consulting services provided to the Compensation Committee by Pay Governance in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS - Setting Executive Compensation” beginning on page 49 of this Proxy Statement.
The Compensation Committee determined that the work of Pay Governance during the 2021 fiscal year did not raise any actual conflict of interest. Additionally, the Compensation Committee determined that Pay Governance was independent of management after considering several factors, including (1) whether Pay Governance provided any other services to Peoples; (2) the amount of fees received from Peoples by Pay Governance as a percentage of the firm’s total revenue; (3) Pay Governance’s policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of the individual compensation consultants providing services to Peoples with a member of the Compensation Committee; (5) the number of Peoples common shares owned by the individual compensation consultants providing services to Peoples; and (6) any business or personal relationships between the executive officers of Peoples and Pay Governance or the individual compensation consultants providing services to Peoples.
The section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” regarding executive compensation for the 2021 fiscal year appears beginning on page 40, and the “COMPENSATION COMMITTEE REPORT” for the 2021 fiscal year appears beginning on page 63 of this Proxy Statement.
Executive Committee
The Executive Committee is currently comprised of seven directors: S. Craig Beam; George W. Broughton; David F. Dierker; James S. Huggins; Brooke W. James; Susan D. Rector (Chair); and Charles W. Sulerzyski. Each of these directors, with the exception of Mr. Beam, served as a member of the Executive Committee throughout the entire 2021 fiscal year. Mr. Beam was appointed as a member of the Executive Committee on April 22, 2021. Former director David L. Mead served as a member of the Executive Committee in 2021 until his resignation effective March 31, 2021. The Executive Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the current charter of the Executive Committee is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. The Executive Committee did not meet during the 2021 fiscal year.
The responsibilities of the Executive Committee include exercising, during the intervals between the meetings of the full Board, all the powers of the Board in the management of the business, properties and affairs of Peoples, including authority to take all action provided in Peoples’ Code of Regulations to be taken by the Board, to the extent not delegated to another Board committee. However, the foregoing is subject to the applicable provisions of law and the limitations contained in the Executive Committee’s charter.
Governance and Nominating Committee
The Governance and Nominating Committee is currently comprised of five directors: Tara M. Abraham; George W. Broughton; David F. Dierker; Brooke W. James (Chair); and Susan D. Rector. Each of these directors served as a member of the Governance and Nominating Committee throughout the entire 2021 fiscal year. The Board has determined that each of the current members of the Governance and Nominating Committee qualifies as an independent director under applicable Nasdaq Rules.
The Governance and Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board, a copy of which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. At least annually, the Governance and Nominating Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board for approval as necessary. The Governance and Nominating Committee held ten meetings during the 2021 fiscal year.
The Governance and Nominating Committee is primarily responsible for:

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•establishing and articulating qualifications, desired background and selection criteria for members of the Board consistent with any eligibility requirements set forth in Peoples’ Code of Regulations, considering such factors as the Governance and Nominating Committee deems appropriate;
•identifying and evaluating Board candidates and periodically reviewing the procedures used by the Governance and Nominating Committee in such identification and evaluation processes;
•screening and making recommendations to the full Board of qualified and diverse candidates for election, nomination or appointment to the Board, including nominees for re-election as directors and candidates to fill vacancies;
•evaluating and recommending to the full Board determinations of Board member independence and of financial expertise and financial sophistication with respect to Audit Committee members;
•recommending assignments to committees of the Board and chairs of Board committees for consideration by the full Board;
•reviewing with the Chairman of the Board, or another director designated by the Board, issues involving potential conflicts of interest and/or any change of status of directors pursuant to applicable law and the applicable provisions of Peoples’ Code of Ethics, Peoples’ Code of Regulations or Peoples’ Corporate Governance Guidelines;
•periodically administering and reviewing with the Chairman of the Board, or another director designated by the Board, an evaluation of the processes and performance of the Board and the Board’s committees, and reporting such review to the Board;
•recommending to the full Board for its consideration the number of members to serve on the Board;
•periodically reviewing Peoples’ Code of Ethics and the Related Person Transaction Policy and recommending changes, as deemed necessary or appropriate by the Governance and Nominating Committee, to the full Board for approval;
•overseeing Peoples’ practices and reporting with respect to ESG topics;
•reviewing and reporting to the full Board on board education opportunities and additional corporate governance matters as necessary or as directed by the Chairman of the Board or the Board as a whole;
•overseeing the orientation and education of new and continuing members of the Board;
•developing and recommending to the Board a set of Corporate Governance Guidelines applicable to Peoples and periodically reviewing the same;
•performing an evaluation of the Governance and Nominating Committee’s performance at least annually to determine whether it is functioning effectively; and
•reviewing the appropriateness of continued Board service by a Board member who changes his or her principal occupation from that held when elected to the Board and volunteers to resign from the Board for such reason.
Risk Committee
The Risk Committee is currently comprised of nine directors: Tara M. Abraham; S. Craig Beam; George W. Broughton; David F. Dierker; James S. Huggins (Chair); Brooke W. James; Susan D. Rector; Frances A. Skinner; and Michael N. Vittorio. Each of these directors served as members of the Risk Committee throughout the entire 2021 fiscal year with the exception of Ms. Skinner and Mr. Vittorio. Mr. Vittorio was appointed as a member of the Risk Committee on April 22, 2021, and Ms. Skinner was appointed as a member of the Risk Committee on September 23, 2021. Former director David L. Mead served as a member of the Risk Committee in 2021 until his resignation effective March 31, 2021. The Board has determined that each of the current members of the Risk Committee

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qualifies, and during his period of service in the 2021 fiscal year, Mr. Mead qualified, as an independent director under applicable Nasdaq Rules.
The Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board, which is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com. At least annually, the Risk Committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Risk Committee held seven meetings during the 2021 fiscal year.
The primary responsibilities of the Risk Committee are:
•reviewing and annually approving Peoples’ enterprise risk management framework and policy;
•reviewing and approving Peoples’ risk appetite, risk tolerances, risk targets and risk limits on an annual basis;
•reviewing and monitoring management of credit, liquidity, market, compliance and legal, operational, IT operational, strategic, and reputation risks through the enterprise risk management framework, with ESG risks being considered within each of the risk areas;
•reviewing management’s analysis of potential scenarios and future emerging risks that would have a material impact on the earnings, capital and/or dividends of Peoples, and ensuring that residual risk exposures are within desired levels, and when they are not, that management’s responses and any plans of action are reasonable;
•approving limits and/or operating guidelines for Peoples’ material risks, including credit, market and operational risks, on at least an annual basis, and reviewing the trend and current risk levels of Peoples to monitor compliance with established limits;
•reviewing the structure, operation and effectiveness of Peoples Bank’s Compliance Department at least annually, including whether such Compliance Department has adequate resources and authority to perform its responsibilities;
•reviewing and approving Peoples Bank’s major compliance policies;
•receiving and reviewing reports on the results of compliance risk assessments and the results of compliance testing and audits performed by Peoples Bank’s Compliance Department, Internal Auditors and/or consultants;
•receiving and reviewing reports from Peoples Bank’s Compliance Officer concerning Peoples Bank’s compliance with applicable laws, regulations and policies; including reports of critical compliance metrics;
•reviewing and approving the charter of Peoples Bank’s management compliance committee annually and receiving periodic reports on such committee’s activities;
•being consulted in the appointment and dismissal of Peoples Bank’s Compliance Officer;
•receiving periodic reports from Peoples Bank’s Bank Secrecy Act Officer concerning Peoples Bank’s compliance with the Bank Secrecy Act, anti-money laundering laws and regulations, and the USA Patriot Act;
•reviewing and approving Peoples Bank’s lending policies and lending concentration limits;
•overseeing credit management’s compliance with Peoples Bank’s lending policies;
•establishing lending authorities for Peoples Bank’s loan officers and reviewing and approving such lending authorities no less frequently than annually;
•reviewing and discussing with credit management the structure and performance of Peoples Bank’s loan portfolio, including loan activity, loan charge-offs, concentrations, quality and risk;
•reviewing Peoples Bank’s loan review procedures and allowance for credit losses;
•assessing, at least annually, the effectiveness of the Director of Risk Management;

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•performing an evaluation of the Risk Committee’s performance at least annually to determine whether it is functioning effectively; and
•carrying out such other duties and responsibilities as may be delegated to the Risk Committee by the full Board.
DIRECTOR COMPENSATION
Peoples uses a combination of cash and equity-based compensation to attract and retain qualified directors to serve on the Board. Director compensation elements are designed to:
•Ensure alignment with long-term shareholder interests;
•Ensure Peoples can attract and retain outstanding director candidates;
•Recognize the substantial time commitments necessary to oversee the affairs of Peoples; and
•Support the independence of thought and action expected of directors.
Compensation Paid to Board Members
2021 Fiscal Year
The Compensation Committee believes the combination of cash and equity-based compensation (in the form of unrestricted common shares) in Peoples' director compensation model promotes independent decision-making on the part of directors as the common shares have immediate value, unlike stock options or similar forms of equity-based awards. During 2021, each director of Peoples, other than Mr. Sulerzyski, received a retainer at an annual rate of $47,500 paid in quarterly installments. Each installment of the annual retainer was paid 60% in cash and 40% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment. Additionally, during the first quarter of 2021, each director of Peoples, other than Mr. Sulerzyski, received an additional retainer of $15,000 paid 100% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment. The common shares issued for director compensation are reported in the “Stock Awards” column of the “DIRECTOR COMPENSATION FOR 2021” table found on page 37 of this Proxy Statement.
In 2021, the Chairs of the Compensation Committee, the Governance and Nominating Committee, and the Risk Committee each received an additional retainer at an annual rate of $5,000 paid in quarterly installments. In 2021, the Chair of the Audit Committee received an additional retainer at an annual rate of $10,000 paid in quarterly installments. Each installment of these additional annual retainers was paid 60% in cash and 40% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment.
In 2021, the Chairman of the Board received an additional retainer at an annual rate of $50,000 paid in quarterly installments. Each installment of the additional annual retainer was paid 60% in cash and 40% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment.
All directors of Peoples are also directors of Peoples Bank. In 2021, directors received compensation for their service as Peoples Bank directors in addition to the compensation received for their service as directors of Peoples. During 2021, each director of Peoples, other than Mr. Sulerzyski, received for service as a director of Peoples Bank a retainer at an annual rate of $12,000 paid in quarterly installments, with 60% of each installment paid in cash and 40% paid in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment.
The director compensation described above is reflected in the “DIRECTOR COMPENSATION FOR 2021” table found on page 37 of this Proxy Statement. The Compensation Committee believes the compensation paid to directors is commensurate with the level of responsibility and accountability of each director and is appropriate to maintain the caliber of directors necessary to promote long-term shareholder value based upon periodic review of director compensation data from the Peer Group described in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 40 of this Proxy Statement.
Mr. Sulerzyski received no compensation as a director of Peoples or of Peoples Bank during the 2021 fiscal year.

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Directors who travel a distance of 50 miles or more to attend a Board or Board committee meeting of Peoples or Peoples Bank receive a $150 travel fee. A single travel fee of $150 is paid for multiple meetings occurring on the same day or consecutive days. Directors who travel a distance of 500 miles or more (round trip) to attend a Board or Board committee meeting are reimbursed for the actual cost of reasonable travel expenses including coach class airfare, car rental and other usual and customary travel expense in lieu of the $150 fee. Directors who stay overnight to attend a meeting are reimbursed for the actual cost of their overnight accommodations. Peoples believes these fees and reimbursements are reasonable and partially offset travel expenses incurred by those directors living outside the Marietta, Ohio area, where Board and Board committee meetings are typically held.
2022 Fiscal Year
In 2021, Peoples completed two strategic acquisitions which substantially increased its total asset size. As a result, Peoples reviewed its Peer Group and made changes to reflect Peoples' larger asset size. In recognition of those changes, the Board reviewed its compensation program relative to the updated Peer Group and made some changes to simplify the program, while still maintaining a strong link to shareholder interests. Beginning January 1, 2022, the Board eliminated the separate annual retainers for service as a director of Peoples and of Peoples Bank and replaced them with a single annual retainer in the amount of $92,500 paid in quarterly installments. Each installment of the annual retainer will be paid 50% in cash and 50% in the form of the number of unrestricted common shares with an equivalent fair market value at the time of payment. The additional annual retainer paid to each of the Chairs of the Compensation Committee, the Governance and Nominating, and the Risk Committee was increased to $7,500, and the additional retainer paid to the Chair of the Audit Committee was increased to $12,500. These additional annual retainers will be paid in quarterly installments and will paid 100% in cash. The Board also eliminated the additional retainer of $15,000 that had been paid in the first quarter of 2021 to each director. There was no change to the additional retainer paid to the Chairman of the Board.
Other Information Regarding Equity-Based Compensation
Under the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan (the "2006 Plan"), the maximum aggregate dollar value with respect to equity-based award(s) that may be granted to any one non-employee director in any one fiscal year is $150,000. The full Board approves all equity-based awards made to individuals serving as non-employee directors of both Peoples and Peoples Bank. The grant date for equity-based awards made to non-employee directors of Peoples and Peoples Bank is typically the date of the approval by the Board, the date of election or appointment as a non-employee director or the second business day following the date on which any material information has been publicly disclosed, whichever is the latest. The price by which the value of equity-based awards is measured is the closing price of Peoples common shares on The Nasdaq Global Select Market® on the grant date.
Deferred Compensation Plan for Directors
Peoples maintains the Third Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the “Deferred Compensation Plan for Directors”). Voluntary participation in the Deferred Compensation Plan for Directors allows a non-employee director of Peoples or of any of our subsidiaries to defer all or part of the compensation (including compensation in the form of common shares), and the federal income tax thereon, received for services provided as a director of Peoples or of one of our subsidiaries. Since 1998, directors participating in the Deferred Compensation Plan for Directors have been permitted to allocate their deferrals within their respective bookkeeping accounts under the Deferred Compensation Plan for Directors between a cash account and a stock account. Deferrals with respect to compensation in the form of common shares are automatically deferred to the stock account. The cash account earns interest equal to Peoples Bank’s three-year certificate of deposit interest rate. The stock account receives allocations to a bookkeeping account of Peoples common shares on the first business day of each calendar quarter based upon the cash portion of amounts deferred during the previous calendar quarter and the fair market value of Peoples common shares on the allocation date and is credited with subsequent cash dividends on the common shares previously allocated to the stock account (which will be similarly credited to the bookkeeping account as Peoples common shares). If a participant fails to make an election, 100% of the participant’s deferrals will be allocated to the cash account. The only right a participant in the Deferred Compensation Plan for Directors has with respect to his or her cash account and/or stock account is to receive distributions upon termination of service as a director. Distribution of the deferred amounts is made in a lump sum or substantially equal annual installments over a period of up to five years, at the election of the director, beginning (i) on

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the first business day of the calendar month following the date of the director’s termination of service due to resignation, retirement, death or otherwise for the portion of the account, if any, that was earned and vested before January 1, 2005, and any additions attributable to such portion of the account; and (ii) on the first business day of the calendar month following the earlier of the director’s death or separation from service as a director for the remaining portion of the account. For a director who is also a “specified employee” for purpose of Section 409A on the date of the director’s separation from service, the distribution of the portion of the account that was earned and vested on or after January 1, 2005, will be delayed until the first business day of the seventh month following the date of separation of service. The stock account is distributed only in common shares of Peoples, and the cash account is distributed only in cash.
All Other Compensation
The non-employee directors are eligible, at their own cost, to participate in the medical and dental insurance plans maintained by Peoples for employees. In addition, the non-employee directors automatically receive a group term life insurance benefit, the premiums for which are paid by Peoples. This benefit is also provided for directors after their retirement from Peoples. The maximum benefit under the group term life insurance is $50,000 for directors age 65 or younger. The maximum benefit decreases by a percentage for each year beyond age 65 until it reaches a maximum payout of $5,000 at age 90.
During 2016, the Board approved the purchase of split-dollar bank-owned life insurance ("BOLI"), and all of the directors serving at the time were offered the opportunity to participate in this benefit. Those directors who elected to participate each receive a $50,000 life insurance death benefit while serving as a director of Peoples and a $25,000 life insurance death benefit after retiring from service as a director of Peoples at no cost to the director. As the owner of the policy, Peoples can elect to terminate this coverage at any time. Directors who joined the Board after the 2016 approval of the purchase of BOLI do not participate in this benefit.
Stock Ownership Guidelines
Peoples’ Corporate Governance Guidelines require that directors establish a financial stake in Peoples by developing a meaningful ownership position in Peoples over time as is appropriate given the director’s personal financial circumstances. However, within five years after the date of his or her election to the Board, each director must own at least 10,000 common shares of Peoples or common shares having a market value of $200,000, whichever is less. In addition, under Peoples’ Insider Trading Policy, all directors, officers and employees of Peoples and any of our subsidiaries are prohibited from holding Peoples’ securities in a margin account or otherwise pledging Peoples’ securities as collateral for a loan or other financial obligation. Such individuals are also prohibited from engaging in short sales, publicly-traded options, and hedging or monetization transactions involving Peoples’ securities through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

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Director Compensation for 2021
Compensation paid to directors for 2021 service as directors of Peoples and Peoples Bank is summarized below.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees Earned or Paid in Cash ($) (6)	Stock Awards ($) (7)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (8)	All Other Compensation ($) (9)	Total ($)
Tara M. Abraham	$36,000	$38,773	—	—	$22,910	$72	$97,755
S. Craig Beam	$37,919	$40,152	—	—	—	$63	$78,134
George W. Broughton	$36,781	$39,394	—	—	$2,983	$72	$79,230
David F. Dierker	$41,700	$42,773	—	—	$24,990	$72	$109,535
James S. Huggins	$38,850	$40,773	—	—	$10,636	$72	$90,331
Brooke W. James	$39,000	$40,773	—	—	—	$72	$79,845
David L. Mead (2)	$8,925	$20,923	—	—	—	$18	$29,866
Susan D. Rector	$66,150	$58,773	—	—	$6,375	$72	$131,370
Douglas V. Reynolds (3)	$6,597	$4,398	—	—	—	—	$10,995
Frances A. Skinner (4)	$16,104	$10,736	—	—	$109	$24	$26,973
Michael N. Vittorio (5)	$33,320	$37,186	—	—	—	—	$70,506
(1)Charles W. Sulerzyski, who serves as President and Chief Executive Officer of both Peoples and Peoples Bank, is not included in this table. Mr. Sulerzyski receives no compensation in his capacity as a director of Peoples and Peoples Bank. The compensation received by Mr. Sulerzyski as an executive officer of Peoples and of Peoples Bank is shown in the table under the section captioned “SUMMARY COMPENSATION TABLE FOR 2021” beginning on page 64 of this Proxy Statement. In addition, Kevin R. Reeves is not included in this table since he did not become a director of Peoples and of Peoples Bank until January 24, 2022.
(2)Mr. Mead resigned effective March 31, 2021.
(3)Mr. Reynolds was elected as a director effective October 25, 2021.
(4)Ms. Skinner was elected as a director effective July 19, 2021.
(5)Mr. Vittorio was elected as a director effective January 25, 2021.
(6)Amounts reported represent the aggregate cash quarterly retainers and travel fees earned by each director for 2021. Included in the amounts reported are voluntary elective deferrals of fees made by participating directors pursuant to the Deferred Compensation Plan for Directors. Deferrals of these fees for 2021 were: $35,700 for Ms. Abraham; $6,597 for Mr. Reynolds; and $12,883 for Ms. Skinner. Pursuant to the 2021 compensation structure for directors, the portion of quarterly retainer earned or paid in cash is detailed in column (b). All directors identified in this table are, or, in the case of Mr. Mead, were, non-employee directors of both Peoples and of Peoples Bank and were compensated through retainers paid quarterly for their service to both boards.
(7)Amounts reported represent the sum of: (i) the grant date fair values at the time of payment of the unrestricted common shares delivered to the director as the equity portion of the quarterly retainers for services rendered as a director of Peoples and of Peoples Bank; and (ii) the grant date fair value of the unrestricted common shares granted to each non-employee director on February 1, 2021, in each case computed in accordance with FASB ASC Topic 718. The grant date fair value related to each issuance of common shares represented the closing price of Peoples common shares on The Nasdaq Global Select Market® on the date of issuance times the number of common shares issued. Included in the amounts reported are voluntary elective deferrals of the equity portion of fees made by participating directors pursuant to the Deferred Compensation Plan for Directors. Deferrals of these fees for 2021 were: $38,773 for Ms. Abraham; $58,773 for Ms. Rector; $4,398 for Mr. Reynolds; and $8,589 for Ms. Skinner. Pursuant to the 2021 compensation structure for directors, the portion of quarterly retainers paid in stock awards is detailed in column (c). All directors identified in this table are, or, in the case of Mr. Mead, were, non-employee directors of both Peoples and Peoples Bank and were compensated through retainers paid quarterly for their service to both boards.
(8)Amounts reported represent 2021 earnings on each participating director’s bookkeeping account under the Deferred Compensation Plan for Directors.

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(9)Amounts reported represent the amount of Peoples’ 2021 annual premium payment for group term life insurance covering each of the directors.
EXECUTIVE OFFICERS
The following individuals serve as the executive officers of Peoples as of the date of this Proxy Statement. Each executive officer is elected annually and serves at the pleasure of the Board. The age of each executive officer as of the date of this Proxy Statement, the positions presently held by each executive officer with Peoples and our principal subsidiaries, and each executive officer’s individual business experience are set forth below.

Name	Age	Position

Charles W. Sulerzyski	64	President and Chief Executive Officer
Kathryn M. Bailey	39	Executive Vice President, Chief Financial Officer and Treasurer
Mark J. Augenstein	48	Executive Vice President, Operations
Jason M. Eakle	39	Executive Vice President, Chief Credit Officer
M. Ryan Kirkham	47	Executive Vice President, General Counsel and Corporate Secretary
Tyler J. Wilcox	43	Executive Vice President, Community Banking
Douglas V. Wyatt	60	Executive Vice President, Chief Commercial Banking Officer
Mr. Sulerzyski serves as President and Chief Executive Officer of both Peoples and Peoples Bank, positions he has held since April 2011. Mr. Sulerzyski has served as a member of the boards of directors of Peoples and Peoples Bank since April 2011, as a member and President of the Board of Managers of Peoples Insurance Agency, LLC since April 2011, and as a Director for Peoples Bank Foundation, Inc. since May 2011. From April 2011 to April 2012, and from June 2015 to October 2015, he served as President of Peoples Insurance Agency, LLC. Prior to joining Peoples, he served as Regional President of the Great Lakes Region for KeyBank, National Association, a national bank located in Cleveland, Ohio, from 2005 to 2010. From 2000 to 2005, Mr. Sulerzyski was a Managing Director at Marsh & McClennan, Inc., a company located in New York, New York, which provides risk and insurance services and solutions; and from 1996 to 2000, he served as Executive Vice President, Community Banking Group, at The Provident Bank, in Cincinnati, Ohio.
Ms. Bailey serves as Executive Vice President, Chief Financial Officer and Treasurer of Peoples and Peoples Bank, positions she has held since October 2020. Ms. Bailey serves as a member and Treasurer of the Board of Managers of Peoples Insurance Agency, LLC, a position she has held since October 2020. Ms. Bailey serves as a Director and Vice President of Peoples Bank Foundation, Inc., which she undertook in October 2018. She joined Peoples in May 2011 as SEC Reporting Manager for Peoples Bank, a position she held until June 2012 when she was promoted by Peoples to Controller and Vice President, Controller for Peoples Bank. She was further promoted to Senior Vice President, Controller for Peoples Bank in October 2015, and to Senior Vice President, Director of Finance for Peoples Bank and Director of Finance for Peoples in January 2019. Prior to joining Peoples, Ms. Bailey worked for PricewaterhouseCoopers LLP, in Cleveland, Ohio from September 2006 to May 2011. Ms. Bailey is a Certified Public Accountant.
Mr. Augenstein serves as Executive Vice President, Operations of Peoples and Peoples Bank, positions he has held since October 2020. From July 2012 to September 2020, Mr. Augenstein served as Senior Vice President, Operations, for Peoples Bank. From May 2007 to June 2012, he served as Vice President, Operations for Peoples Bank. Mr. Augenstein has been employed by Peoples Bank since September 2001.
Mr. Eakle serves as Executive Vice President, Chief Credit Officer of both Peoples and Peoples Bank, positions he has held since April 2020. From August 2016 until March 2020, he served as Senior Vice President, Senior Commercial Underwriter of Peoples Bank, managing the commercial credit underwriting function. From 2009 to August 2016, Mr. Eakle held progressively more responsible positions with Peoples Bank, including Vice President, Commercial Credit Portfolio Manager. Prior to joining Peoples, Mr. Eakle worked for Eramet Marietta, Inc, a large multinational mining and metallurgy company in Marietta, Ohio.
Mr. Kirkham serves as Executive Vice President, General Counsel of Peoples, and Executive Vice President, General Counsel of Peoples Bank, positions he has held since January 2019. Mr. Kirkham has also served as Corporate Secretary of Peoples since November 2011, Secretary of Peoples Insurance Agency, LLC since December 2011,

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Secretary of Peoples Bank Foundation, Inc. since October 2013, and as a director and Secretary of Peoples Investment Company since April 2018. Mr. Kirkham served as General Counsel of Peoples from January 2015 to January 2019 and as Corporate Counsel for Peoples from November 2011 to January 2015. He served as Senior Vice President, General Counsel of Peoples Bank from January 2015 to January 2019, and as Senior Vice President, Corporate Counsel of Peoples Bank from January 2013 to January 2015. From November 2011 to January 2013, Mr. Kirkham served as Vice President, Corporate Counsel of Peoples Bank. Mr. Kirkham joined Peoples Bank as Associate Counsel in June 2010, and served in that role until November 2011. Prior to joining Peoples, Mr. Kirkham practiced law from 2005 to 2008 with the law firm Strauss & Troy LPA, and with the law firm Graydon Head & Ritchey LLP from 2008 to 2010, each in Cincinnati, Ohio. From 1996 to 2005, Mr. Kirkham worked for First Financial Bank in Hamilton, Ohio.
Mr. Wilcox serves as Executive Vice President, Community Banking of Peoples and Peoples Bank, positions he has held since October 2020. He has served as a member of the Board of Managers of Peoples Insurance Agency, LLC since October 2020. From January 2019 to September 2020, he served as Executive Vice President, Regional President of Peoples Bank’s South Region, and as President of Peoples Insurance Agency from October 2015 to December 2018. He served as Peoples Bank’s Senior Vice President, Director of Human Resources from April 2012 to October 2015, and as Peoples Bank’s Vice President, Director of Compensation and Benefits, from November 2011 to April 2012. Mr. Wilcox joined Peoples Bank in August 2008 as Associate Counsel, and served in that role until November 2011. Mr. Wilcox practiced law as an Assistant City Attorney for the City of Columbus, Ohio from January 2005 until August 2008.
Mr. Wyatt serves as Executive Vice President, Chief Commercial Banking Officer of both Peoples and Peoples Bank, positions he has held since April 2017. From April 2016 until April 2017, Mr. Wyatt served as Executive Vice President, Commercial Banking of Peoples Bank, where he led Peoples Bank’s commercial line of business efforts in the central and southeastern portions of Ohio, as well as in West Virginia and Kentucky. Prior to joining Peoples, Mr. Wyatt worked for Fifth Third Bank in Cincinnati, Ohio from 2005 to April 2016. Mr. Wyatt served at Fifth Third Bank as Executive Vice President, Senior Commercial Banker, from 2006 to 2016, and as Vice President, Commercial Banking Division, from 2005 to 2006. Prior to 2006, Mr. Wyatt worked for 16 years at U.S. Bank, National Association, in Cincinnati, Ohio, serving in various roles including but not limited to President of the Central Ohio region and leader of Commercial Banking for Central Ohio.
None of the executive officers of Peoples is or has been involved in legal proceedings required to be reported or disclosed in this Proxy Statement.
PROPOSAL NUMBER 2: VOTE ON ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable Peoples’ shareholders to vote to approve, on an advisory and non-binding basis, the compensation of Peoples’ named executive officers as disclosed in this Proxy Statement. Accordingly, the following resolution will be submitted for shareholder approval at the Annual Meeting:
“RESOLVED, that the shareholders of Peoples Bancorp Inc. (“Peoples”) approve, on an advisory basis, the compensation of Peoples’ named executive officers as disclosed in Peoples’ Proxy Statement for its 2022 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including in the “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS”, the “SUMMARY COMPENSATION TABLE FOR 2021”, and the related executive compensation tables, notes and narratives.”
The Board believes that Peoples’ compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation and incentives paid to Peoples’ named executive officers with Peoples’ short-term goals and long-term success, and that such compensation and incentives are designed to attract, retain and motivate Peoples’ key executives who are directly responsible for Peoples’ continued success. The Board believes that Peoples’ compensation policies and practices do not threaten the value of Peoples or the investments of our shareholders, or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Peoples. The Board further believes that Peoples’ culture focuses executives on sound risk management and appropriately rewards executives for performance. The

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Board also believes that Peoples’ compensation policies and procedures are reasonable in comparison both to Peoples’ peer bank holding companies and to Peoples’ performance during the 2021 fiscal year.
Similar “Say on Pay” proposals were approved by a significant majority of the common shares voted at each of Peoples’ last eleven annual meetings of shareholders.
Shareholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of Peoples’ named executive officers in the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 40 of this Proxy Statement.
The vote on the advisory resolution relates to the compensation of Peoples’ named executive officers as a whole. Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Board or the Compensation Committee with respect to future executive compensation decisions, including those relating to Peoples’ named executive officers, or otherwise; (ii) overrule any decision made by the Board or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by the Board or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the vote when considering future executive compensation arrangements. The current policy of the Board is to include an advisory resolution regarding approval of the compensation of Peoples’ named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve the compensation of Peoples’ named executive officers will occur at the 2022 Annual Meeting.
Recommendation and Vote Required

THE COMPENSATION COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMEND THAT PEOPLES’ SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF PEOPLES’ NAMED EXECUTIVE OFFICERS.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Peoples’ named executive officers as disclosed in this Proxy Statement. Except in the case of broker non-votes, a proxy received by Peoples and not revoked prior to or at the Annual Meeting will be voted in favor of this non-binding, advisory resolution unless otherwise instructed by the shareholder. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary of 2021 Fiscal Year Performance and Compensation
The Compensation Committee has responsibility for establishing, implementing and continually monitoring our executive compensation program. In particular, the Compensation Committee determines the compensation of our named executive officers (“NEOs”), which included our Chief Executive Officer (“CEO”), our Chief Financial Officer and our three other most highly-compensated executive officers who were serving as executive officers at the end of 2021. The NEOs for 2021 were:
•Charles W. Sulerzyski, President and CEO
•Kathryn M. Bailey, Executive Vice President, Chief Financial Officer and Treasurer
•Douglas V. Wyatt, Executive Vice President, Chief Commercial Banking Officer
•Tyler J. Wilcox, Executive Vice President, Community Banking
•Jason M. Eakle, Executive Vice President, Chief Credit Officer

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The Compensation Committee strives to ensure that the total compensation paid to the NEOs is reasonable, competitive and aligned with the best interests of our shareholders without encouraging excessive risk-taking.
2021 Business Highlights
The year 2021 was a historic year for Peoples. On March 31, 2021, we closed on the acquisition of a nationwide equipment leasing business from NS Leasing, LLC. Headquartered in Burlington, Vermont, the business now operates as North Star Leasing, a division of Peoples Bank. In September of 2021, we completed the merger with Premier Financial Bancorp, Inc. ("Premier"), a bank holding company with $2.0 billion in total assets (at the time of the merger) headquartered in Huntington, West Virginia. The North Star Leasing acquisition gave us a high-yielding, experienced leasing business, and the Premier merger helped strengthen our market positions in eastern Kentucky and West Virginia and gained us entry into new markets in Virginia, Washington D.C. and Maryland. In addition to completing two strategic business combinations, we also endured continued economic disruptions and uncertainty from the second year of the world-wide COVID-19 pandemic.
Below is a list of notable accomplishments for 2021:
•Net income improved to $47.6 million for 2021, compared to $34.8 million for 2020.
•Earnings per diluted common share improved to $2.15 in 2021, compared to $1.73 in 2020.
•Net interest income grew 24% for 2021, compared to 2020.
•Non-interest income, excluding net gains and losses, grew 8% in 2021, compared to 2020.
•Period-end total loans at the end of 2021 increased by 32%,compared to December 31, 2020.
•Total deposits at the end of 2021 increased 50%, compared to December 31, 2020.
•Net charge-offs as a percent of average total loans were 13 basis points for 2021.
•Total stockholders' equity at the end of 2021 increased by 47%, compared to December 31, 2020.
•Total shareholder return was 23% for the one-year period ended December 31, 2021.
Our improved performance in 2021 compared to 2020 allowed us to increase our quarterly cash dividend per common share from $0.35 for the first quarter of 2021 and to pay a quarterly cash dividend per common share of $0.36 for the remaining three quarters of 2021.
Goals for 2021 Incentive Awards
The performance goals for the incentive awards based on 2021 performance were designed so that the target level of awards would be paid if we met our budgetary and related financial goals. With respect to two of our traditional performance metrics, return on average assets and diluted earnings per share, we decided for 2021, as we did for 2020, to use pre-tax/pre-provision earnings, which are earnings (net income) excluding income tax expense and the provision for credit losses and excluding all gains and losses. Use of pre-tax/pre-provision earnings removes the volatility that the current expected credit losses ("CECL") accounting standard can produce with more traditional approaches to calculating these metrics. We began using this approach to our key incentive metrics in 2020. Because pre-tax/pre-provision earnings do not capture credit losses, we also included the performance metric of net charge-offs as a percent of average total loans. The efficiency ratio is a key financial measure used to maintain focus on costs and expenses. It is calculated as total non-interest expense (less amortization of other intangible assets) as a percentage of fully-tax equivalent net interest income plus (based on a 21% statutory federal corporate income tax rate) total non-interest income excluding all gains and losses. The following table summarizes our 2021 performance goals compared to our 2020 actual results.

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	2020	2021
Metric	Result	Target
Pre-Tax/Pre-Provision Return on Average Assets	1.47%	1.38%
Efficiency Ratio	63.86%	66.70%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	$3.49	$3.22
Net Charge-Offs as a Percent of Average Total Loans	0.05%	0.40%
Our performance goals for 2021 relative to 2020 actual results reflected the significant challenges faced by our industry as a result of the continued uncertainty and costs related to the COVID-19 pandemic, a full year of lower interest rates (the Federal Reserve Board having lowered the target federal funds rate by 1.50% in March of 2020) and an expectation of less non-recurring income from the SBA Paycheck Protection Program loans in 2021 than in 2020. Consequently, the targets set for 2021 generally were comparable to the targets established for 2020 with pre-tax/pre-provision return on average assets and pre-tax/pre-provision diluted earnings per common share being slightly lower and the 2021 targets for efficiency ratio as well as net charge-offs as a percent of average total loans being slightly higher.
2021 Actual Results vs. Performance Goals
In determining whether the specific 2021 performance goals were met, the Compensation Committee, as it has done in prior years, exercised its discretion to exclude from actual results in determining the level of achievement with respect to the performance goals, $21.4 million of pre-tax acquisition-related expenses incurred in 2021 because of our activities related to mergers and acquisitions. Unlike in 2020, however, the Compensation Committee did not exclude from actual results COVID-19 related expenses although such expenses continued to be incurred in 2021.
The Compensation Committee believes that the adjusted results reflect our core financial performance and that the adjustments were appropriate given the Compensation Committee’s desire not to penalize management for making appropriate strategic decisions, including appropriate mergers and acquisitions like those completed in 2021. The following table provides a comparison of our 2021 adjusted results versus our 2021 performance goals:

	2021			2021 Adjusted
Metric	Threshold	Target	Maximum	Result
Pre-Tax/Pre-Provision Return on Average Assets	1.10%	1.38%	1.66%	1.40%
Efficiency Ratio	68.70%	66.70%	64.70%	64.79%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	$2.58	$3.22	$3.86	$3.60
Net Charge-Offs as a Percent of Average Total Loans	0.60%	0.40%	0.30%	0.13%
Highlights of 2021 adjusted results versus 2021 performance goals follow:
•We achieved between target and maximum levels of performance for three of the four corporate performance metrics applicable to our incentive awards and achieved the maximum result for the remaining corporate performance metric. Our one-year total shareholder return was 23% for 2021, compared to negative 17% for 2020. Overall, we believe our performance supported incentive awards under our annual cash and equity-based incentive programs that were greater than target but less than maximum award opportunities.
•Our adjusted pre-tax/pre-provision return on average assets was slightly better than the target level.
•Our adjusted efficiency ratio was just nine basis points short of the maximum level.
•Our adjusted pre-tax/pre-provision diluted earnings per common share were $0.38 better than the target level and $0.26 below the maximum level.
•Our net charge-offs as a percent of average total loans were 17 basis points better than the maximum level.
•Our NEOs achieved, to varying degrees, their respective individual performance objectives.

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2021 Compensation Actions
Our compensation philosophy is designed to provide incentives and recognition for Peoples’ execution of a strategy that increases shareholder value over the long term. Accordingly, and by design, the executive compensation received by the NEOs for 2021 generally reflected the achievement of results between target and maximum levels of performance for the year.
Mr. Sulerzyski’s total direct compensation for 2021 performance was $1,609,175, which was an increase of 40% compared to the total direct compensation he received for 2020 performance in the amount of $1,146,971. Annual cash incentive and equity-based awards comprised 59.1% of Mr. Sulerzyski’s total direct compensation for 2021, up from 45.5% for 2020. Total direct compensation is comprised of base salary and any cash and equity-based incentive payments earned for a given year’s performance.
A summary of our 2021 compensation actions follows:
•On May 17, 2021, a mid-year base salary increase was approved, effective July 1, 2021, for each of the NEOs, except for Mr. Sulerzyski, in order to align their salaries with the market medians of similarly-situated officers serving with members of the 2021 Peer Group (as described on page 50) as well as with other financial institutions of similar asset size and to ensure their continued motivation and retention.
•On July 21, 2021, the Compensation Committee approved the 2022 Peer Group (as described on page 51) to better reflect the substantial increase in total asset size and geographic footprint of Peoples as a result of the two strategic business combinations in 2021.
•On October 22, 2021, based on comparisons with similarly-situated officers serving with members of the 2022 Peer Group, the Compensation Committee:
(1)increased Mr. Sulerzyski's base salary from $645,000 to $700,000;
(2)increased Mr. Sulerzyski's payout potentials for threshold, target and maximum levels of performance to earn cash incentive compensation to 16.3%, 65% and 97.5% respectively; and
(3)increased Mr. Sulerzyski's payout potentials for threshold, target and maximum levels of performance to earn equity-based compensation to 13.5%, 65% and 97.5% respectively.
These changes were made effective October 1, 2021, with Mr. Sulerzyski's payout potentials for 2021 performance being a blend of the old (3/4) and new (1/4) payout potentials. The Compensation Committee made these changes in order to align Mr. Sulerzyki's compensation with the median practices of the Peer Group and to ensure his continued motivation and retention. No changes were made to the payout potentials to earn cash and equity-based compensation for the other NEOs.
•Cash incentive payments were awarded to the NEOs for 2021 results based on achieving between the target and maximum levels of performance for three of the four corporate performance metrics and the maximum level for the remaining corporate performance metric, and based on the NEOs achieving, to varying degrees, their respective individual performance objectives.
•The total cash incentive payout to Mr. Sulerzyski was 136% of target for 2021 compared to 94% of target for 2020. The total cash incentive payouts to the other NEOs as a whole were 138% of target for 2021 compared to 89% of target for 2020.
•Equity-based incentive payments were awarded to the NEOs from a pool created by using 2021 results based on achieving the levels of performance described above.
Notable Pay Practices
We believe our compensation programs and philosophy are appropriately designed to reward performance, protect the interests of our shareholders and provide appropriate incentives to executive management, while not encouraging excessive risk-taking. We believe in tying compensation to the results achieved. Below is an overview of our pay practices, which reflect these beliefs:

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•We target market median pay levels, and we consider peer and market data in setting pay.
•We link pay to performance.
•We require a minimum level of corporate performance before any incentive compensation is paid to the NEOs (sometimes referred to as a circuit breaker or knockout), and we cap incentive payouts at what we believe are appropriately demanding levels of performance.
•We have a stock holding requirement with respect to equity-based compensation awarded to the NEOs.
•We have an executive incentive compensation clawback policy to ensure that incentive compensation paid to our NEOs is based on accurate financial data.
•A double trigger (i.e., both a change in control and a termination of employment) is required for payment under our change in control agreements with our NEOs. Beginning in 2016, the change in control agreements entered into with our NEOs have defined compensation for the purpose of calculating the amount of severance to be the sum of the NEO’s annualized monthly base salary for the calendar year in which the change in control occurs plus the average of annual cash incentives paid to the NEO over the prior three years.
•We prohibit our NEOs from hedging or pledging their Peoples common shares, and we require that they obtain pre-clearance before trading in Peoples common shares.
•We conduct an annual risk assessment of our compensation programs.
•We hold an annual shareholder advisory “say-on-pay” vote.
•We engage an independent compensation advisor and annually review the advisor’s independence.
•Our Compensation Committee is comprised entirely of independent directors.
Additional information about our annual results and our compensation decisions follows. We believe this information provides guidance on how our decisions, established programs and corporate results came together in the compensation decisions made by the Compensation Committee.
Total Shareholder Return
The value we return to our shareholders is an important component of our compensation philosophy. Peoples’ corporate performance is benchmarked against a variety of metrics in order to provide a view of the more specific performance components that combine to drive the total annual return for our shareholders. Long-term growth in total shareholder return is a tenet of our compensation strategy, as a large portion of our NEOs’ compensation is paid in the form of restricted common shares, the value of which is tied to the market price of our common shares. Peoples’ total one-year shareholder return in 2021 was 23% compared to a negative 17% in 2020.
Pay for Performance
The Compensation Committee and management of Peoples believe that our executive compensation programs are appropriately designed to incentivize sound and fundamental growth and profitability of Peoples, which will lead to improved returns to the shareholders. In years where we achieve our strategic goals and where actual performance meets or exceeds performance goals, compensation in the form of incentive payouts will increase. When we do not meet the expectations and goals we set as a company, incentive payouts will be reduced or not made at all, reflecting the design of our incentive awards.
The table below shows incentive compensation payouts for the NEOs based upon 2020 and 2021 results. Performance for 2020 and 2021 was consistent with the objectives of our strategic plan, and, therefore, incentive compensation was paid to the NEOs for 2020 and 2021 results. Incentive compensation paid for 2020 generally reflected Peoples’ performance between threshold and target levels of performance, while incentive compensation paid for 2021 generally reflected performance between target and maximum levels.

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Name	2020 Cash Incentive as % of 2020 Base Salary (1)	2021 Cash Incentive as % of 2021 Base Salary (2)	2020 Equity- Based Incentive as % of 2020 Base Salary (3)	2021 Equity- Based Incentive as % of 2021 Base Salary (4)
Charles W. Sulerzyski	47.2%	73.0%	36.3%	71.3%
Kathryn M. Bailey	28.8%	49.5%	16.4%	38.1%
Douglas V. Wyatt	32.0%	45.2%	18.4%	33.0%
Tyler J. Wilcox	33.1%	49.5%	18.7%	38.1%
Jason M. Eakle	30.3%	49.4%	16.5%	33.0%
(1)Amounts in this column reflect the percentage of 2020 base salary represented by cash incentive payments earned for 2020 performance and paid in 2021. Each percentage is based upon the actual base salary earned in 2020. Base salary is reported in the “Salary” column and the cash incentive payment earned is reported in the “Non-Equity Incentive Plan Compensation” column, in each case for 2020, in the “SUMMARY COMPENSATION TABLE FOR 2021” beginning on page 64 of this Proxy Statement.
(2)Amounts in this column reflect the percentage of 2021 base salary represented by cash incentive payments earned for 2021 performance and paid in 2022. Each percentage is based upon the actual base salary earned in 2021. Base salary is reported in the “Salary” column and the cash incentive payment earned is reported in the “Non-Equity Incentive Plan Compensation” column, in each case for 2021, in the “SUMMARY COMPENSATION TABLE FOR 2021” beginning on page 64 of this Proxy Statement.
(3)Amounts in this column reflect the percentage of 2020 base salary represented by awards of restricted common shares (valued using The Nasdaq Global Select Market® closing price of Peoples common shares on the grant date) which were granted in 2021 for 2020 performance. Base salary is reported in the “Salary” column for 2020 in the “SUMMARY COMPENSATION TABLE FOR 2021” beginning on page 65 of this Proxy Statement. The restricted common share awards are reported in the “Stock Awards” column for 2021 in the “SUMMARY COMPENSATION TABLE FOR 2021” beginning on page 64 of this Proxy Statement.
(4)Amounts in this column reflect the percentage of 2021 base salary represented by awards of restricted common shares (valued using The Nasdaq Global Select Market® closing price of Peoples common shares on the grant date) which were granted in 2022 for 2021 performance. Base salary is reported in the “Salary” column for 2021 in the “SUMMARY COMPENSATION TABLE FOR 2021” beginning on page 64 of this Proxy Statement. The restricted common share awards will be reported in the “Stock Awards” column for 2022 in the “SUMMARY COMPENSATION TABLE FOR 2022” in the Proxy Statement for the 2023 Annual Meeting of Shareholders.
Pay for Performance – Realizable Pay Analysis
In assessing the alignment between pay and performance, the Compensation Committee engaged Pay Governance, LLC ("Pay Governance") to analyze the realizable pay of Peoples' President and CEO and Peoples' total shareholder return relative to the realizable pay of the CEOs and the total shareholder returns of members of the 2021 Peer Group for the three-year period ended December 31, 2020. Realizable pay for Mr. Sulerzyski was determined by adding: (1) aggregate base salary over the three-year period; (2) total annual cash incentives earned over the three-year period; (3) the vesting date value (as opposed to the grant date fair value disclosed in the Summary Compensation Table) of time-based long-term incentive awards granted during the three-year period; (4) any gains realized on the exercise of options granted during the three-year period (recognizing that Peoples did not award options but some of the 2021 Peer Group continued to award options) and (5) the vesting date value of any performance-based long-term incentive awards granted and earned in the three-year period. In addition, realizable pay included the value of any outstanding (unvested, unexercised or unearned) long-term incentives awarded during the three-year period based on Peoples' stock price as of December 31, 2020. Pay Governance used the same approach to calculate the realizable pay of the CEOs for members of the 2021 Peer Group. This enabled the Compensation Committee to compare the realizable pay of Mr. Sulerzyski with the realizable pay of the CEOs of

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members of the 2021 Peer Group. Because realizable pay relies on information reported in the proxy statements of the members of the 2021 Peer Group, the latest year for which pay could be calculated was 2020.

The Compensation Committee also examined Peoples' total shareholder return relative to members of the 2021 Peer Group. This reflects the Compensation Committee's goal for the compensation program - to drive the creation of long-term value for our shareholders. As shown in the graph to the right, the realizable pay for Mr. Sulerzyski for the three-year period ended December 31, 2020, ranks at the 52nd percentile when compared to the 2021 Peer Group members (the individual members of which are identified as diamonds in the graph). The total shareholder return for Peoples over the three-year period ended December 31, 2020, ranks at the 62nd percentile when compared to the 2021 Peer Group members.

CEO PAY-PERFORMANCE ALIGNMENT (2018-20)
Realizable Pay Ranking vs. Total Shareholder Return Ranking
100%
75%
50%
25%
0%
Peoples' Realizable Pay %ile Ranking vs. 2021 Peer Group
Alignment Zone
Peoples
0%
25%
50%
75%
100%
Peoples' TSR %ile Ranking vs. 2021 Peer Group

Based on these percentile rankings, both Pay Governance and the Compensation Committee concluded that the realizable pay for Mr. Sulerzyski and Peoples' performance as measured by total shareholder return were well aligned for the three-year period examined.
Pay for Performance – Our Key Compensation Decisions
Because we believe in tying compensation to performance, the Compensation Committee made the following decisions regarding the NEOs’ compensation as a result of the performance results for 2021, performance relative to our peers and to our goals, and the level of achievement of both annual and long-term goals described below. Additionally, the Compensation Committee considered Peoples’ objectives in attracting, rewarding and retaining talent within the organization and providing incentives to the NEOs to provide leadership in the execution of Peoples’ strategic plan.
•CEO Compensation: As described above, based upon the Compensation Committee’s review of corporate and individual performance and market pay data for the 2022 Peer Group, Mr. Sulerzyski’s base salary was increased from $645,000 to $700,000 effective October 1, 2021. The increase was in recognition of Mr. Sulerzyski’s exemplary leadership of Peoples and its employees through the completion and integration of two strategic business combinations, his continued leadership through the COVID-19 pandemic and the Compensation Committee’s desire for Mr. Sulerzyski’s base salary to approximate the median base salary of similarly-situated officers serving with members of the 2022 Peer Group. Because this increase took effect October 1, 2021, Mr. Sulerzyski did not receive a further base salary increase for 2022.
For 2021 performance, Mr. Sulerzyski earned a cash incentive payment of $481,000 (73.0% of his 2021 base salary, between target of 53.8% and maximum of 80.6%) and 14,576 restricted common shares under the equity-based long-term incentive plan. The restricted common shares were granted to Mr. Sulerzyski on February 9, 2022, and are subject to both time-based and performance-based vesting in that they will vest on the third anniversary of the grant date, provided that Peoples has maintained a well-capitalized status and had positive net income for each of the fiscal years comprising the vesting period. In the event the performance criteria are not met in a given year, then the number of common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third. The grant date fair value of the restricted common shares was $469,493 (71.3% of 2021 base salary), based on the closing price of Peoples common shares on the grant date. Both the

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cash incentive payment and the restricted common shares grant were determined based on corporate and individual achievement of the target level or above with respect to the performance goals set by the Compensation Committee and the independent members of the full Board.

	2022	2021				2020
NEO	Base Salary ($)	Base Salary ($)	Cash Incentive Paid in 2022 for 2021 Performance ($)	Long-Term Incentive Paid in 2022 for 2021 Performance ($)	Total Direct Compensation ($)	Base Salary ($)	Cash Incentive Paid in 2021 for 2020 Performance ($)	Long-Term Incentive Paid in 2021 for 2020 Performance ($)	Total Direct Compensation ($)

Charles W. Sulerzyski	$700,000	$658,750	$481,000	$469,493	$1,609,243	$625,000	$295,000	$226,971	$1,146,971
•Other NEO Compensation: Compensation decisions for the other NEOs are summarized in the table below. Based on the Compensation Committee’s review of corporate and individual performance and market pay data for the 2021 Peer Group (with respect to base salary increases effective July 1, 2021) and the 2022 Peer Group (with respect to base salary increases effective January 1, 2022) and of other financial institutions of similar asset size:
◦Ms. Bailey's base salary was increased from $250,000 to $275,000 effective July 1, 2021, and from $275,000 to $325,000 effective January 1, 2022;
◦Mr. Wyatt's base salary was increased from $275,000 to $300,000 effective July 1, 2021, and from $300,000 to $310,000 effective January 1, 2022;
◦Mr. Wilcox's base salary was increased from $250,000 to $275,000 effective July 1, 2021, and from $275,000 to $300,000 effective January 1, 2022; and
◦Mr. Eakle’s base salary was increased from $210,000 to $235,000 effective July 1, 2021, and from $235,000 to $250,000 effective January 1, 2022.
These base salaries approximate the median base salaries of similarly-situated officers serving with members     of the applicable Peer Group. Cash incentive awards were based on achievement of corporate and individual goals at varying levels from threshold to maximum. Restricted common shares were granted to each NEO on February 9, 2022, and are subject to both time-based and performance-based vesting in that they will vest on the third anniversary of the grant date, provided that Peoples has maintained a well-capitalized status and had positive net income for each of the fiscal years comprising the vesting period. In the event the performance criteria are not met in a given year, the number of common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third.

	2022	2021				2020
NEO	Base Salary ($)	Base Salary ($)	Cash Incentive Paid in 2022 for 2021 Performance ($)	Long-Term Incentive Paid in 2022 for 2021 Performance ($)	Total Direct Compensation ($)	Base Salary ($)	Cash Incentive Paid in 2021 for 2020 Performance ($)	Long-Term Incentive Paid in 2021 for 2020 Performance ($)	Total Direct Compensation ($)
Kathryn M. Bailey	$325,000	$262,500	$130,000	$99,980	$492,480	$182,500	$52,500	$29,969	$264,969
Douglas V. Wyatt	$310,000	$287,500	$130,000	$94,987	$512,487	$271,500	$87,000	$49,990	$408,490
Tyler J. Wilcox	$300,000	$262,500	$130,000	$99,980	$492,480	$214,375	$71,000	$39,980	$325,355
Jason M. Eakle	$250,000	$222,500	$110,000	$73,471	$405,971	$181,775	$55,000	$29,969	$266,744
Advisory Vote of Shareholders
The Compensation Committee considered the non-binding advisory vote of shareholders (which approved the compensation of Peoples’ NEOs for the 2020 fiscal year as disclosed in the Proxy Statement for the 2021 Annual Meeting of Shareholders) and focused on continuing to design executive compensation programs intended to meet the best interests of Peoples’ shareholders. The result of the advisory vote in 2021 was 10,928,282 common shares voting in favor of the advisory resolution to approve the NEO compensation for 2020, an approval rate of 92% of the common shares voted, including abstentions. Considering this level of support, the Compensation Committee decided to generally maintain the structure of Peoples’ executive compensation program for 2021.

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The discussion and analysis which follows is intended to provide shareholders with information about the results upon which the Compensation Committee relied in making compensation decisions relative to 2021 performance. The Compensation Committee believes that its actions were consistent with Peoples’ compensation philosophy and objectives, demonstrating that Peoples’ NEOs continue to be incentivized to achieve results in the best interests of our shareholders. The Compensation Committee has determined that Peoples’ compensation policies and practices do not threaten the value of Peoples or the investments of its shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Peoples. See the discussion of the Compensation Committee’s review in the section captioned “COMPENSATION COMMITTEE REPORT – Discussion of Risk Review and Assessment,” beginning on page 63 of this Proxy Statement.
Compensation Philosophy and Objectives
The overall philosophy for Peoples is to provide a compensation program that balances market, shareholder and regulatory considerations. In designing our compensation plans, we take into account both the absolute performance of Peoples, as well as relative improvement in the performance of Peoples during any given time period. The current incentive compensation awards are focused on both short-term and long-term goal achievement by Peoples through the use of cash and equity-based compensation in combinations that are driven by both annual and long-term goals and objectives for Peoples and the individual NEOs.
The goal of the compensation program for Peoples’ NEOs is the same as our goal in the operation of Peoples’ business – to create long-term value for our shareholders. In an effort to achieve this goal, we have designed and implemented a compensation program for the NEOs that:
•rewards them for sustained positive financial and operating performance and leadership excellence;
•avoids encouraging them to take excessive or unwarranted risks;
•aligns their interests with those of our shareholders;
•attracts qualified talent; and
•encourages strong performers to remain with Peoples for long and productive careers.
The elements of our compensation program consist of base salary, cash and equity-based incentive compensation, retirement and other benefits, and perquisites and other personal benefits. We combine the compensation elements for each NEO in a manner we believe optimizes the NEO’s contributions to Peoples and our shareholders, motivates the NEO to attain the business goals set by Peoples, and rewards the NEO for attaining such goals without encouraging unnecessary and excessive risk-taking that could threaten the value of Peoples.
The primary focus of the Compensation Committee is the compensation for Peoples’ executive officers and other senior officers. The intent is to reward all employees for continuous improvement and identification and implementation of best practices and, specifically, to establish and maintain compensation plans for executive officers and senior officers to reward those employees for enhancing shareholder value through profitable revenue growth and responsible risk management. The compensation philosophy established by the Compensation Committee covers the direct forms of compensation and serves as a tool that the full Board and management use to ensure the compensation programs developed are both competitive with respect to officer compensation and reasonable within the marketplace.
•Base Salary: Base salaries for our executive officers are benchmarked at the median of those of similarly-situated officers serving with members of Peoples’ Peer Group as well as with other financial institutions of similar asset size. Based upon individual circumstances, actual base salary levels may be higher or lower than this “market median.” For the purposes of the annual incentive program, and as used herein, “base salary” is defined as the base salary compensation paid during the calendar year.
•Total Cash Compensation: Total cash compensation represents base salary plus any cash incentive payout received for annual performance. The objective is for total cash compensation for our executive officers to be consistent with the market median of that received by similarly-situated officers serving with members of Peoples’ Peer Group as well as with other financial institutions of similar asset size for achieving target performance. Likewise, the objective is for total cash compensation for our executive officers to be at or above the 75th

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percentile of that received by similarly-situated officers if performance is achieved at a level significantly above target performance. Conversely, if our performance is significantly worse than target, the objective is for total cash compensation for our executive officers to be at or below the 25th percentile of that received by similarly-situated officers.
•Total Direct Compensation: Total direct compensation is comprised of total cash compensation plus the grant date fair value of equity-based awards. The objective is to grant equity-based awards only after performance goals for a fiscal year have been attained. Equity-based awards are granted with a three-year “cliff-vesting period,” which enhances employee retention and reduces the sensitivity to short-term performance. Additionally, vesting of the restricted common shares granted under the program requires that Peoples meet performance criteria for each of the fiscal years comprising the vesting period. In the event the performance criteria are not met in a given year, the common shares as to which restrictions will lapse at the end of the cliff-vesting period are reduced by one-third. The long-term goal for total direct compensation is that the total direct compensation ranking for each NEO, compared to the total direct compensation of the similarly-situated officers serving with members of the Peer Group, as well as other financial institutions of similar asset size, will reflect a percentile similar to that resulting when Peoples’ performance, as measured by common performance measures used by the financial services industry, and especially community banks, is compared to that of the members of the Peer Group. For example, if target performance is achieved at both the individual and the corporate level, it is expected that each executive officer’s total direct compensation will approximate the market median of similarly-situated officers serving with members of the Peer Group and that Peoples’ performance under the common performance measures will generally align with the median performance of members of the Peer Group.
No specific formula is used to determine the allocation between compensation elements, as decisions regarding individual pay elements and overall target compensation levels are based on market median pay levels. However, the portion of the total direct compensation that could have been earned in the form of cash and equity-based incentives at target levels of performance emphasized Peoples’ focus on pay-for-performance during 2021. At 2021 target levels of performance, 51.5% of Mr. Sulerzyski’s total direct compensation, and 37.5% of the other NEOs’ total direct compensation, would have been in the form of performance-based compensation.
Role of Executive Officers in Compensation Decisions
The Compensation Committee makes all compensation decisions related to the NEOs of Peoples and recommends to the full Board any cash and equity-based compensation for the non-employee directors. Annually, the President and CEO of Peoples reviews the performance of each NEO (excluding his own) by comparing the results attained to Compensation Committee-approved goals, as well as the overall performance of Peoples as compared to Board-approved corporate performance goals. Both corporate and individual goals are defined for threshold, target and maximum levels of performance. This data forms the basis for the recommendations of the President and CEO to the Compensation Committee with respect to the compensation of the other NEOs, including base salary adjustments, and payout percentages (relative to base salary) for the annual cash incentive payments and equity-based incentive awards. The Compensation Committee considers the President and CEO’s recommendations and uses its own discretion to make the final compensation decisions with respect to the NEOs, which may differ from the recommendations of the President and CEO.
Setting Executive Compensation
The Compensation Committee has the sole authority to engage the services of any compensation consultant or advisor. The Compensation Committee from time to time engages the services of an independent compensation and benefits consultant in order to ensure that Peoples provides total direct compensation that is performance-based, consistent with Peoples' philosophy and competitive with Peoples' stated Peer Group, its geographic peers and the financial services industry in general. In 2021, the Compensation Committee engaged Pay Governance to serve in this role. Pay Governance provided market intelligence on industry compensation trends along with views on specific compensation programs. Pay Governance’s lead consultant reports directly to the Chair of the Compensation Committee, who authorizes Pay Governance’s work. Pay Governance’s lead consultant also interacts with senior leadership of Peoples as needed to complete the work requested by the Compensation Committee. All work completed by Pay Governance was reported to the Compensation Committee. Communications between the

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Compensation Committee and the compensation consultant may occur through (i) direct conversations between the Chair of the Compensation Committee and the consultant, (ii) communications between the President and CEO, the Chief Human Resources Officer (who serves as the Secretary of the Compensation Committee) and/or the General Counsel and the consultant, or (iii) participation by the consultant in Compensation Committee meetings, including executive sessions with only non-employee directors present.
During 2021, Pay Governance provided information regarding market trends and practices for incentive plan design and executive compensation. At the request of the Compensation Committee, Pay Governance:
(1) provided simulations of the pay and performance tests used by proxy advisory firms to determine their support for Peoples' say-on-pay proposal;
(2) reviewed and recommended changes to Peoples’ Peer Group used for pay benchmarking;
(3) reviewed the realizable pay earned by Mr. Sulerzyski during his tenure with Peoples compared to the realizable pay levels of similarly-situated officers serving with members of the 2021 Peer Group as well as Peoples' total shareholder return for the period relative to the 2021 Peer Group;
(4) provided advice regarding the current economic environment and the impact of COVID-19 relative to executive compensation and Peoples’ incentive plan;
(5) reviewed competitive market data to assess and benchmark the target pay opportunities of the NEOs and their consistency with Peoples’ pay philosophy as well as its new asset size; and
(6) reviewed and evaluated Peoples’ pay program for outside directors. Pay Governance attended several of the Compensation Committee’s meetings during the year.
The Compensation Committee determined that the work of Pay Governance in 2021 did not raise any conflict of interest. Additionally, the Compensation Committee determined that Pay Governance was independent of management after considering several factors, including: (1) whether Pay Governance provided any other services to Peoples; (2) the amount of fees received from Peoples by Pay Governance as a percentage of Pay Governance’s total revenue; (3) Pay Governance’s policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of the individual compensation consultants providing services to Peoples with one or more members of the Compensation Committee; (5) the number of Peoples common shares owned by the individual compensation consultants providing services to Peoples; and (6) any business or personal relationships between the executive officers of Peoples and Pay Governance or the individual compensation consultants providing services to Peoples.
As used in this Proxy Statement, the term "Peer Group" refers to the list of comparative companies selected by the Compensation Committee at any given time to serve as a market benchmark for evaluating executive pay levels and comparing pay design. The Compensation Committee used the following Peer Group (the "2021 Peer Group") to determine compensation for 2021 (with the exception of the above-described changes to Mr. Sulerzyski's compensation that took effect on October 1, 2022).
The 2021 Peer Group was comprised of 21 publicly-traded financial services holding companies with total asset sizes ranging from $14.5 billion to $3 billion. Asset sizes are provided based on public information available as of December 31, 2021. The members of the 2021 Peer Group are headquartered in Indiana, Kentucky, New York, Ohio, Pennsylvania and West Virginia and serve markets and/or geographic areas similar to those of Peoples. Financial and operating data were reviewed by the Compensation Committee to ensure that the companies in the 2021 Peer Group have similar performance characteristics to those of Peoples. Pay Governance reviewed the 2021 Peer Group during 2020 and indicated that the companies were appropriate for comparison purposes based upon the demographic and performance filters used by the Compensation Committee to make the 2021 Peer Group selection, particularly the size and location of each institution in the 2021 Peer Group.

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2021 Peer Group
Peer Group Member	Location	Total Assets ($ Billions)	Ticker Symbol

Northwest Bancshares, Inc.	Warren, PA	$14.5	NWBI
TriState Capital Holdings, Inc.	Pittsburgh, PA	$12.5	TSC
NBT Bancorp Inc.	Norwich, NY	$12.0	NBTB
Park National Corporation	Newark, OH	$9.6	PRK
First Commonwealth Financial Corporation	Indiana, PA	$9.5	FCF
S&T Bancorp, Inc.	Indiana, PA	$9.5	STBA
1st Source Corporation	South Bend, IN	$8.1	SRCE
Tompkins Financial Corporation	Ithaca, NY	$7.8	TMP
Premier Financial Corp.	Defiance, OH	$7.5	PFC
Horizon Bancorp, Inc.	Michigan City, IN	$7.4	HBNC
Lakeland Financial Corporation	Warsaw, IN	$6.6	LKFN
Stock Yards Bancorp, Inc.	Louisville, KY	$6.6	SYBT
City Holding Company	Charleston, WV	$6.0	CHCO
German American Bancorp, Inc.	Jasper, IN	$5.6	GABC
Financial Institutions, Inc.	Warsaw, NY	$5.5	FISI
Community Trust Bancorp, Inc.	Pikeville, KY	$5.4	CTBI
CNB Financial Corporation	Clearfield, PA	$5.3	CCNE
First Financial Corporation	Terre Haute, IN	$5.2	THFF
Farmers National Banc Corp.	Canfield, OH	$4.1	FMNB
Summit Financial Group, Inc.	Moorefield, WV	$3.6	SMMF
Civista Bancshares, Inc.	Sandusky, OH	$3.0	CIVB
The Compensation Committee used the 2021 Peer Group data to analyze the overall competitiveness of the compensation of Peoples’ NEOs in light of our compensation philosophy and objectives by comparing (i) the relative ranking of each NEO’s base salary and total direct compensation to the base salary and total direct compensation for similarly-situated officers serving members of the 2021 Peer Group for threshold, target and maximum levels of performance, and (ii) the level of performance achieved by Peoples compared to members of the 2021 Peer Group as defined by common performance measures used by the financial services industry and especially by community banks.
For determining compensation actions for 2022 as well as for the changes to Mr. Sulerzyski's compensation that took effect on October 1, 2021, Pay Governance reviewed the 2021 Peer Group in anticipation of completion of Peoples' merger with Premier. Based on this review and after consultation with Pay Governance, the Compensation Committee removed Summit Financial Group, Inc. and Civista Bancshares, Inc. from the 2021 Peer Group and added TowneBank, First Financial Bancorp, Community Bank System, Inc., First Merchants Corporation, Sandy Spring Bancorp, Inc. and Eagle Bancorp, Inc. to the 2021 Peer Group. The two companies removed from the 2021 Peer Group were smaller in size, having total assets of less than $4 billion each; whereas, the six companies added to the 2021 Peer Group were larger in size, with total assets of more than $10 billion each, and included companies in the states of Maryland and Virginia. The changes were in consideration of Peoples' larger size and expanded footprint as a result of the mergers and acquisitions completed in 2021. The updated Peer Group (the "2022 Peer Group") shown below better positions Peoples’ asset size to the median of the Peer Group. Pay Governance reviewed the 2022 Peer Group and indicated that the companies were appropriate for comparison purposes based upon the demographic and performance filters used by the Compensation Committee to make its 2022 Peer Group selection, particularly the size and location of each institution in the 2022 Peer Group. The institutions in the 2022 Peer Group have total assets roughly between one-half to two and one-half times the total asset size of Peoples. Overall, Peoples’ asset size approximates that of the median of the 2022 Peer Group.

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2022 Peer Group
Peer Group Member	Location	Total Assets ($ Billions)	Ticker Symbol
TowneBank	Portsmouth, VA	$16.4	TOWN
First Financial Bancorp.	Cincinnati, OH	$16.3	FFBC
Community Bank System, Inc	Onondaga, NY	$15.6	CBU
First Merchants Corporation	Muncie, IN	$15.5	FRME
Northwest Bancshares, Inc.	Warren, PA	$14.5	NWBI
Sandy Spring Bancorp, Inc.	Olney, MD	$12.6	SASR
TriState Capital Holdings, Inc.	Pittsburgh, PA	$12.5	TSC
NBT Bancorp Inc.	Norwich, NY	$12.0	NBTB
Eagle Bancorp, Inc.	Bethesda, MD	$11.8	EGBN
Park National Corporation	Newark, OH	$9.6	PRK
First Commonwealth Financial Corporation	Indiana, PA	$9.5	FCF
S&T Bancorp, Inc.	Indiana, PA	$9.5	STBA
1st Source Corporation	South Bend, IN	$8.1	SRCE
Tompkins Financial Corporation	Ithaca, NY	$7.8	TMP
Premier Financial Corp.	Defiance, OH	$7.5	PFC
Horizon Bancorp, Inc.	Michigan City, IN	$7.4	HBNC
Lakeland Financial Corporation	Warsaw, IN	$6.6	LKFN
Stock Yards Bancorp, Inc.	Louisville, KY	$6.6	SYBT
City Holding Company	Charleston, WV	$6.0	CHCO
German American Bancorp, Inc.	Jasper, IN	$5.6	GABC
Financial Institutions, Inc.	Warsaw, NY	$5.5	FISI
Community Trust Bancorp, Inc.	Pikeville, KY	$5.4	CTBI
CNB Financial Corporation	Clearfield, PA	$5.3	CCNE
First Financial Corporation	Terre Haute, IN	$5.2	THFF
Farmers National Banc Corp.	Canfield, OH	$4.1	FMNB
In view of the current economic and financial environment, the Compensation Committee reviewed the design and operation of Peoples’ compensation arrangements for 2021, including the compensation arrangements of Peoples’ executive officers, with Peoples’ senior risk officer. This review included the mix of base salary and performance-based incentive compensation and the performance goals required to be attained for threshold, target and maximum levels of cash and equity-based incentive payments, along with the corresponding payout potentials. The Compensation Committee has determined that these arrangements do not provide Peoples’ executive officers with the incentive to engage in business activities or other behavior that would materially threaten the value of Peoples or the investment of Peoples’ shareholders.
2021 Executive Compensation Components
For 2021, the principal components of compensation for the NEOs were:
•Base salary;
•Annual cash incentive compensation;
•Long-term equity-based incentive compensation;
•Retirement and other benefits; and
•Perquisites and other personal benefits.

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Base Salary
The Compensation Committee believes that base salaries for the NEOs should be competitive with the median of the base salaries of similarly-situated officers of members of the Peer Group and of other financial institutions of similar asset size. Depending on individual experience, job performance and competitive market requirements, the actual base salary for a particular NEO may be higher or lower than the median base salary for the similarly-situated officers (but still typically within plus or minus 10% of the median of the Peer Group). Potential individual NEO base salary increases are reviewed annually by the Compensation Committee and are based on (i) the NEO’s overall contribution to Peoples’ performance, (ii) the NEO’s attainment of specific individual business objectives during the preceding year, and (iii) adjustments, if any occur, in the overall responsibilities of the individual.
As noted previously in the “Executive Summary of 2021 Fiscal Year Performance and Compensation,” (i) based on Peoples’ 2021 financial performance, (ii) based on Peoples’ compensation philosophy and objective of rewarding NEOs for enhancing long-term shareholder value and meeting Peoples’ strategic objectives through their individual contributions, and (iii) based on market pay data of the Peer Group:
•Mr. Sulerzyski’s base salary was increased from $645,000 to $700,000 effective October 1, 2021;
•Ms. Bailey's base salary was increased from $250,000 to $275,000 effective July 1, 2021, and from $275,000 to $325,000 effective January 1, 2022;
•Mr. Wyatt's base salary was increased from $275,000 to $300,000 effective July 1, 2021, and from $300,000 to $310,000 effective January 1, 2022;
•Mr. Wilcox's base salary was increased from $250,000 to $275,000 effective July 1, 2021, and from $275,000 to $300,000 effective January 1, 2022; and
•Mr. Eakle’s base salary was increased from $210,000 to $235,000 effective July 1, 2021, and from $235,000 to $250,000 effective January 1, 2022.
These base salaries approximate the median base salaries of similarly-situated officers serving with members of the Peer Group or other financial institutions of similar asset size.
Cash and Equity-Based Incentive Program
NEOs are eligible to earn additional compensation under the incentive program. The incentive program was developed to reward performance by providing awards which increase as a percentage of base salary for relatively higher levels of performance and, conversely, by not paying awards if the absolute minimum performance goals are not met. The incentive program is designed to motivate and reward the NEOs for their contributions to business goals that the Compensation Committee believe drive earnings and create shareholder value without encouraging unnecessary and excessive risk-taking.
2021 Incentive Program Design
The 2021 incentive program design was comprised of the annual incentive awards and the long-term incentive program. The annual incentive awards provide for cash awards calculated based upon corporate and individual performance using the annual incentive payout percentages assigned to each participant’s incentive tier. In order to participate in the incentive program for a given fiscal year, the NEO must have been employed by Peoples as of October 1st of the fiscal year and must also be employed by Peoples on either the date of the award, which occurs in February of the year following the fiscal year being measured, or on the last day of the performance measurement period in cases of retirement or termination without cause.
On February 25, 2021, the Compensation Committee approved the individual goals for Peoples’ NEOs. Also on February 25, 2021, the full Board established the 2021 corporate incentive performance goals. The Board adopted a scorecard approach with four corporate performance components: (1) pre-tax/pre-provision return on average assets; (2) efficiency ratio; (3) pre-tax/pre-provision diluted earnings per common share; and (4) net charge-offs as a percent of average total loans. This approach resembled the one used to determine annual incentive awards for 2020.
The Board set the corporate performance goals for 2021, and the Compensation Committee approved the weighting for each component applicable to each of the NEOs as shown below.

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With respect to the 2021 incentive program, the corporate incentive goals for Mr. Wyatt were weighted at 50%, with line of business goals weighted at 25% and individual performance goals weighted at 25%. The corporate incentive goals for Mr. Wilcox were weighted at 35%, with line of business goals weighted at 35% and individual performance goals weighted at 30%. This approach held Mr. Wyatt and Mr. Wilcox accountable for results that were more immediately within their control and ability to influence. The other NEO participants’ corporate incentive goals were weighted at 70% and their individual performance goals were weighted at 30%.

	Weighting for Mr. Wyatt	Weighting for Mr. Wilcox	Weighting for Other NEOs	Threshold	Target	Maximum	2021 Results (1)

Pre-Tax/Pre-Provision Return on Average Assets	10.0%	7.0%	14.0%	1.10%	1.38%	1.66%	1.40%
Efficiency Ratio	10.0%	7.0%	14.0%	68.70%	66.70%	64.70%	64.83%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	20.0%	14.0%	28.0%	$2.58	$3.22	$3.86	$3.60
Net Charge-Offs as a Percent of Average Total Loans	10.0%	7.0%	14.0%	0.60%	0.40%	0.30%	0.13%
Line of Business Goals	25.0%	35.0%	—	—	—	—	Various
Discretionary (Individual Performance)	25.0%	30.0%	30.0%	—	—	—	Varies by NEO
(1)The 2021 results shown in this table reflect the Compensation Committee’s decision to exclude from the reported results for pre-tax/pre-provision return on average assets and pre-tax/pre-provision diluted earnings per common share and the efficiency ratio, $21.4 million of pre-tax acquisition-related expenses incurred in 2021.
The individual goals are unique to each NEO and consist of quantitative and qualitative measures. The individual goals were designed to complement Peoples’ corporate goals and strategic plan for 2021, particularly the Board’s goals related to overall growth of Peoples. These individual goals, which are described below, were both quantitative and qualitative in nature and were designed to grow core earnings while managing risk, which is intended, in turn, to promote the long-term interests of Peoples’ shareholders. In addition, goals tied to the attainment of the long-term strategic plan were included in each NEO’s individual performance goals. The Compensation Committee believes that these goals properly incentivized the NEOs to implement and attain the long-term strategic objectives of Peoples, including overall growth and high performance in the key metrics noted in the table above.
The Compensation Committee set an absolute minimum level of corporate performance that had to be achieved in order for the NEOs to potentially receive any payout of annual cash incentives and long-term equity-based incentives for 2021 (sometimes referred to by other institutions as a circuit breaker or knockout factor). The absolute minimum level of corporate performance provided an additional level of protection for our shareholders and was defined as both a minimum level of pre-tax/pre-provision earnings available to common shareholders of $1.61 per common share and a percentage of nonperforming assets to total assets of 2% or less as of the end of the fiscal year, both determined on a US generally accepted accounting principals ("US GAAP") basis. Performance below either of these levels would have resulted in no incentives being awarded for 2021 regardless of the NEOs’ individual performance. We achieved these absolute minimum levels in 2021. Our pre-tax/pre-provision earnings per share (unadjusted) was $2.63, and our percentage of nonperforming assets to total assets was 0.68% for 2021, surpassing the levels required to pay out any incentives for the year.
As noted above, Mr. Wyatt was assigned line of business goals for commercial banking, and Mr. Wilcox was assigned line of business goals for community banking. For Mr. Wyatt, these goals consisted of quantitative measures related to commercial business performance, such as pre-tax net income for commercial banking, commercial portfolio loan growth and commercial portfolio asset quality. For Mr. Wilcox, these goals consisted of quantitative measures related to community banking performance, such as pre-tax, pre-provision net income for the several business lines comprising the community banking group. The commercial banking line of business and the community banking

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group generally achieved results that were between target and maximum levels of performance with respect to these measures.
Annual individual performance goals were established for each NEO, the nature of which differed depending upon the NEO’s job responsibilities. The individual performance goals were unique to each NEO and consisted of quantitative and qualitative measures such as:
(i)for Mr. Sulerzyski, setting, refining and executing the strategic direction of Peoples; hiring, retaining and developing the senior management team; building a client-focused culture; and promoting Peoples externally to shareholders, stock analysts and potential acquisition targets;
(ii)for Ms. Bailey, executing Peoples’ strategic plan, balancing acquisitions and organic growth; learning new areas of responsibility, making effective and efficient changes related to processes and procedures withing the accounting and finance areas and developing relationships with employees in the various departments; and ensuring an appropriate risk and control environment exists in areas of responsibility, including balance sheet management;
(iii)for Mr. Wilcox, establishing clear objectives in each line of business to improve performance; and refreshing market team sales processes and cross selling to PPP customers;
(iv)for Mr. Wyatt, recruiting, developing and retaining top performers, improving diversity and increasing the amount of coaching within the line of business; continuing to improve commercial lending processes; and continuing efforts to retain and deepen relationships with Peoples’ top clients; and
(v)for Mr. Eakle, continuing to improve service quality and productivity measures for the commercial underwriting group; continuing to build and refine Peoples’ credit culture; reducing commercial portfolio criticized assets; and contributing to commercial loan growth.
The goals assigned to the NEOs were intended to reflect positive results for shareholders while ensuring that the compensation arrangements did not encourage unnecessary and excessive risk-taking that could threaten the value of Peoples. Measurement of these goals was objective and/or subjective in nature, depending upon the respective goal. Payout percentages (expressed as a percentage of base salary) for various levels of performance are reviewed by the Compensation Committee on an annual basis.
2021 Annual Incentive (Cash)
There are three levels of payout potential for cash incentive awards based upon annual performance: threshold, target and maximum, with payouts for results in between these levels based on interpolation. The potential payout for target performance is intended to generally reflect market median cash incentive compensation as a percentage of base salary. The potential payouts for threshold and maximum levels of performance as a percentage of base salary are intended to generally reflect the practices of the Peer Group. The payout potentials for 2021, expressed as a percent of base salary, were as follows:

	Threshold Payout Potential	Target Payout Potential	Maximum Payout Potential

Chief Executive Officer	13.5%	53.8%	80.6%
Other Executive Officers	8.8%	35.0%	52.5%
The above payout potentials for Mr. Sulerzyski reflect a prorated blend of his old payout potentials for threshold, target and maximum levels of performance of 12.5%, 50% and 75% respectively, and his new payout potentials for threshold, target and maximum levels of performance or 16.3%, 65% and 97.5% respectively, which took effect October 1, 2021.
The Compensation Committee retained the right to exercise discretion to increase or reduce the size of the payout of annual cash incentives based on the Compensation Committee’s consideration of all relevant facts and circumstances beyond the formulaic result. The Compensation Committee did not exercise this discretion for 2021 annual cash incentives.

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Incentive awards are paid after the results with respect to the corporate performance goals have been determined. As discussed above, no annual cash incentive payments were to be earned by the NEOs if the absolute minimum levels of corporate performance were not achieved.
In addition to the annual cash-based incentives, the Compensation Committee has in the past, and may in the future, award cash-based discretionary bonuses. The Compensation Committee awarded cash-based discretionary bonuses in the amount of $10,000 each to Ms. Bailey, Mr. Eakle, Mr. Wilcox and Mr. Wyatt in recognition of their extraordinary contributions with the integration of the Premier merger in 2021.
2021 Long-Term Incentive (Equity)
The long-term incentive program draws from a pool for equity-based awards in the form of restricted common shares created by using corporate results and applying the long-term incentive payout percentages for each participant as described below. The pool is created based solely upon the level of achievement of corporate goals, which determines the percentage applied to the aggregate individual base salaries. No individual performance or business unit factors are used in creating the pool. These corporate goals are the same as those used in determining the annual cash incentive payments. This places an increased emphasis on achieving those objectives, which the Compensation Committee believes will create long-term shareholder value. Threshold, target and maximum payout potentials are used to create the pool and are determined annually by the Compensation Committee. Results falling in between threshold, target and maximum are interpolated. No equity-based incentives are awarded to NEOs if the threshold level of performance and the absolute minimum levels of corporate performance are not achieved. The restricted common shares awarded cannot exceed those in the pool as created by the corporate results and payout percentages. The pool of restricted common shares is distributed among participants by the Compensation Committee based on the Compensation Committee’s subjective determination of the participant’s contribution to Peoples’ future success and attainment of Peoples’ strategic plan. In making its decisions, the Compensation Committee also considers management’s recommendations.
The pool creation potentials for the 2021 long-term incentive program were as follows:

	Threshold Payout Potential	Target Payout Potential	Maximum Payout Potential

Chief Executive Officer	10.9%	52.3%	78.4%
Other Executive Officers	6.3%	25.0%	37.5%
The above payout potentials for Mr. Sulerzyski reflect a prorated blend of his old payout potentials for threshold, target and maximum levels of performance of 10%, 48% and 72% respectively, and his new payout potentials for threshold, target and maximum levels of performance or 13.5%, 65% and 97.5% respectively, which took effect October 1, 2021.
Equity-based awards, if earned, are granted with a fair market value based on The Nasdaq Global Select Market® closing price of Peoples common shares on the date of the grant. The Compensation Committee approves equity-based grants to the NEOs and other senior officers. The annual equity-based awards are typically reviewed and approved by the Compensation Committee in January or February. The grant date for the annual equity-based awards is typically on or within a few days of the date of the Compensation Committee meeting at which they are approved. In certain cases, the Compensation Committee approves the use of equity-based grants to new hires or current NEOs as an incentive to attract or retain executive officers or other senior management. In the event of equity-based grants for new hires, the date of grant is typically the first business day of the month following the new employee’s date of hire. Peoples has no intention, plan or practice to select annual grant dates for equity-based awards in coordination with the release of material, non-public information or to time the release of such information because of award dates.
The 2021 long-term incentive program generally requires each NEO to remain employed by Peoples for the full vesting period of the restricted common shares granted, subject to the vesting requirements specific to disability and retirement from Peoples. This arrangement provides a valuable retention tool for the NEOs. Additionally, vesting of the restricted common shares granted under the program requires that Peoples meet the performance criteria of maintaining a well-capitalized status and reporting positive net income for each of the fiscal years comprising the vesting period. Both events need to occur each year in order for the NEOs to ultimately vest in that portion of an award based on service through the full three-year vesting period. In the event both performance criteria are not met

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in a given year, the restricted common shares as to which restrictions will lapse at the end of the cliff-vesting period will be reduced by one-third. Dividends which would otherwise be received during the restriction period are accrued and paid to the recipient in the same proportion and at the same time that the underlying restricted common shares vest, if at all.
The following table shows the corporate, line of business and individual performance weightings, as well as the annual cash incentive earned and restricted common shares granted, under the 2021 incentive program for the NEOs.

NEO	Corporate Weighting	Line of Business Weighting	Individual Performance Weighting	2021Annual Incentive Payout (% of 2021 Base Salary)	2021 Annual Incentive - Cash Incentive Earned ($)	2021 Long- Term Incentive Payout (% of 2021 Base Salary)	2021 Long- Term Incentive - Total Restricted Common Shares Granted (#)

Charles W. Sulerzyski	70.0%	—	30.0%	73.0%	$481,000	71.3%	14,576
Kathryn M. Bailey	70.0%	—	30.0%	49.5%	$130,000	38.1%	3,104
Douglas V. Wyatt	50.0%	25.0%	25.0%	45.2%	$130,000	33.0%	2,949
Tyler J. Wilcox	35.0%	35.0%	30.0%	49.5%	$130,000	38.1%	3,104
Jason M. Eakle	70.0%	—	30.0%	49.4%	$110,000	33.0%	2,281
2022 Incentive Program Design
On January 26, 2022, the Board established the 2022 corporate incentive performance goals, the structure of which did not change from that used for 2021. On February 23, 2022, the Compensation Committee approved individual goals for Peoples’ NEOs. The performance metrics for the 2022 goals, and their respective weightings for each of the NEOs, with the exception of Mr. Wyatt and Mr. Wilcox, are as follows:

Pre-Tax/Pre-Provision Return on Average Assets	14.0%
Efficiency Ratio	14.0%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	28.0%
Net Charge-Offs as a Percentage of Average Total Loans	14.0%
Discretionary Individual Performance	30.0%
For Mr. Wyatt, the performance metrics for the 2022 goals and their respective weightings are as follows:

Pre-Tax/Pre-Provision Return on Average Assets	10.0%
Efficiency Ratio	10.0%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	20.0%
Net Charge-Offs as a Percentage of Average Total Loans	10.0%
Commercial Banking Line of Business Results	25.0%
Discretionary Individual Performance	25.0%
For Mr. Wilcox, the performance metrics for the 2022 goals and their respective weightings are as follows:

Pre-Tax/Pre-Provision Return on Average Assets	7.0%
Efficiency Ratio	7.0%
Pre-Tax/Pre-Provision Diluted Earnings Per Common Share	14.0%
Net Charge-Offs as a Percentage of Average Total Loans	7.0%
Community Banking Line of Business Results	35.0%
Discretionary Individual Performance	30.0%
With the exception of Mr. Sulerzyski, the payout potentials for threshold, target and maximum levels of performance for NEOs to earn cash and equity-based incentive compensation for 2022 performance remain the same as they were for 2021 performance. Mr. Sulerzyski's payout potentials for threshold, target and maximum levels of

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performance to earn cash and equity-based incentive compensation for 2022 performance remain the same as those which took effect on October 1, 2021.
Retirement and Other Benefits
The NEOs participate in certain benefit programs available to all other employees of Peoples, subject to the same eligibility requirements that apply to all employees, including: (i) the Peoples Bancorp Inc. Retirement Plan and Trust (the “Retirement Plan”); (ii) the Peoples Bancorp Inc. Retirement Savings Plan (“Peoples’ 401(k) Plan”); (iii) the Peoples Bancorp Inc. Amended and Restated Nonqualified Deferred Compensation Plan (the “NQDC Plan”); (iv) the Peoples Bancorp Group Term Life Insurance Plan; (v) the medical and dental insurance plans provided by Peoples; (vi) Peoples’ Employee Stock Purchase Plan (the “ESPP”); and (vii) split-dollar bank-owned life insurance.
Retirement Plan
The Retirement Plan has a different benefit calculation for those individuals employed by Peoples before January 1, 2003, and those employed by Peoples on or after January 1, 2003 but before January 1, 2010. On December 17, 2009, the Retirement Plan was closed to new entrants hired on or after January 1, 2010. Messrs. Eakle and Wilcox were employed by Peoples after January 1, 2003, but before January 1, 2010. Ms. Bailey, Mr. Sulerzyski and Mr. Wyatt were employed by Peoples after January 1, 2010 and do not participate in the Retirement Plan.
On January 27, 2011, the Compensation Committee amended the Retirement Plan so that benefit accruals ceased as of March 1, 2011. For purposes of vesting and benefit eligibility, service continues to be credited in accordance with the terms of the Retirement Plan.
Compensation used to calculate the amount of pension benefit payable under the Retirement Plan includes base salary, incentive pay, overtime pay, bonuses and any pre-tax savings under Peoples’ 401(k) Plan, as well as Peoples’ Internal Revenue Code Section 125 cafeteria plan (collectively, “Retirement Plan annual compensation”). Benefit distribution options are identical for both groups of participants as is the vesting requirement in order to be eligible for a pension benefit under the Retirement Plan.
For those participants employed by Peoples on or after January 1, 2003, and prior to January 1, 2010, including Messrs. Eakle and Wilcox, normal retirement occurs at age 65. The pension benefit for normal retirees is calculated as follows:
(a)The Cash Balance Account (as such term is defined in the Retirement Plan) at the end of the prior plan year, plus
(b)Interest to the earlier of the end of the prior plan year or the end of the month containing the participant's date of termination of employment on the Cash Balance Account as of the end of the prior plan year based on the one-year constant maturity rate for the December preceding the determination year plus 50 basis points, plus
(c)An annual accrual equal to 2% of compensation for the plan year provided the participant earned a year of service during the plan year.
(d)The Cash Balance Account is converted at the date of termination of employment into a monthly life annuity benefit payable beginning at the participant’s normal retirement date. Conversion calculations are based on actuarial equivalence factors specified in the Retirement Plan.
For those participants employed by Peoples on or after January 1, 2003, and prior to January 1, 2010, including Messrs. Eakle and Wilcox, early retirement can occur at age 50 if the participant has at least ten years of service with Peoples. The pension benefit for early retirees is calculated as follows:
(a)The Cash Balance Account at the end of the prior plan year, plus
(b)Interest to the earlier of the end of the prior plan year or the end of the month containing the participant's date of termination of employment on the Cash Balance Account as of the end of the prior plan year based on the one-year constant maturity rate for the December preceding the determination year plus 50 basis points, plus
(c)An annual accrual equal to 2% of compensation for the plan year provided the participant earned a year of service during the plan year.

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(d)The Cash Balance Account is converted at the date of termination of employment into a monthly life annuity benefit payable beginning at the participant’s early retirement date. Conversion calculations are based on actuarial equivalence factors specified in the Retirement Plan.
(e)The benefit is reduced by one-fifteenth for each of the first five years and one-thirtieth for each of the next ten years by which the participant's early retirement date precedes the normal retirement date.
For both normal retirement and early retirement purposes, no compensation-related credits were added to any participant's account balance after March 1, 2011. However, interest credits, as described above, will continue to be added to a participant's account balance at the end of each plan year until the year in which the participant terminates employment with Peoples.
None of the NEOs participated in multiple defined benefit retirement plans. Under the terms of the Retirement Plan, participants are not granted extra years of credited service.
Peoples’ 401(k) Plan
The NEOs are also eligible to participate in Peoples’ 401(k) Plan, on the same basis as other employees. In 2021, the “company match” under Peoples’ 401(k) Plan was 100% of the first 6% of an employee’s contribution, the sum of which was subject to a maximum match of 6% of eligible compensation, which consists of base salary, other cash payments including non-equity incentive payments, over-time and bonus cash payments (excluding sign-on bonuses), commissions, referral fees, draws against commission in excess of commission earned, holiday, vacation, paid-time-off payments and payments made under the short-term disability plan.
Nonqualified Deferred Compensation Plan
On November 19, 2020, the Compensation Committee approved the NQDC Plan for continuation in 2021. Participation in the NQDC Plan is limited to a select group of management and highly-compensated employees designated annually by the Compensation Committee. The NQDC Plan is offered for the purpose of providing a vehicle for the deferral of compensation in excess of statutory limits under Peoples’ 401(k) Plan for those participating in the NQDC Plan. Participants may elect to defer base salary, other cash payments including non-equity incentive payments, over-time and bonus cash payments (excluding sign-on bonuses), commissions, referral fees, draws against commission in excess of commission earned, holiday, vacation, paid-time-off payments and payments made under the short-term disability plan. After the applicable deadline, a deferral election is irrevocable for that plan year unless otherwise permitted under the NQDC Plan. Generally, a participant must submit a deferral election by December 31 of the year before services are to be performed. The deferred compensation, if any, is credited to a bookkeeping account maintained on behalf of the participant. The participant is fully vested in the bookkeeping account, which will be credited with earnings and losses based on the performance of the deemed investment selections made by the participant for the bookkeeping account. The Compensation Committee determines the deemed investments with which participants may direct that their bookkeeping accounts be credited.
Peoples may make discretionary contributions to participants’ bookkeeping accounts in such amount that would have been made pursuant to Peoples’ 401(k) Plan as matching contributions if all amounts selected to be deferred under the NQDC Plan had been deferred under Peoples’ 401(k) Plan. Any such contributions will be credited to the participants’ bookkeeping accounts each pay period with respect to compensation deferred in that pay period and will vest in accordance with the vesting schedule under Peoples’ 401(k) Plan, provided that the portion of the participant’s account attributed to discretionary contributions and any deemed earnings on the investment of such discretionary contributions will become fully vested in the event of a participant’s retirement (as defined In the NQDC Plan), death, voluntary termination or involuntary termination without cause and will be forfeited if a participant is terminated for cause.
The amount reflected in a participant’s bookkeeping account will be distributed in a single lump-sum payment on the January 1 immediately following the participant’s separation from service; provided, however, that, at the time a participant makes an initial deferral election under the NQDC Plan, the participant may elect to receive distribution of the participant’s account in up to ten substantially equal annual installments beginning on the January 1 immediately following the participant’s separation from service and on each January 1 thereafter. Notwithstanding the foregoing, if a participant is a “specified employee” under Internal Revenue Code Section 409A on the date of his or her separation from service, distributions from the participant’s bookkeeping account will be delayed until the first

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business day of the seventh month following the date of the participant’s separation of service. The first payment to be made after such delay will include the cumulative amount, if any, of any amounts which would have otherwise been paid in accordance with the participant’s election. If a participant dies before distribution has begun of the amount reflected in the participant’s bookkeeping account or complete distribution has been made of the amount reflected in the participant’s bookkeeping account, then the amount reflected in the participant’s bookkeeping account will be distributed to the participant’s beneficiary within 90 days after the participant’s death.
The 2021 eligibility criteria for participation in the NQDC Plan required participants to have (i) either 2020 gross compensation of at least $200,000, or annualized 2021 current year base salary of at least $200,000, and (ii) an officer title of Vice President or higher at Peoples or any of its affiliates. Each of the NEOs met these criteria. Messrs. Sulerzyski, Wilcox and Wyatt elected to participate in the NQDC Plan during 2021.
Insurance Plans
The NEOs participate in the Peoples Bancorp Group Term Life Insurance Plan on the same basis as other employees. Peoples pays the premiums for all employees under this plan. If an employee dies, his or her beneficiary will be paid an amount equal to two times the employee’s base salary at the time of death, up to a maximum amount of $600,000.
The NEOs are also eligible to participate in medical and dental insurance plans provided by Peoples on the same basis as other employees. The plans are contributory, and both the employees and Peoples pay for a portion of the cost of the health insurance premiums.
Employee Stock Purchase Plan
The NEOs are eligible to participate in the ESPP on the same basis as other employees. The ESPP is intended to comply with Sections 421 and 423 of the Internal Revenue Code. Employees are permitted to buy Peoples common shares through payroll deductions at a discount of up to 15% of the fair market value of the common shares on the last day of the applicable offering period. The Compensation Committee determines the establishment of any offering period and the dates on which any offering period will take place. The Compensation Committee established an offering period for each of the four calendar quarters in 2021. Each offering period was one calendar quarter in length. Mr. Sulerzyski, Ms. Bailey and Mr. Wilcox elected to participate in the ESPP during 2021.
Bank-Owned Life Insurance
During 2016, the Board approved the purchase of split-dollar bank-owned life insurance ("BOLI"), and Mr. Sulerzyski, Ms. Bailey, Mr. Wilcox and Mr. Eakle were offered and accepted coverage under this benefit. Under the terms of the split-dollar agreement, each receives a $50,000 life insurance benefit while employed by Peoples and a $25,000 life insurance benefit after retiring from Peoples at no cost to the NEO. As the owner of the policy, Peoples can elect to terminate this coverage at any time.
Perquisites and Other Personal Benefits
The Compensation Committee periodically reviews the level of perquisites and other personal benefits provided to the NEOs. Consistent with Peoples’ overall compensation program, the Compensation Committee believes the perquisites and other personal benefits provided to the NEOs are reasonable, modest in value and necessary to attract and retain employees for key positions, which, in turn, promotes the long-term interests of our shareholders.
Peoples maintains an Executive Health Program, which provides an opportunity for each NEO to participate, on a voluntary basis, in a comprehensive medical screening annually at the expense of Peoples. The objective of the Executive Health Program is the early identification of potential health problems and the prompt, expert treatment of any medical problems detected, thereby mitigating the negative potential impact on Peoples’ financial performance or current management succession plans. Some of the NEOs participate in a program under which Peoples offers a limited reimbursement for fitness club memberships. This program is available to all employees and is part of an overall wellness initiative at Peoples. In 2021, all of the NEOs participated in a wellness incentive program, available to all Peoples medical plan participants, which provided up to a one-time $1,250 payment to a Health Savings or Flexible Spending Account, depending upon individual compliance with the program’s requirements, which included wellness-related activities.

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Based on business needs, on a case-by-case basis, the Compensation Committee has granted the use of a company-paid automobile and/or country club membership to certain NEOs to further business development on behalf of Peoples and our shareholders. Personal use of a company-paid automobile is reported and taxed as income to the NEO. Expenses relating to personal use of the country club amenities are either reimbursed to Peoples by the NEO or paid directly by the NEO.
On a case-by-case basis, the Compensation Committee will approve the payment of or reimbursement to an NEO for moving expenses and temporary housing as part of the NEO’s executive recruitment package.
Change in Control Agreements
Peoples has entered into a change in control agreement with each of the NEOs. The change in control agreements are designed to motivate the NEOs to act in the best interests of the Peoples shareholders and to promote stability and continuity of the services of the NEOs during a change in control. The change in control agreements are “double trigger” agreements that provide severance payments to an NEO only if Peoples or its successor terminates the NEO’s employment without “cause” or the NEO terminates his or her employment with “good reason” after the change in control. A “double trigger” also applies to the restricted common shares awarded to the NEOs under our long-term incentive program if there is a change in control. The restricted common shares will immediately vest only if Peoples’ successor refuses to assume the restricted common shares or substitute equivalent equity awards or if Peoples’ successor terminates the NEO’s employment without “cause” or the NEO terminates his or her employment with “good reason” after the change in control.
The Compensation Committee chose the “double trigger” to forego extra costs to Peoples or its successor if an NEO continues in the same or a similar role after the change in control, while still motivating the NEO to act in the best interests of the Peoples shareholders by providing for the NEO even if he or she would not have the same or a similar role after the change in control. Beginning in 2016 with the change in control agreement entered into with Mr. Wyatt, and applicable to each of the NEOs except for Mr. Sulerzyski, whose change in control agreement was entered into prior to 2016, we have defined compensation for the purpose of calculating the amount of severance to be the sum of the NEO’s annualized monthly base salary for the calendar year in which the change in control occurs plus the average of annual cash incentives paid to the NEO over the prior three years. For Mr. Sulerzyski, compensation for the purpose of calculating the amount of severance is defined to be the average annualized compensation paid by Peoples which was includable in gross income, prior to any reductions for deferred arrangements, during the most recent five taxable years ending before the date of the change in control, subject to certain adjustments in the event that Section 280G of the Internal Revenue code is triggered.
The change in control agreements do not provide for payments to be “grossed up” for excise taxes. Additional information regarding the definition of a change in control, the additional event(s) that must occur in order for an NEO to receive severance compensation following a change in control and potential payments under such agreements for the NEOs is provided in “OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS” beginning on page 72 of this Proxy Statement.
Tax and Accounting Implications
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally prohibits Peoples from claiming a deduction on Peoples’ federal income tax return for compensation in excess of $1,000,000 paid in a given fiscal year to certain current and former executive officers. While the Compensation Committee carefully considers the net cost and value to Peoples of maintaining the deductibility of all compensation, the Compensation Committee also desires the flexibility to reward NEOs and other key employees in a manner that enhances Peoples’ ability to attract and retain individuals, as well as to create longer term value for shareholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding Peoples’ compensation program.
Non-Qualified Deferred Compensation
Section 409A of the Internal Revenue Code (“Section 409A”) imposes additional taxes, interest and penalties on non-qualified deferred compensation arrangements that do not satisfy the requirements of Section 409A. Peoples believes

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that it is administering its non-qualified deferred compensation arrangements in accordance with the requirements of Section 409A and that its non-qualified deferred compensation arrangements, including the change in control arrangements with the NEOs, comply with the regulations issued under Section 409A. We have not realized any material changes to our compensation program as a result of compliance with Section 409A.
Accounting for Equity-Based Compensation
Compensation costs for restricted common share awards, stock options and stock appreciation rights (“SARs”), if awarded, are measured at the fair value of these awards on their grant date. Compensation expense for time-vested awards is recognized over the required service period, generally the restriction period for restricted common share awards and the vesting period for stock options and SARs, if awarded. Compensation expense for time-vested awards granted to employees who are eligible for retirement is recognized through the date the employee is first eligible to retire or at the grant date, whichever is later. Compensation expense for performance-based restricted common share awards is recognized over the performance period, once management believes it is probable the performance requirements will be met. Compensation expense for performance-vested restricted common share awards granted to employees who are eligible for retirement is recognized through the date the employee is first eligible to retire or at the grant date, whichever is later. For all awards, only the expense for the portion of the awards expected to vest is recognized.
Other Information
Stock Holding Requirement
We have a stock holding requirement for the NEOs with respect to equity-based compensation awards granted after December 13, 2011. This stock holding requirement remains in effect during the entire time the individuals are employed by Peoples. The holding requirement is based upon a percentage of the “net shares” held by an individual NEO following vesting or exercise of an equity-based compensation award. Such “net shares” represent the number of common shares the NEO owns after paying for taxes through the withholding of common shares in the case of restricted common shares, or if granted in the future, after paying for the exercise price and taxes through the withholding of common shares in the case of the exercise of stock options, SARs or other similar forms of equity-based awards. Each NEO is required to maintain ownership of 50% of such net shares through the term of the NEO’s employment. Other than this stock holding requirement with respect to equity-based compensation awards, we have no equity or other security ownership requirements for NEOs.
Clawback Policy
We have an executive incentive compensation clawback policy pursuant to which, in the event of a restatement of the financial or operating results of Peoples, we may seek recovery of incentive compensation that would not otherwise have been paid if the correct performance data had been used to determine the amount payable. This policy applies to executive officers of Peoples (including the NEOs), as determined pursuant to Rule 3b-7 under the Exchange Act. A copy of this policy is posted under the “Corporate Overview – Governance Documents” tab on the “Investor Relations” page of Peoples’ website at www.peoplesbancorp.com.
CEO Pay Ratio
We determined our “median employee” for 2021 by: (1) calculating the annual total compensation for each of the part-time and full-time employees of Peoples or one of our subsidiaries (including those employees who joined Peoples as a result of the North Star Leasing acquisition and the Premier merger) who was employed as of December 31, 2021, except Mr. Sulerzyski, with annual total compensation for this purpose calculated by adding base salary and overtime pay, plus any cash incentive and equity-based incentive payments vested in 2021, plus the amount of any “company match” under Peoples’ 401(k) Plan, plus any wellness incentive payment; (2) ranking the annual total compensation of all employees except Mr. Sulerzyski from lowest to highest; and (3) identifying the middle employee in the list as the “median employee.” Once the median employee was identified, we used the annual total compensation for 2021 for such employee calculated in the manner described in the preceding sentence, which allowed for the elements of compensation for the median employee to be as comparable as possible to the elements of the annual total compensation of Mr. Sulerzyski. We then used Mr. Sulerzyski’s annual total compensation for 2021 as disclosed in

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the “SUMMARY COMPENSATION TABLE FOR 2021” appearing on page 64 of this Proxy Statement. The calculations yielded the following numbers and ratio:

•Annual total compensation of Mr. Sulerzyski	$1,461,456
•Median employee’s annual total compensation	$51,803
•Ratio of annual total compensation of Mr. Sulerzyski to the median employee’s annual total compensation	28.21 to 1.0
Summary
The Compensation Committee believes that the best measure of whether the executive compensation program is achieving its intended goals is to look at the long-term performance of Peoples, as well as the relative changes in performance during any given time period. Peoples’ NEOs received payouts under the incentive compensation program based upon the levels of corporate and individual performance achieved for 2021. In light of the results previously described in this “COMPENSATION DISCUSSION AND ANALYSIS,” the Compensation Committee believes Peoples’ compensation program for Peoples’ NEOs continues to be aligned with the interests of our shareholders. The incentive compensation program is a performance-based system that provides a balanced foundation for strong and effective leadership into the future and ensures alignment with long-term shareholder interests without encouraging unnecessary and excessive risk-taking that could threaten the value of Peoples.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the disclosures included under the caption “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the full Board that the section captioned “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and incorporated by reference into Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Discussion of Risk Review and Assessment
Peoples’ Senior Vice President, Director of Risk Management has conducted an assessment of Peoples’ 2021 compensation programs and has reviewed, evaluated and discussed the assessment and the compensation programs with the Compensation Committee. The most recent review and discussion with the Compensation Committee with respect to Peoples’ 2021 compensation programs occurred on October 22, 2021, and covered the senior management and executive compensation plans in which the NEOs were eligible to participate. The review of these plans took into consideration: (i) products and services incented; (ii) the risk time horizon of those products and services; (iii) incentives paid as a percentage of total revenue; and (iv) incentives paid as a percentage of each participant’s total compensation. Broad-based welfare and benefit plans that do not discriminate in scope, terms or operation in favor of NEOs were excluded from the review.
The Compensation Committee believes that Peoples’ overall compensation practices for its NEOs, which include the following elements, limit the ability of these officers to benefit from taking unnecessary and excessive risks:
•Balance between base salary, and cash and equity-based incentive compensation opportunities;
•Maximum payouts which limit overall payout potential;
•Balance between short-term (cash) and long-term (equity-based) incentive compensation opportunities;
•Use of a balanced scorecard approach in setting performance goals with interacting, complementary incentive objectives that discourage emphasis on any single objective;
•Peoples’ tone at the top and culture of ethically doing the right thing;
•Grants of only full value equity awards in respect of potential equity-based long-term incentive compensation; and
•Awards of restricted common shares with a performance-based vesting requirement based upon the achievement of minimum performance criteria by Peoples.

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In addition, the Compensation Committee believes there are controls around incentive programs for all employees that effectively discourage unnecessary and excessive risk-taking. All employee incentive programs allow for management discretion (or Compensation Committee discretion in the case of the incentive program in which NEOs are eligible to participate) to reduce or eliminate any award. The Compensation Committee reviews and approves all NEO compensation plans and awards, and the full Board reviews and approves the corporate performance goals.
Most officers, including the NEOs and employees serving Peoples in support roles, such as accounting, loan operations and deposit operations, participate in the annual cash and long-term equity-based incentive program. Approximately 50% of all of Peoples’ employees participate in this incentive program. Annual cash incentives, as well as equity-based incentives under the incentive program, are payable only when specific pre-determined performance goals are met. All participants in the incentive program have some portion of both their annual and long-term incentive awards dependent on the selected corporate performance criteria. In addition, the potential incentives payable to senior officers having only compliance, risk, credit quality and internal control roles are tied to corporate goals under the incentive program with only a 25% weighting. The remainder of their potential incentives is determined based upon the level of achievement of individual goals tied to their specific job functions. The Compensation Committee ultimately approves all incentive compensation paid to the NEOs.
In addition to the incentive program, we have (i) compensation plans for producers, including insurance agents and financial advisors, which include variable pay components (commission based on the sales of products underwritten or offered by independent third parties); (ii) compensation plans for home loan originators which include variable cash compensation components tied to the origination of one-to-four family real estate loans, the majority of which are sold into the secondary market; and (iii) other miscellaneous individual plans which are informal agreements that allow certain employees to earn amounts of cash incentive compensation without encouraging the employees to take unnecessary or excessive risk. The foregoing roles inherently do not have the opportunity for excessive levels of risk, either individually or in the aggregate, and the incentive compensation potential is not a substantial part of their respective total compensation.
The Compensation Committee believes that the elements of the incentive program and the other compensation plans, alone and/or combined with the systems of controls in place, such as separation of the valuation, authorization and payment of incentive compensation, do not encourage unnecessary or excessive risk-taking and do not encourage the manipulation of reported earnings to enhance the compensation of any employee or group of employees.
Further, in light of the significant level of oversight and controls surrounding incentive programs and the significant amounts that would be required to materially impact Peoples’ reported earnings, the Compensation Committee believes that, upon evaluation of the incentive opportunities for employees, including the NEOs, any elements of the incentive program and other compensation and individual plans that have the potential to encourage the manipulation of reported earnings to enhance the compensation of any individual employee are appropriately mitigated.
Submitted by the Compensation Committee of the Board:
Tara M. Abraham, S. Craig Beam (Chair), Brooke W. James, Susan D. Rector, Frances A. Skinner and Michael N. Vittorio.
SUMMARY COMPENSATION TABLE FOR 2021
The table below summarizes the total compensation for each of the NEOs for the fiscal years ended December 31, 2021, 2020, and 2019. We have not entered into any employment agreements with any of the NEOs.

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(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)

Charles W. Sulerzyski	2021	$658,750	—	$226,971	(5)	$481,000	—	$94,735	$1,461,456
President and Chief Executive Officer	2020	$625,000	—	$238,795	(6)	$295,000	—	$68,361	$1,227,156
	2019	$600,000	—	$359,996	(7)	$299,500	—	$40,770	$1,300,266
Kathryn M. Bailey	2021	$262,500	$10,000	$29,969	(5)	$120,000	—	$31,438	$453,907
Executive Vice President, Chief Financial Officer and Treasurer (8)	2020	$182,500	—	$232,486	(6)	$52,500	—	$11,167	$478,653
	2019	—	—	—		—	—	—	—
Douglas V. Wyatt	2021	$287,501	$10,000	$49,990	(5)	$120,000	—	$32,012	$499,503
Executive Vice President, Chief Commercial Banking Officer	2020	$271,500	—	$49,990	(6)	$87,000	—	$20,914	$429,404
	2019	$265,000	—	$99,981	(7)	$94,500	—	$11,912	$471,393
Tyler J. Wilcox	2021	$262,500	$10,000	$39,980	(5)	$120,000	$23	$32,575	$465,078
Executive Vice President, Community Banking (9)	2020	$214,375	—	$136,236	(6)	$71,000	$80	$62,018	$483,709
	2019	—	—	—		—	—	—	—
Jason M. Eakle	2021	$222,500	$10,000	$29,969	(5)	$100,000	$7	$28,262	$390,738
Executive Vice President, Chief Credit Officer (10)	2020	$181,775	—	$126,231	(6)	$55,000	$22	$10,675	$373,703
	2019	—	—	—		—	—	—	—
(1)On February 9, 2022, Ms. Bailey and Messrs. Wyatt, Wilcox and Eakle were paid a one-time discretionary bonus, authorized by the Compensation Committee on January 26, 2022, in recognition of extraordinary contributions in 2021 with respect to the Premier merger integration.
(2)The amounts in column (f) represent cash incentive awards earned under the annual incentive program and are reported for the fiscal year with respect to which the cash incentive awards were earned. The amounts shown for 2021 were paid on February 9, 2022. The amounts shown for 2020 were paid on February 17, 2021. The amounts shown for 2019 were paid on February 5, 2020.
(3)The amounts in column (g) include, for each of the participating NEOs, the increase (if any) in the actuarial present value of the NEO’s accumulated benefits under the Retirement Plan determined using assumptions consistent with those used in “Note 12 Employee Benefit Plans” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year-ended December 31, 2021. Since the earnings on compensation that has been deferred under the NQDC Plan by the NEOs participating in the NQDC Plan do not represent "above-market" or "preferential" earnings for purposes of the applicable SEC rules, no amount is reported with respect to such earnings. Mr. Sulerzyski, Ms. Bailey and Mr. Wyatt do not participate in the Retirement Plan.
(4)All other compensation for each NEO for 2021 includes the following: (i) Mr. Sulerzyski - Peoples' 401(k) Plan company match in the amount of $17,400; $1,250 wellness incentive payment; $1,925 for executive health exam; $39,825 in company matching contributions under the NQDC Plan; and $34,335 in restricted common share dividends; (ii) Ms. Bailey – Peoples' 401(k) Plan company match in the amount of $12,025; and $19,413 in restricted common share dividends; (iii) Mr. Wyatt - Peoples’ 401(k) Plan company match in the amount of $14,970; $1,250 wellness incentive payment; $2,349 for executive health exam; $5,070 in company matching contributions under the NQDC Plan; and $8,374 in restricted common share dividends; (iv) Mr. Wilcox - Peoples' 401(k) Plan company match in the amount of $13,135; $1,250 wellness incentive payment; $2,799 for executive health exam; $2,610 in company matching contributions under the NQDC Plan;and $12,781 in restricted common share dividends; and (v) Mr. Eakle - Peoples' 401(k) Plan company match in the amount of $15,238; $1,250 wellness incentive payment; and $11,775 in restricted common share dividends. In respect to the dividends, these are dividends that were accrued during the restriction period and paid upon vesting. See the disclosure under the caption “NON-QUALIFIED DEFERRED COMPENSATION FOR 2021” beginning on page 61 of this Proxy Statement for more information concerning the calculation of earnings with respect to contributions made by Peoples and the NEOs and credited to the NEOs’ accounts under the NQDC Plan.
(5)The amounts in column (e) for 2021 reflect the grant date fair values for awards of restricted common shares with respect to the 2020 incentive program, which were granted in 2021 under the 2006 Plan. The amounts of compensation for the restricted common shares reported for 2021 were computed in accordance with Financial Accounting Standards Board (“FASB”)

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Accounting Standards Codification (“ASC”) Topic 718 and based on The Nasdaq Global Select Market® price of Peoples common shares on the grant date. The reported amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by applicable SEC rules. See “Note 18 Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for additional information regarding the restricted common shares granted in 2021.
(6)The amounts in column (e) for 2020 reflect the sum of the grant date fair values for awards of restricted common shares with respect to the 2019 incentive program, which were granted in 2020 under the 2006 Plan. The amounts of compensation for the restricted common shares reported for 2020 were computed in accordance with FASB ASC Topic 718 and based on The Nasdaq Global Select Market® price of Peoples common shares on the grant date. The reported amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by applicable SEC rules. See “Note 17 Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for additional information regarding the restricted common shares granted in 2020.
The amounts listed for Ms. Bailey and Messrs. Wilcox and Eakle also include the values of the restricted common shares awarded to them on October 1, 2020 in connection with their respective promotions: (i) 10,000 restricted common shares awarded to Ms. Bailey; (ii) 5,000 restricted common shares awarded to Mr. Wilcox; and (iii) 5,000 restricted common shares awarded to Mr. Eakle. These restricted common shares will vest on October 1, 2023, provided the respective NEO remains employed by Peoples on that date.
(7)The amounts in column (e) for 2019 reflect the grant date fair values for awards of restricted common shares pursuant to the 2018 incentive program, which were granted in 2019 under the 2006 Plan. The amounts of compensation for the restricted common shares reported for 2019 were computed in accordance with FASB ASC Topic 718 and based on The Nasdaq Global Select Market® price of Peoples common shares on the grant date. The reported amounts exclude the impact of estimated forfeitures related to service-based vesting conditions, as required by applicable SEC rules. See “Note 17 Stock-Based Compensation” of the Notes to the Consolidated Financial Statements filed as part of “ITEM 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for additional information regarding the restricted common shares granted in 2019. Ms. Bailey, Mr. Wilcox, and Mr. Eakle did not become executive officers of Peoples until October 1, 2020, and, therefore, no restricted common share awards are included for 2019.
(8)Ms. Bailey assumed the positions of Executive Vice President, Chief Financial Officer and Treasurer on October 1, 2020 and became an executive officer of Peoples on that date. As a result, the table shows information for Ms. Bailey only for 2020 and 2021.
(9)Mr. Wilcox assumed the position of Executive Vice President, Community Banking on October 1, 2020 and became an executive officer of Peoples on that date. As a result, the table shows information for Mr. Wilcox only for 2020 and 2021.
(10)Mr. Eakle assumed the position of Executive Vice President, Chief Credit Officer on April 1, 2020 and became an executive officer of Peoples on that date. As a result, the table shows information for Mr. Eakle only for 2020 and 2021.

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GRANTS OF PLAN-BASED AWARDS FOR 2021

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)		(k)	(l)	(m)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units (#)		Options (4)	Awards ($/Share)	Awards ($) (4)

Charles W. Sulerzyski	—	—	$94,150	$376,250	$564,410	$76,160	$365,750	$548,660	—		—	—	—
	2/9/2021	1/27/2021	—	—	—	—	—	—	7,210	(3)	—	—	$226,971
Kathryn M. Bailey	—	—	$28,600	$113,750	$170,625	$20,475	$81,250	$121,875	—		—	—	—
	2/9/2021	1/27/2021	—	—	—	—	—	—	952	(3)	—	—	$29,969
Douglas V. Wyatt	—	—	$27,280	$108,500	$162,750	$19,530	$77,500	$116,250	—		—	—	—
	2/9/2021	1/27/2021	—	—	—	—	—	—	1,588	(3)	—	—	$49,990
Tyler W. Wilcox	—	—	$26,400	$105,000	$157,500	$18,900	$75,000	$112,500	—		—	—	—
	2/9/2021	1/27/2021	—	—	—	—	—	—	1,270	(3)	—	—	$39,980
Jason M. Eakle	—	—	$22,000	$87,500	$131,250	$15,750	$62,500	$93,750	—		—	—	—
	2/9/2021	1/27/2021	—	—	—	—	—	—	952	(3)	—	—	$29,969
(1)Annual cash incentive award potentially available for payment through the annual incentive program if the indicated levels of performance were achieved for the 2021 fiscal year. Refer to the discussion under the caption “2021 Executive Compensation Components - Cash and Equity-Based Incentive Program” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 53 of this Proxy Statement, for additional information regarding the annual incentive program.
(2)Fair value of equity-based grants available for award through the 2021 long-term incentive program under the 2006 Plan if the indicated level of performance was achieved for the 2021 fiscal year. Equity-based incentive awards are denominated in dollars, rather than number of common shares. As a result, the threshold, target and maximum amounts are shown in “dollars” rather than the “number of common shares.” At the time of payout, the fair value of the actual award earned is to be translated into awards of restricted common shares to be settled in common shares delivered under the 2006 Plan. The awards are made after results in respect of the fiscal year’s performance goals have been measured. Refer to the discussion under the caption “2021 Executive Compensation Components - Cash and Equity-Based Incentive Program” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 53 of this Proxy Statement, for additional information regarding grants of equity-based awards.
(3)The number of common shares shown in column (j) reflects the aggregate number of restricted common shares (if any) granted through the 2020 incentive program based upon corporate and individual performance for the 2020 fiscal year, which were granted under the 2006 Plan on February 9, 2021. The fair value of the equity-based incentive awards earned was converted into the number of restricted common shares shown, using the closing price of Peoples common shares on the grant date. All restricted common shares will vest on February 9, 2024 if the NEO remains employed by Peoples or has met Peoples’ definition of retirement or disability on that date. The vesting is also subject to the requirements that Peoples have maintained a well capitalized status under applicable regulatory standards and reported net income for each of the fiscal years comprising the vesting period. The NEO has the right to vote the common shares underlying the restricted common shares and is entitled to receive dividends paid with respect to the underlying common shares at the same level as paid to other shareholders of Peoples; however, the dividends will be subject to the same restrictions on transfer as the restricted common shares with respect to which they were paid or issued.
(4)Fair value of restricted common shares awarded through the 2020 incentive program under the 2006 Plan for the performance achieved in the 2020 fiscal year. These grants were approved on January 27, 2021 and granted on February 9, 2021. At the time of grant, the fair value of the actual equity-based incentive award earned was translated into an award of restricted common shares to be settled in common shares delivered under the 2006 Plan. The awards were made after results achieved in the 2020 fiscal year were measured.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021
The following table provides information relating to the outstanding equity awards held by the NEOs at the end of the 2021 fiscal year. There were no options or SARs held by the NEOs at the end of the 2021 fiscal year. Each individual grant of restricted common shares is shown on a separate line for each NEO. The market value of the stock awards is based on the closing price of Peoples common shares as reported on The Nasdaq Global Select Market® on December 31, 2021, which was $31.81.

(a)	(b)	(c)		(d)	(e)	(f)
		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles W. Sulerzyski	2/5/2019	11,180	(1)	$355,636	—	—
	2/10/2020	7,256	(2)	$230,813	—	—
	2/9/2021	7,210	(4)	$229,350		—
	2/9/2022	—	(5)	—	14,576	—	(5)
Kathryn M. Bailey	2/5/2019	1,552	(1)	$49,369	—	—
	2/10/2020	1,215	(2)	$38,649	—	—
	10/1/2020	10,000	(3)	$318,100	—	—
	2/9/2021	952	(4)	$30,283	—	—
	2/9/2022	—	(5)	—	3,104	—	(5)
Douglas V. Wyatt	2/5/2019	3,105	(1)	$98,770	—	—
	2/10/2020	1,519	(2)	$48,319	—	—
	2/9/2021	1,588	(4)	$50,514	—	—
	2/9/2022	—	(5)	—	2,949	—	(5)
Tyler J. Wilcox	2/5/2019	1,708	(1)	$54,331	—	—
	2/10/2020	1,215	(2)	$38,649	—	—
	10/1/2020	5,000	(3)	$159,050	—	—
	2/9/2021	1,270	(4)	$40,399	—	—
	2/9/2022	—	(5)	—	3,104	—	(5)
Jason M. Eakle	2/5/2019	1,552	(1)	$49,369	—	—
	2/10/2020	911	(2)	$28,979	—	—
	10/1/2020	5,000	(3)	$159,050	—	—
	2/9/2021	952	(4)	$30,283	—	—
	2/9/2022	—	(5)	—	2,281	—	(5)
(1)Represents unvested restricted common shares which had been approved on January 28, 2019 and granted by the Compensation Committee on February 5, 2019 with respect to individual performance for the 2018 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period and will vest on the third anniversary of the February 5, 2019 grant date. The vesting on the third anniversary of the February 5, 2019 grant date is also subject to the requirements that the NEO remains employed by Peoples on that date (subject to the vesting requirements for disability and retirement under the terms of the award agreements), and Peoples has maintained a well-capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period. If these goals are not met, the restricted common shares will not vest.

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(2)Represents unvested restricted common shares approved on January 22, 2020 and granted by the Compensation Committee on February 10, 2020 with respect to individual performance for the 2019 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period and will vest on the third anniversary of the February 10, 2020 grant date. The vesting on the third anniversary of the February 10, 2020 grant date is also subject to the requirements that the NEO remains employed by Peoples on that date (subject to the vesting requirements for disability and retirement under the terms of the award agreements), and Peoples has maintained a well-capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period. If these goals are not met, the restricted common shares will not vest.
(3)Represents restricted common shares granted on October 1, 2020 in connection with the NEO’s promotion. These restricted common shares were granted with a three year “cliff-vesting” period and will vest on the third anniversary of the October 1, 2020 grant date. The vesting on the third anniversary of the grant date is also subject to the requirement that the NEO remains employed by Peoples on that date.
(4)Represents unvested restricted common shares approved on January 22, 2021 and granted by the Compensation Committee on February 9, 2021 with respect to individual performance for the 2020 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period and will vest on the third anniversary of the February 9, 2021 grant date. The vesting on the third anniversary of the February 9, 2021 grant date is also subject to the requirements that the NEO remains employed by Peoples on that date (subject to the vesting requirements for disability and retirement under the terms of the award agreements), and Peoples has maintained a well capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period. If these goals are not met, the restricted common shares will not vest.
(5)Represents unvested restricted common shares approved on January 26, 2022 and granted by the Compensation Committee on February 9, 2022 with respect to individual performance for the 2021 fiscal year. The restricted common shares were considered “unearned” as they were not granted until after the end of the 2021 fiscal year. These restricted common shares were granted with a three-year “cliff-vesting” period and will vest on the third anniversary of the February 9, 2022 grant date. The vesting on the third anniversary of the February 9, 2022 grant date is also subject to the requirements that the NEO remains employed by Peoples on that date (subject to the vesting requirements for disability and retirement under the terms of the award agreements), and Peoples has maintained a well capitalized status under applicable regulatory standards and reports positive net income for each of the fiscal years comprising the vesting period. If these goals are not met, the restricted common shares will not vest.
OPTION EXERCISES AND STOCK VESTED FOR 2021
The following table provides information for the NEOs relating to restricted common shares that vested during the 2021 fiscal year, including the number of common shares acquired upon vesting and the value realized. No options or SARs were exercised by any of the NEOs during the 2021 fiscal year.

(a)	(b)	(c)
	Stock Awards
Name	Number of Common Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles W. Sulerzyski	9,031	$283,122
Kathryn M. Bailey	1,270	$39,815
Douglas V. Wyatt	2,257	$70,757
Tyler J. Wilcox	1,270	$39,815
Jason M. Eakle	987	$30,942

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PENSION BENEFITS FOR 2021
The table below shows the actuarial present value of accumulated benefits payable to each of the NEOs participating in the Retirement Plan as well as the number of years of service credited to each such NEO. The actuarial present value of accumulated benefits payable was determined using interest rate and mortality rate assumptions consistent with those used in Peoples’ Consolidated Financial Statements, as disclosed in “Note 12 Employee Benefit Plans” of the Notes to the Consolidated Financial Statements filed as part of Item 8 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Information regarding the terms of the Retirement Plan applicable to the NEOs who are participants in the Retirement Plan can be found in the discussion under the caption “Retirement and Other Benefits” of “EXECUTIVE COMPENSATION: COMPENSATION DISCUSSION AND ANALYSIS” beginning on page 58 of this Proxy Statement.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Charles W. Sulerzyski (1)	Retirement Plan	—	—	—
Kathryn M. Bailey (1)	Retirement Plan	—	—	—
Douglas V. Wyatt (1)	Retirement Plan	—	—	—
Tyler J. Wilcox	Retirement Plan	2	$3,966	—
Jason M. Eakle	Retirement Plan	2	$1,108	—
(1)Messrs. Sulerzyski and Wyatt, and Ms. Bailey were employed by Peoples after the Retirement Plan was closed to new entrants and, therefore, are not and will not be participants in the Retirement Plan.
NON-QUALIFIED DEFERRED COMPENSATION FOR 2021
The following table provides information regarding the NQDC Plan. Participation in the NQDC Plan is limited to a select group of management and highly-compensated employees designated annually by the Compensation Committee. The NQDC Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974. Participants may elect to defer base salary, other cash payments including non-equity incentive payments, over-time and bonus cash payments (excluding sign-on bonuses), commissions, referral fees, draws against commission in excess of commission earned, holiday, vacation, paid-time-off payments and payments made under the short-term disability plan. After the applicable deadline, a deferral election is irrevocable for that plan year unless otherwise permitted under the NQDC Plan. Generally, a participant must submit a deferral election by December 31 of the year before services are to be performed. The deferred compensation, if any, is credited to a bookkeeping account maintained on behalf of the participant. The participant is fully vested in the bookkeeping account which will be credited with earnings and losses based on the performance of the deemed investment selections made by the participant for the bookkeeping account. The Compensation Committee determines the deemed investments with which participants may direct that their bookkeeping accounts be credited.
Peoples may make discretionary contributions to participants’ bookkeeping accounts in such amount that would have been made pursuant to Peoples’ 401(k) Plan as matching contributions if all amounts selected to be deferred by participants under the NQDC Plan had been deferred under Peoples’ 401(k) Plan. Any such discretionary contributions will be credited to the participants’ bookkeeping accounts each pay period with respect to compensation deferred in that pay period and will vest in accordance with the vesting schedule under Peoples’ 401(k) Plan, provided that the discretionary contribution amounts will become fully vested in the event of a participant’s retirement (as defined in the NQDC Plan) or death, voluntary termination or involuntary termination without cause and will be forfeited if a participant is terminated for cause.

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The amount reflected in a participant’s bookkeeping account will be distributed in a single lump-sum payment on the January 1 immediately following the participant’s separation from service; provided, however, that, at the time a participant makes an initial deferral election under the NQDC Plan, the participant may elect to receive distribution of the participant’s account in up to ten substantially equal annual installments beginning on the January 1 immediately following the participant’s separation from service and on each January 1 thereafter. If a participant dies before distribution has begun of the amount reflected in the participant’s bookkeeping account or complete distribution has been made of the amount reflected in the participant’s bookkeeping account, then the amount reflected in the participant’s bookkeeping account will be distributed to the participant’s beneficiary within 90 days after the participant’s death. If a participant qualifies as a “specified employee” for purpose of Internal Revenue Code Section 409A on the date of his or her separation from service, distributions from the participant’s bookkeeping account will be delayed until the first business day of the seventh month following the date of his or her separation from service. The first payment to be made after such delay will include the cumulative amount, if any, of any amounts which would have otherwise been paid in accordance with the participant’s election. The 2021 eligibility criteria for participation in the NQDC Plan required participants to have (i) either 2020 gross compensation of at least $200,000, or annualized 2021 current year base salary of at least $200,000 and (ii) an officer title of Vice President or higher at Peoples or any of its affiliates. Each of the NEOs met these criteria. Messrs. Sulerzyski, Wyatt and Wilcox elected to participate in the NQDC Plan during 2021.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Name of Plan	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at Last Fiscal Year-End ($) (5)
Charles W. Sulerzyski	NQDC Plan	$51,325	$39,825	$80,581	($3,749)	$650,717
Kathryn M. Bailey	NQDC Plan (6)	—	—	—	—	—
Douglas V. Wyatt	NQDC Plan	$2,875	$5,070	$944	($73)	$16,263
Tyler J. Wilcox	NQDC Plan	$10,500	$2,610	$940	($53)	$14,203
Jason M. Eakle	NQDC Plan (6)	—	—	—	—	—
(1)The amount reported represents the aggregate amount deferred by each participant under the NQDC Plan for compensation earned during the 2021 fiscal year and contributed to the NQDC Plan. These amounts are included in “Salary” and/or “Non-Equity Incentive Plan Compensation” for 2021 in the “SUMMARY COMPENSATION TABLE FOR 2021” beginning on page 64 of this Proxy Statement.
(2)The amount reported represents the matching contribution made by Peoples to each participant’s account, pursuant to the NQDC Plan. These matching contributions were made per pay period. These amounts are included in “All Other Compensation" for 2021 in the “SUMMARY COMPENSATION TABLE FOR 2021” beginning on page 64 of this Proxy Statement.
(3)The amounts reported represent the aggregate annual earnings accrued during the 2021 fiscal year. The amounts in this column are not reported in the “SUMMARY COMPENSATION TABLE FOR 2021” beginning on page 64 of this Proxy Statement, as they are not "above market" or "preferential" earnings for purposes of the applicable SEC rules.
(4)The amounts reported represent fees paid for record keeping and administration of the NQDC Plan and allocated to the bookkeeping account of each participant.
(5)The amounts reported represent the accumulated total of executive contributions, company discretionary contributions and aggregate earnings less aggregate withdrawals under the NQDC Plan for each participant. The following amounts are included in the aggregate balance as of December 31, 2021 and were previously reported as compensation to the NEOs in the Summary Compensation Tables for the fiscal years the NEOs participated in the NQDC Plan: (a) Mr. Sulerzyski - $483,032; (b) Mr. Wyatt - $7,447; and (c) Mr. Wilcox - $206.
(6) Ms. Bailey and Mr. Eakle were eligible but did not participate in the NQDC Plan during the 2021 fiscal year.

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OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
The amount of compensation payable to each NEO upon voluntary termination, early retirement, normal retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control of Peoples and termination in the event of the death or disability of the NEO is described below.
An NEO participating in the NQDC Plan is fully vested at all times in the portion of the participant’s bookkeeping account attributable to compensation deferred by the participant and any deemed earnings on such amounts. The portion of the participant’s bookkeeping account attributable to discretionary contributions from Peoples and any deemed earnings on the investment of the discretionary contributions will become fully vested in the event of the participant’s retirement (as defined in the NQDC Plan), death, voluntary termination or involuntary termination without cause and will be forfeited if the participant is terminated for cause.
Payments Made Upon Termination of Employment
Regardless of the manner in which an NEO’s employment terminates, including termination for cause with the exception noted below, the NEO is entitled to receive amounts earned during the NEO’s term of employment. These amounts are not included in the table below. Such amounts would include:
•all vested equity-based awards earned through the long-term equity-based incentive compensation programs;
•the balance of the NEO’s account in Peoples’ 401(k) Plan;
•the balance credited to the NEO’s bookkeeping account in the NQDC Plan in the event employment terminates other than for cause (this amount as of December 31, 2021 is included in the table in the section captioned “NON-QUALIFIED DEFERRED COMPENSATION FOR 2021” beginning on page 70 of this Proxy Statement and shown in the “Aggregate Balance at Last Fiscal Year-End” column);
•pay out of unused paid time off, commensurate with the length of service in the current calendar year, except in the event of voluntary termination or termination for cause; and
•amounts accrued and vested under the NEO’s account in the Retirement Plan. These amounts are included in the table in the section captioned “PENSION BENEFITS FOR 2021” on page 70 of this Proxy Statement and shown in the “Present Value of Accumulated Benefit” column. Both Messrs. Wilcox and Eakle have met the five or more years of service requirement and would be paid the amounts shown for them upon any termination of employment.
Payments Made Upon Retirement
In the event of the retirement of an NEO (whether normal or early), in addition to the items identified above, the NEO would receive the following benefits:
•unvested grants of restricted common shares under the 2006 Plan would vest and become exercisable upon attainment of the performance goals specific to the grant.
For purposes of the Retirement Plan, retirement may occur at the age of 65 (normal retirement) or at the age of 50 if the executive officer has at least ten years of service with Peoples (early retirement), or at such other age or after such other number of years of service as the Compensation Committee determines to be appropriate.
For purposes of the 2006 Plan, retirement may occur at the age of 62 if the executive officer has at least five years of service.
Payments Made Upon Death or Disability
In the event of the death or disability of an NEO, in addition to the benefits listed under the headings “Payments Made Upon Termination of Employment” and “Payments Made Upon Retirement” above, the NEO would also receive benefits under Peoples’ disability plan or the NEO’s beneficiary would also receive payments under the Peoples Bancorp Group Term Life Insurance Plan and, with the exception of Mr. Wyatt, under the BOLI benefit, as applicable. In the event of death of an NEO, a portion of the unvested grants of restricted common shares under the 2006 Plan would vest and become exercisable to the extent that the performance goals specific to the grant had been attained at the date of death and the remainder would be forfeited. In the event of disability of an NEO, unvested grants of

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restricted common shares under the 2006 Plan would vest and become exercisable upon attainment of the performance goals specific to the grant.
Payments Made Upon a Change in Control
In the event of a change in control where the surviving entity is not Peoples and the surviving entity (the “acquiror”) does not assume or substitute equivalent awards for outstanding awards of options, SARs, restricted common shares, restricted performance stock or performance units, all such outstanding options and SARs would become immediately and fully exercisable and, in the case of restricted common shares (other than restricted performance stock), all outstanding awards would become immediately and fully vested. In the case of restricted performance stock and performance units, all outstanding awards would be deemed to have been fully earned based on the target level of performance being attained with respect to each performance goal applicable to the award as of the effective date of the change in control. Additionally, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each participant for the outstanding restricted common shares, restricted performance stock or performance units upon the consummation of the change in control, determined on the basis of the fair market value that would be received in such change in control by the holders of Peoples common shares underlying such awards.
In the event of a change in control where Peoples is the surviving entity, or the acquiror assumes the outstanding options, SARs, restricted common shares, restricted performance stock or performance units, or substitutes equivalent equity awards relating to the securities of such acquiror or its affiliates, then all such awards or substitutes would remain outstanding and be governed by their respective terms and the provisions of the 2006 Plan. In such a change in control scenario:
•If an NEO is terminated without cause or terminates his or her employment with Peoples and our subsidiaries and/or the acquiror for good reason within 24 months following the change in control, then all of the NEO’s outstanding options and SARs would become immediately and fully exercisable and, in the case of restricted common shares (other than restricted performance stock), all outstanding awards would become immediately and fully vested. In the case of restricted performance stock and performance units, all of the NEO’s outstanding awards would be deemed to have been fully earned based on the target level of performance with respect to each performance goal applicable to the award being attained.
In the case of outstanding options or SARs, the NEO may exercise these options or SARs at any time within one year after such termination, except that an option or SAR would not be exercisable on any date beyond the expiration date of such option or SAR. If the NEO dies after such termination, the exercisability of all outstanding options or SARs would be treated in the same manner as that provided for a termination due to retirement; and
•If an NEO’s employment is terminated for cause within 24 months following such change in control, then any options or SARs of such NEO would expire, any restricted common shares, restricted performance stock and performance units which have not yet vested would be forfeited, and all rights under such awards would terminate immediately.
We have entered into change in control agreements with each of the NEOs. Under the change in control agreements, a change in control occurs when one or more of the following events take place:
•a “person” or “group” (as defined in Section 409A) acquires ownership of shares of Peoples that, together with shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the shares of Peoples;
•any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) ownership of shares of Peoples possessing 35% or more of the total voting power of the shares of Peoples;
•a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date that such appointments or elections are made; or

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•any person or group acquires (or has acquired), during the 12-month period ending on the date of the most recent acquisition by such person or group, assets from Peoples that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Peoples immediately prior to such acquisition or acquisitions.
Generally, the change in control agreements provide for severance compensation to the NEOs if their employment is terminated by Peoples or its successor for any reason other than cause (defined as gross negligence or gross neglect of duties; commission of a felony or a gross misdemeanor involving moral turpitude in connection with their employment with Peoples; fraud, disloyalty, dishonesty or willful violation of any law or significant policy of Peoples committed in connection with their employment with Peoples; or issuance of an order by the banking regulators of Peoples for removal of the NEO) within six months prior to or 24 months after a defined change in control occurs. In addition, compensation will be paid if the NEO voluntarily terminates employment during the same periods because of: (i) the assignment to the NEO of any material duties or responsibilities inconsistent with the NEO’s position(s), or a change in the NEO’s reporting responsibilities, title(s), or office(s), or any removal of the NEO from or any failure to re-elect the NEO to any such position(s), except in connection with the NEO’s termination of employment for cause, disability, retirement, or as a result of the NEO’s death; (ii) a reduction in the NEO’s base salary; (iii) the taking of any action by Peoples or its successor which would adversely affect the NEO’s participation in or materially reduce the NEO’s benefits under any benefit plans; (iv) any failure of Peoples to obtain the assumption of the agreement by any successor; or (v) geographic relocation of the NEO to an office location more than 50 miles from the NEO’s then current location without the NEO’s consent or without reimbursement of reasonable moving expenses incurred by the NEO relating to a change of the NEO’s principal residence in connection with relocation.
For Mr. Sulerzyski, the base annual compensation for purposes of his change in control agreement would be calculated as the average annualized compensation paid by Peoples which was includable in gross income, prior to any reductions for deferred arrangements, during the most recent five taxable years ending before the date of the change in control, subject to certain adjustments in the event that Section 280G of the Internal Revenue Code is triggered.
Peoples changed the method of determining severance compensation for change in control agreements entered into beginning in 2016. For each of the NEOs except for Mr. Sulerzyski, the base annual compensation for purposes of his or her respective change in control agreement would be calculated as the sum of (a) his or her annualized monthly base salary, payable by Peoples for the calendar year in which the date of the change in control occurs, plus (b) the average annualized awards payable to him or her under Peoples’ annual cash incentive program with respect to the most recent three calendar years ended before the date of the change in control, subject to certain adjustments in the event that Section 280G of the Internal Revenue Code is triggered. If such NEO has worked for Peoples for less than three years, the average annualized awards payable to him or her under Peoples’ annual cash incentive program would be calculated in accordance with the provisions of the NEO’s change in control agreement.
Under the change in control agreements, severance provisions include: (i) a lump-sum cash payment of two times base annual compensation for each of the NEOs except for Mr. Sulerzyski, and two and one-half times base annual compensation for Mr. Sulerzyski, in each case payable within 30 days following the NEO’s termination date with such payment delayed until the first business day of the seventh month following the NEO’s termination date if the NEO is a “specified employee” for purposes of Section 409A on NEO’s termination date; (ii) continuing participation in life, medical, and dental insurance for 12 months (15 months in the case of Mr. Sulerzyski) substantially in the same form and expense to the NEO as that received on the date of termination; (iii) the NEO agreeing not to disclose to others any confidential information; and (iv) the NEO entering into a non-compete agreement for 12 months (15 months for Mr. Sulerzyski) immediately following the date of termination. The non-compete provision prohibits the NEO from directly or indirectly engaging in any business in which Peoples directly or indirectly engages during the term of the NEO’s change in control agreement, within the geographic market as delineated on the NEO’s termination date in the Community Reinvestment Act Statement of Peoples Bank.
The following table summarizes payments which would have been made and benefits that would have been provided to each of the NEOs with respect to previously unvested cash-based awards and unvested equity-based awards as well as under the terms of the change in control agreements if a termination event had occurred on December 31, 2021. Actual amounts to be paid out or provided can only be determined at the time of an NEO’s actual separation from service with Peoples. Please refer to the discussion under the headings “Payments Made Upon Termination of Employment,” “Payments Made Upon Retirement” and “Payments Made Upon Death or Disability” for the

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other payments which would have been made and benefits that would have been provided to the NEOs identified in the following table if such a termination event had occurred on December 31, 2021.

Compensation & Benefits Payable Upon Termination	Voluntary Termination (1)	Disability (2)	Retirement	Involuntary Not for Cause Termination or For Cause Termination	CIC Involuntary or Good Reason Termination	Death (3)
Charles W. Sulerzyski
2.5 times Base Annual Compensation	—	—	—	—	$2,555,904	—
Welfare Plan Benefits (4)	—	—	—	—	$24,265	—
Value of Unvested Restricted Common Shares	$815,799	$815,799	$815,799	—	$815,799	$585,961
Reduction in Payment (5)	—	—	—	—	($328,884)	—
Total	$815,799	$815,799	$815,799	—	$3,067,084	$585,961
Kathryn M. Bailey
2.0 times Base Annual Compensation	—	—	—	—	$752,000	—
Welfare Plan Benefits (4)	—	—	—	—	$694	—
Value of Unvested Restricted Common Shares	—	$436,401	—	—	$436,401	$297,308
Reduction in Payment (5)	—	—	—	—	($386,123)	—
Total	—	$436,401	—	—	$802,972	$297,308
Douglas V. Wyatt
2.0 times Base Annual Compensation	—	—	—	—	$818,000	—
Welfare Plan Benefits (4)	—	—	—	—	$19,412	—
Value of Unvested Restricted Common Shares	—	$197,604	—	—	$197,604	$147,823
Total	—	$197,604	—	—	$1,035,016	$147,823
Tyler J. Wilcox
2.0 times Base Annual Compensation	—	—	—	—	$722,667	—
Welfare Plan Benefits (4)	—	—	—	—	$19,350	—
Value of Unvested Restricted Common Shares	—	$292,429	—	—	$292,429	$199,604
Reduction in Payment (5)	—	—	—	—	($178,736)	—
Total	—	$292,429	—	—	$855,710	$199,604
Jason M. Eakle
2.0 times Base Annual Compensation	—	—	—	—	$574,667	—
Welfare Plan Benefits (4)	—	—	—	—	$19,250	—
Value of Unvested Restricted Common Shares	—	$267,681	—	—	$267,681	$184,822
Reduction in Payment (5)	—	—	—	—	($312,174)	—
Total	—	$267,681	—	—	$549,424	$184,822
(1)Mr. Sulerzyski met the definition of retirement according to the restricted common shares awards granted in 2019, 2020 and 2021 and would have received accelerated vesting for these awards had he elected early retirement on December 31, 2021. The vested restricted common share awards will become transferable upon attainment of the associated performance goals.
(2)Unvested restricted common shares vest upon disability, and the vested restricted common share awards will become transferable upon attainment of the associated performance goals.
(3)Unvested restricted common shares granted before February 2, 2018 vest upon death of the NEO. For unvested restricted common shares granted on or after February 2, 2018, a portion of the restricted common shares subject to performance goals, determined by multiplying the number of common shares underlying such restricted common shares by a fraction, the numerator of which is the number of the whole months elapsed during the performance period prior to the NEO’s death, and the denominator of which is the number of months in the performance period, will immediately vest.
(4)Under the terms of their respective change in control agreements, the NEOs continue to participate in life, medical, and dental insurance during the term of their respective non-compete agreements -- 15 months for Mr. Sulerzyski and 12 months for the other NEOs.
(5)In the event any payments to the NEOs would exceed the amount that could be received without the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the payments would be reduced to the extent necessary to ensure that such payments would be limited to the greater of (i) the dollar amount which could be paid to the NEO without triggering an excise

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tax under Section 4999 of the Internal Revenue Code, or (ii) the greatest after-tax amount payable to the NEO after taking into account any excise tax imposed under Section 4999 of the Internal Revenue Code on the total payments.
Mr. Sulerzyski, Ms. Bailey, Mr. Wilcox and Mr. Eakle would have been the NEOs to whom payments would have triggered an excise tax under Section 4999 of the Internal Revenue Code in the hypothetical situation described in the preceding paragraph. In this case, option (i) as described in the preceding paragraph would have resulted in the greatest after-tax amount and, as such, the payments would have been reduced in order to avoid triggering the excise tax. The amount shown is the amount by which the payments would have been reduced.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Each of Tara M. Abraham, S. Craig Beam, Brooke W. James, and Susan D. Rector served as a member of the Compensation Committee of the Board throughout the 2021 fiscal year, and each continues to so serve. Michael N. Vittorio and Frances A. Skinner became members of the Compensation Committee on April 22, 2021 and September 23, 2021, respectively, and both continue to so serve. George W. Broughton served as a member of the Compensation Committee in 2021 until April 22, 2021. Former director David L. Mead served as a member of the Compensation Committee in 2021 until his resignation effective March 31, 2021. None of these individuals has been an officer or an employee of Peoples or any of our subsidiaries. Each of the current members of the Compensation Committee qualified, and each of David L. Mead and George W. Broughton, qualified, as an independent director under the applicable NASDAQ Rules while each individual served on the Compensation Committee during the 2021 fiscal year, and each of the current members of the Compensation Committee continues to so qualify. During the 2021 fiscal year, Peoples Bank entered into banking transactions (including deposit, trust, or other banking services and/or loans and loan commitments) with certain members of the Compensation Committee, with members of their respective families and with corporations and organizations as to which they serve as executive officers or beneficially own more than 10% of the equity securities. These transactions were in the ordinary course of their respective businesses and in compliance with the applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Any loans to the persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates charged and collateral required, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features to Peoples or Peoples Bank. In addition, none of the loans described in this paragraph have been disclosed as past due, nonaccrual or troubled debt restructurings in Peoples’ consolidated financial statements. During the 2021 fiscal year, no executive officer of Peoples served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity that had one or more executive officers serving on the Board of Peoples or on the Compensation Committee.
AUDIT COMMITTEE REPORT FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2021
Management has represented to the Audit Committee that Peoples’ audited consolidated financial statements as of and for the fiscal year ended December 31, 2021, were prepared in accordance with US GAAP and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management.
In addition, the Audit Committee has discussed and reviewed with Ernst & Young LLP (“EY”), Peoples’ independent registered public accounting firm, all communications and other matters required to be discussed by auditing standards generally accepted in the United States, including those described in Public Company Accounting Oversight Board (United States) (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committee) and other applicable PCAOB requirements and by SEC rules, as well as significant current accounting developments and issues. The Audit Committee has also reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2021 with EY.
The Audit Committee has received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY the independence of EY. The Audit Committee has discussed with EY any relationships with or services to Peoples or Peoples’ subsidiaries that may impact EY’s independence and objectivity, including the non-audit services rendered by EY, and the Audit Committee has satisfied itself as to EY’s independence.

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As previously disclosed within “ITEM 9A. CONTROLS AND PROCEDURES” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December, 31, 2021, management of Peoples evaluated the effectiveness of Peoples’ internal control over financial reporting and concluded that Peoples’ internal control over financial reporting was not effective as of December 31, 2021, due to the material weakness in internal control over financial reporting noted below. Control deficiencies were identified by management of Peoples related to the accounting for loans acquired in the merger with Premier, specifically the designation of those loans as either purchase credit deteriorated ("PCD") or non-PCD, the designation of PCD loans as either pooled or individually assessed, and the calculation of specific credit reserves on individually assessed loans. It was determined that the control deficiencies aggregated to a material weakness in internal control over financial reporting.
The Audit Committee met with EY and management of Peoples to discuss the material weakness and management’s efforts to remediate the material weakness. In EY’s “Report of Independent Registered Public Accounting Firm” included within “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December, 31, 2021, EY reported that in EY’s opinion, Peoples did not maintain effective internal control over financial reporting, and EY’s opinion regarding the effectiveness of Peoples’ internal control over financial reporting did not affect EY’s opinion on the consolidated financial statements as of and for the fiscal year ended December 31, 2021, which opinion was unqualified.
The Audit Committee is monitoring management’s activities to remediate the material weakness. Management of Peoples is implementing new procedures designed as part of the remediation efforts, which include enhancing documentation of the criteria used to support designations relating to PCD accounting, and engaging third-party advisors to assess the reasonableness of credit reserves assigned to individually assessed loans. Management of Peoples has advised the Audit Committee that management believes these procedures will remediate the material weakness, but the material weakness will not be considered remediated until the controls related to these procedures operate for a sufficient period to allow for testing to determine operating effectiveness of the controls. The Audit Committee will continue to receive updates on Peoples’ remediation efforts and is committed to ensuring management’s implementation of measures designed to remediate the internal control deficiencies that were determined to be a material weakness.
Based on the Audit Committee’s reviews and discussions with management and EY, and the Audit Committee’s review of the report of EY to the Audit Committee, the Audit Committee recommended to the full Board that Peoples’ audited consolidated financial statements be included in Peoples’ Annual Report on Form 10‑K for the fiscal year ended December 31, 2021 for filing with the SEC.
Submitted by the Audit Committee of the Board:
David F. Dierker (Chair), S. Craig Beam, George W. Broughton, James S. Huggins, Frances A. Skinner and Michael N. Vittorio
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On February 23, 2022, the Audit Committee appointed EY as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2022. EY has served as Peoples’ independent auditors/independent registered public accounting firm since 1995.
Fees
Fees for services rendered by EY for each of the 2021 fiscal year and the 2020 fiscal year were:

	2021	2020
Audit Fees (1)	$1,306,922	$1,112,500
Audit-Related Fees (2)	$50,000	$50,000
Tax Fees (3)	$60,446	$61,404
All Other Fees (4)	$305,576	$146,781
Total	$1,722,944	$1,370,685
(1)Audit Fees pertain to professional services rendered in connection with the integrated audit of Peoples’ annual consolidated financial statements and internal control over financial reporting, reviews of the consolidated financial statements included in

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Peoples’ Quarterly Reports on Form 10-Q, and fees associated with the issuance of consents in connection with the Registration Statement on form S-4, as amended by a Registration Statement on Form S-4/A, filed by Peoples to register the common shares issued in connection with the Premier merger.
(2)Audit-Related Fees pertain to professional services rendered in connection with review of Peoples’ compliance with Housing and Urban Development (“HUD”) procedures as well as due diligence with regard to a potential merger.
(3)Tax Fees pertain to services rendered for tax planning and advice, tax compliance and assistance with tax audits and appeals.
(4)All Other Fees pertain to federal and state income tax preparation services for trust accounts with Peoples Bank. Peoples Bank offsets these expense by charging each trust account with a tax preparation fee.
EY did not render any other services to Peoples or any of our subsidiaries during the 2021 fiscal year or the 2020 fiscal year. All of the services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee.
Pre-Approval Policy
The Audit Committee has adopted, and the full Board has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or be subject to the requirement that the specific pre-approval of the Audit Committee be obtained (“specific pre-approval”). Appendices to the Pre-Approval Policy describe the Audit, Audit-Related, Tax and All Other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee states otherwise. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add to or from the list of general pre-approved services from time to time, based on subsequent reviews and determinations.
The Pre-Approval Policy does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee may, however, delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at the Audit Committee’s next scheduled meeting. The Audit Committee has delegated both types of pre-approval authority to the Chair of the Audit Committee.
All requests or applications for services to be provided by the independent registered public accounting firm are to be submitted to the Chief Financial Officer of Peoples, and must include a detailed description of the services to be rendered. The Chief Financial Officer and the independent registered public accounting firm must determine jointly whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on auditor independence and is an appropriate service. If so, the Chief Financial Officer will request specific pre-approval from the Audit Committee (or its designee) as appropriate. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.
The Audit Committee has designated the Director of Risk Management of Peoples to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy. The Director of Risk Management reports to the Audit Committee on a periodic basis as to the results of such monitoring. Both the Director of Risk Management and the management of Peoples are to immediately report to the Chair of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the Director of Risk Management or any member of Peoples’ management.
PROPOSAL NUMBER 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed EY to serve as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2022, and recommends that Peoples’ shareholders vote for the ratification of that appointment. EY audited Peoples’ consolidated financial statements as of and for the fiscal year ended December 31, 2021, and the effectiveness of Peoples’ internal control over financial reporting as of December 31, 2021.

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Representatives of EY are expected to be present at the virtual Annual Meeting and will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The appointment of Peoples’ independent registered public accounting firm is made annually by the Audit Committee. Peoples has determined to submit the appointment of the independent registered public accounting firm to the shareholders for ratification because of such firm’s role in reviewing the quality and integrity of Peoples’ consolidated financial statements and internal control over financial reporting. Before appointing EY, the Audit Committee carefully considered that firm’s qualifications as Peoples’ independent registered public accounting firm and the audit scope. The Audit Committee evaluates EY's qualifications, performance and independence in accordance with regulatory requirements and guidelines. As part of this evaluation, factors considered by the Audit Committee include EY's capabilities and expertise; the recent performance of EY on Peoples' audit; the assessment by Peoples' management of EY's performance; external data on audit quality, including results of recent PCAOB reports on EY and its peers; EY's independence; the terms of the audit engagement; and the quality and candor of EY's communications to the Audit Committee.
Recommendation and Vote

THE AUDIT COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMEND THAT PEOPLES’ SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EY.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of EY as Peoples’ independent registered public accounting firm for the fiscal year ending December 31, 2022. The effect of an abstention is the same as a vote “AGAINST.” Even if the appointment of EY is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of EY and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of EY is not ratified, the Audit Committee will reconsider (but may decide to maintain) the appointment.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has implemented rules regarding the delivery of proxy materials to households. This method of delivery, often referred to as “householding,” would permit Peoples to send: (a) a single annual report to shareholders and/or a single Proxy Statement or (b) a single notice of internet availability of proxy materials, as applicable, to any household at which two or more different registered shareholders reside if Peoples reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the registered shareholder(s) would be required to consent to the householding process in accordance with applicable SEC rules, and would be able at any time to request that Peoples promptly deliver to such shareholder(s) a separate copy of the proxy materials subject to householding. The householding procedure is intended to reduce the volume of duplicate information shareholders receive and would reduce Peoples’ expenses. Peoples does not currently practice householding, but may institute householding in the future and will notify registered shareholders affected by householding at that time. Registered shareholders sharing an address may request delivery of a single copy of Peoples’ annual reports to shareholders, Proxy Statements and/or notices of internet availability of proxy materials, as applicable, by contacting the Corporate Secretary of Peoples at Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750-0738, Attention: Corporate Secretary.
Many brokers, financial institutions and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Peoples, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or Peoples’ 2021 Annual Report or the notice of internet availability of proxy materials provided by the holder of record or wish to revoke your decision to household and thereby receive multiple copies of Peoples’ proxy materials (including annual reports to shareholders) or notice of internet availability of proxy materials, as applicable. You should also contact the holder of record if you wish to institute householding.

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OTHER MATTERS
As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the Peoples’ shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders is properly presented at the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.
It is important that your common shares be represented. Whether or not you plan to participate in the virtual Annual Meeting, please submit your proxy by telephone, by mail or over the Internet as described in this Proxy Statement.

By Order of the Board,

Charles W. Sulerzyski
President and Chief Executive Officer

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Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE OVER THE INTERNET OR BY TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote "FOR" All of the Director Nominees Listed in Item No. 1, and "FOR" the Proposals in Item No. 2 and Item No. 3.

1. Election of twelve directors, each to serve for a one-year term to expire at the 2023 Annual Meeting of Shareholders

01 Tara M. Abraham
02 S. Craig Beam
03 George W. Broughton
04 David F. Dierker
05 James S. Huggins
06 Brooke W. James
07 Susan D. Rector
08 Kevin R. Reeves
09 Douglas V. Reynolds
10 Frances A. Skinner
11 Charles W. Sulerzyski
12 Michael N. Vittorio

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

Please fold here – Do not separate

(Instruction: To withhold authority to vote for any individual nominee(s), mark "Vote FOR all nominees (except as marked)" and write the number(s) of the nominee(s) in the box provided to the right.)

THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED (EXCEPT IN THE CASE OF COMMON SHARES HELD UNDER PEOPLES' RETIREMENT SAVINGS PLAN AND BROKER NON-VOTES, WHERE APPLICABLE) FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED IN ITEM NO. 1, FOR THE PROPOSAL IN ITEM NO. 2 AND FOR THE PROPOSAL IN ITEM NO. 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE COMMON SHARES REPRESENTED BY THIS PROXY CARD, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE BOARD OF DIRECTORS OF PEOPLES MAY RECOMMEND.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on this Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy Card.

PEOPLES BANCORP INC.

ANNUAL MEETING OF SHAREHOLDERS

To register for the virtual Annual Meeting of Shareholders along with voting your common shares, please follow the instructions below:

- Visit www.proxydocs.com/pebo on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure your browser is compatible.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this Proxy Card.
- After registering, you will receive a confirmation e-mail and an e-mail approximately 1 hour prior to the start of the virtual Annual Meeting of Shareholders to the e-mail address you provided during registration with a unique link to the virtual Annual Meeting of Shareholders.

Peoples BANCORP.

Peoples Bancorp Inc.
P.O. Box 738
Marietta, OH 45750

proxy

The common shares of Peoples Bancorp Inc. ("Peoples") as to which you have voting authority, including those held on your behalf in a trust account, under Peoples' Dividend Reinvestment and Stock Purchase Plan, or under Peoples' Retirement Savings Plan, will be voted as you direct on the reverse side of this Proxy Card.

If no direction is given, the common shares of Peoples represented by this Proxy Card will be voted, except in the case of common shares held under Peoples' Retirement Savings Plan and broker non-votes, where applicable, "FOR" the election of all of the director nominees listed in Item No. 1, "FOR" the proposal in Item No. 2 and "FOR" the proposal in Item No. 3.

Notice to Participants in Peoples' Retirement Savings Plan: If you participate in Peoples' Retirement Savings Plan, by completing and signing this Proxy Card or providing voting instructions over the Internet, or by telephone, you will be deemed to have instructed the trustee of the Retirement Savings Plan how to vote common shares that have been allocated to your account. If you do not provide voting instructions by 11:59 p.m., Eastern Daylight Saving Time, on April 24, 2022, the trustee will not vote the common shares allocated to your account.

By signing this Proxy Card, you revoke all prior proxies to vote the common shares of Peoples you are entitled to vote at the Annual Meeting of Shareholders and appoint Susan D. Rector and Charles W. Sulerzyski, and each of them, with full power of substitution, as your proxies to attend the Annual Meeting of Shareholders and vote your common shares of Peoples on the matters shown on the reverse side and in their discretion, to the extent permitted by applicable law, on any other matters (none known at the time of solicitation of this proxy) which may properly come before the Annual Meeting of Shareholders.

Peoples Bancorp® is a federally registered service mark of Peoples Bancorp Inc.
The **three arched ribbons** logo is a federally registered service mark of Peoples Bank.

Vote over the Internet, by Telephone or by Mail
24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your common shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
www.proxydocs.com/pebo
Use the Internet to provide voting instructions.

TELEPHONE
1-866-883-3382
Use a touch-tone telephone to provide voting instructions.

MAIL
If you received a printed copy of the proxy materials, mark, sign and date your Proxy Card and return it in the postage-paid envelope provided in time to be received by April 27, 2022.

For common shares held under Peoples' Retirement Savings Plan, you must vote your shares no later than April 24, 2022.

If you provide voting instructions over the Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Peoples Bancorp® is a federally registered service mark of Peoples Bancorp Inc.
The **three arched ribbons** logo is a federally registered service mark of Peoples Bank.

peoplesbancorp.com